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                                                                  Exhibit 10.350

                             REISTERSTOWN ROAD PLAZA

                             CONTRIBUTION AGREEMENT

       THIS CONTRIBUTION AGREEMENT (this "AGREEMENT"), dated as of July_______, 2004, is made by and between REISTERSTOWN PLAZA HOLDINGS, LLC, a Maryland limited liability company ("HOLDING COMPANY") and INLAND REISTERSTOWN HC, L.L.C., a Delaware limited liability company ("INLAND AFFILIATE").

                                    RECITALS

       A. Holding Company owns all of the equity interest in Reisterstown Plaza Associates, LLC, a Maryland limited liability company ("RPA") and all of the equity interest in RRP Hecht, LLC, a Maryland limited liability company ("RRP HECHT", RPA and RRP Hecht are sometimes herein individually or collectively called "SUBSIDIARY"). Subsidiary is the owner of the following (collectively, the "PROPERTY"): (a) Reisterstown Road Plaza, a retail/office complex containing approximately 800,000 square feet of gross leasable area on approximately 52.6 acres of land located at the intersection of Reisterstown Road and Patterson Avenue, City of Baltimore, State of Maryland, (b) all of the right, title and interest in and to the "landlord's interest" in and to all Leases (as defined in Section 4.9.2 below); (c) all improvements located upon the Property (excluding improvements owned by tenants or providers of utilities); (d) all personal property, if any, used in connection with the operation of the Property (excluding personal property owned by tenants or providers of utilities); (e) all shrubs, trees, plants and other landscaping located upon the Property; (f) all easements, rights of way, and other rights appurtenant to the Property; and
(g) all of the right, title and interest, if any, in and to the name "Reisterstown Road Plaza" and "The Plaza". A legal description of the parcels of land that are included in the Property (the "LAND") are set forth on EXHIBIT "A" hereto. The Property serves as collateral for the loan described on EXHIBIT "B" (the "EXISTING LOAN").

       B. RRP Investors, LLC, a Maryland limited liability company ("CORDISH AFFILIATE") owns a fifty percent (50%) equity interest in Holding Company and CR Reisterstown Plaza, LLC, a Maryland limited liability company ("CR AFFILIATE")owns a fifty percent (50%) equity interest in Holding Company.

       C. Inland Affiliate is wholly owned by Inland Western Retail Real Estate Trust, Inc., a Maryland corporation ("INLAND"). On the CLOSING DATE (as that term is defined in Section 1.7), simultaneously with the Closing, Inland Affiliate, Cordish Affiliate and CR Affiliate shall enter into a certain Amended and Restated Limited Liability Company Agreement attached hereto as EXHIBIT "C" (the "OPERATING AGREEMENT") concerning Holding Company. Pursuant to and subject to the terms and conditions of this Agreement, Inland Affiliate will pay and make the CAPITAL CONTRIBUTION (as that term is defined in Section 1.1 hereof) and pay the AGGREGATE EARNOUT AMOUNT (as that term is defined in Section 1.4 hereof) in exchange for which Inland Affiliate will

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become a MEMBER (as defined in the Operating Agreement) in Holding Company and will receive the Percentage Interest in Holding Company specified in SCHEDULE A of the Operating Agreement.

       NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants, and agreements herein contained, and for Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Holding Company and Inland Affiliate agree as follows:

                                    ARTICLE I
                        CAPITAL CONTRIBUTION AND EARNOUT

       1.1. CAPITAL CONTRIBUTION. In consideration for its admission to Holding Company, Inland Affiliate: (a) shall pay the sum of EIGHTY-EIGHT MILLION FOUR HUNDRED FIFTY-THREE THOUSAND THREE HUNDRED TWENTY-SIX AND 00/100 DOLLARS ($88,453,326.00), as increased or decreased by the adjustments provided for in
Section 1.2 hereof (the "CAPITAL CONTRIBUTION") in accordance with the provisions of this Section 1.1 and Section 1.5 hereof; and (b) shall deposit and pay the AGGREGATE EARNOUT AMOUNT (as that term is defined in Section 1.4 hereof) in accordance with the provisions of Section 1.4 hereof. The Capital Contribution shall be paid as follows:

              1.1.1. EARNEST MONEY DEPOSIT: PAYMENT AT CLOSING. Upon execution of this Agreement, Inland Affiliate shall: (a) by wire transfer of immediately available funds, deposit with Chicago Title Insurance Company, a New York corporation ("Escrowee"), attention Nancy Castro, the sum of One Million and 00/100 Dollars ($1,000,000.00) (the "EARNEST MONEY"); and (b) deliver a promissory note (the "EARNEST MONEY NOTE") to Escrowee, made by Inland to the order of Holding Company in the amount of Nineteen Million and 00/100 Dollars ($19,000,000.00). The Earnest Money Note shall be in the form attached hereto as EXHIBIT "1.1.1." The Earnest Money and the Earnest Money Note shall be held in escrow by Escrowee for the mutual benefit of the parties hereto. The disposition of the Earnest Money and the Earnest Money Note shall be governed by the terms of this Section 1.1.1 from and after the date hereof. The Earnest Money shall be held by Escrowee in an interest bearing account (any interest earned thereon shall be paid to Inland Affiliate). At CLOSING (as that term is defined in
Section 1.7): (i) the Earnest Money and the Earnest Money Note, shall be disbursed by Escrowee in accordance with Section 1.5 hereof; and (ii) any interest earned on the Earnest Money shall be paid by Escrowee to Inland Affiliate. Escrowee shall be reimbursed equally by the parties hereto for all of its out-of-pocket expenses. If Closing does not occur, the Earnest Money Deposit shall be paid over in accordance with the balance of this Section 1.1.1., all interest thereon shall be paid to Inland Affiliate and the Earnest Money Note shall be delivered in accordance with the balance of this Section 1.1.1. At Closing, immediately after the closing of all of the transactions contemplated by this Agreement, Escrowee shall deliver the Earnest Money Note to Inland Affiliate, which will have the right to cancel same. The terms of the Earnest Money Note shall govern the Earnest Money Note.

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                     1.1.1.1. INLAND AFFILIATE'S DEFAULT; LIQUIDATED DAMAGES.
Holding Company and Inland Affiliate each acknowledge that it would be difficult to ascertain the actual damages which would be suffered by Holding Company if Inland Affiliate defaults in consummating the transactions contemplated by this Agreement. Accordingly, if all conditions to Inland Affiliate's obligation to consummate the transactions contemplated by this Agreement as set forth in
Section 6.2 of this Agreement have been satisfied or waived, but Inland Affiliate fails, refuses or is unable to consummate the transactions contemplated by this Agreement, then Holding Company's exclusive remedy shall be to give Escrowee and Inland Affiliate written notice of Inland Affiliate's default, receive and retain the release of the Escrow Money and the Escrow Money Note and collect and retain all amounts due under the Earnest Money Note. Unless Inland Affiliate gives notice to Holding Company and Escrowee disputing such request for payment and disbursement, which notice is received by Escrowee within ten (10) BUSINESS DAYS (as that term is defined in Section 8.21 hereof) following receipt by Escrowee of Holding Company's request for such payment and distribution, such payment and distribution shall be made on the fifteenth
(15th) Business Day following the date that Escrowee received such request. Upon payment of the Earnest Money to Holding Company, the distribution of the Earnest Money Note to Holding Company and the full payment by Inland to Holding Company of the full amount of the Earnest Money Note, no party to this Agreement shall have any further liability to any other party, and this Agreement shall be and become null and void and of no further force and effect, either at law or in equity.

                     1.1.1.2. HOLDING COMPANY'S DEFAULT. If all conditions to Holding Company's obligations to consummate the transactions contemplated by this Agreement as set forth in Section 6.1 have been satisfied or waived, but Holding Company fails, refuses or is unable to consummate the transactions contemplated by this Agreement, then Inland Affiliate shall have the right to either: (i) give Escrowee and Holding Company written notice of Holding Company's default, in which event fifteen (15) Business Days after Escrowee receives such notice Escrowee shall pay the Earnest Money to Inland Affiliate and deliver the Earnest Money Note to Inland Affiliate (unless Holding Company gives notice to Inland Affiliate and Escrowee disputing such request for payment, which notice is received by Escrowee within ten (10) Business Days following receipt by Escrowee of Inland Affiliate's request for a distribution) and no party to this Agreement shall have any further liability to any other party and this Agreement shall be and become null and void and of no further force and effect, either at law or in equity, or (ii) seek specific performance of the obligations of Holding Company hereunder, together with an action for the costs and expenses of such specific performance action, (including reasonable attorney's fees).

                     1.1.1.3. RIGHTS OF ESCROWEE. In the event of any dispute as to who is entitled to receive the Earnest Money and the Earnest Money Note, Escrowee shall have the right to retain the Earnest Money and the Earnest Money Note and disburse them in accordance with the final order of a court of competent jurisdiction, or to deposit the Earnest Money and the Earnest Money Note with the Court, pending a final decision of the controversy. The provisions of this Agreement concerning jury trial waiver, applicable law, attorney fees and venue shall apply to such litigation. The parties hereto further agree that the Escrowee shall not be liable for failure of the depository. The provisions of

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Section 8.7 hereof shall not apply to a dispute as to who is entitled to receive the Earnest Money and the Earnest Money Note.

                     1.1.1.4. Disputes concerning who is entitled to receive the Earnest Money and the Earnest Money Note shall not be subject to arbitration.

              1.1.2. CAPITAL CONTRIBUTION AT CLOSING. On the CLOSING DATE (as that term is defined in Section 1.7), Inland Affiliate shall deposit the balance of the Capital Contribution (less the Earnest Money) with Escrowee pursuant to Sections 1.3 and 1.5 hereof.

              1.1.3. Notwithstanding any provision or inference herein to the contrary, each party hereto hereby acknowledges and agrees that Inland Affiliate intends to fund a portion of the Capital Contribution by causing the Subsidiary, simultaneously with the CLOSING (as defined below), to borrow funds from an unrelated third party lender. The proceeds of any such loan shall be deemed to constitute a portion of the "CAPITAL CONTRIBUTION" for all purposes of this Agreement and the proceeds of any such loan shall be aggregated with the proceeds of the Capital Contribution directly paid by Inland Affiliate for all purposes of this Agreement (including, but not limited to, the provisions of Section 1.5 hereof and EXHIBIT "1.5" attached hereto). Such borrowing, however, shall not be a condition to the Closing.

       1.2. ADJUSTMENTS TO CAPITAL CONTRIBUTION. The following items shall be prorated and adjusted between Holding Company and Inland Affiliate as of the Closing Date and shall constitute either additions to or reductions of the Capital Contribution:

              1.2.1. RESERVED

              1.2.2. REAL PROPERTY TAXES.

                     1.2.2.1. Real estate property taxes and assessments due and payable prior to the Closing Date have been paid in full. As a result of such payment, a portion of the real estate property taxes and assessments accrued, assessed, and billed against the Property for the fiscal year July 1, 2004 through June 30, 2005 have been paid in advance by Subsidiary (the "TAXES PAID IN ADVANCE"). At the Closing, the Capital Contribution shall be increased by an amount calculated as follows: (i) divide the Taxes Paid in Advance by 365, and
(ii) multiply the quotient obtained thereby by the number of days from and including the Closing Date through June 30, 2005 (the "POST CONTRIBUTION TAX PERIOD"), and (iii) from the product obtained thereby, subtract all payments made to Subsidiary by tenants under Leases (and any other party) attributable to the Post Contribution Tax Period. After the Closing Date, if Subsidiary or Holding Company receives payments from tenants under Leases (or any other party) attributable to pre-Closing Date real estate tax contributions, such amounts shall be remitted to Holding Company. The Holding Company shall immediately deposit fifty percent (50%) of such amounts in the "OPERATIONS RESERVE" (as that term is defined in Section

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6.4 of the Operating Agreement) and the balance of such amounts in the "CAPITAL
RESERVE" (as that term is defined in Section 6.4 of the Operating Agreement).

                     1.2.2.2. If any general or special assessments (as contrasted to ad valorem taxes) are payable in installments, Inland Affiliate shall cause Subsidiary to continue to pay all such future installments and Holding Company's only obligation shall be as to installments due prior to the Closing Date with no obligation to prepay such gross amount and without any reduction in the Capital Contribution.

              1.2.3. RENT. Rent, percentage rent and reimbursements for common area maintenance charges, insurance premiums and other lease charges (other than real estate taxes and assessments, which shall be accounted for and prorated as provided in Section 1.2.2)(collectively, "RENTS") shall be accounted for and prorated as follows: except as otherwise provided in this Agreement, Inland Affiliate shall be entitled to all Rents accruing from (including) the Closing Date, regardless of when paid or collected, and all such items, if any, accruing prior to the Closing Date shall be deposited on a fifty/fifty basis in the Operations Reserve and the Capital Reserve, regardless of when paid or collected. Thus if the Closing Date is September 15, 2004, one-half of the minimum rent collected for the month of September, 2004 will be credited to Inland Affiliate and the balance shall be deposited on a fifty/fifty base in the Operations Reserve and the Capital Reserve. The parties further agree that percentage rent for each tenant shall be prorated post closing based upon the pre-and post Closing allocations described above. There shall be no credit with respect to any unpaid accrued Rents owing from tenants of the Property as of the Closing Date. Holding Company shall not retain in the Operations Reserve any security deposits or prepaid rent to offset any unpaid accrued rent or other unpaid amounts. With respect to any such unpaid amounts (including, but not limited to a reimbursement owed to Subsidiary by the State of Maryland, Baltimore City Community College for excess tenant improvements) (x) Subsidiary, acting exclusively by and through Cordish Affiliate and CR Affiliate shall retain the right to sue the applicable tenant for collection of any such unpaid amounts (provided the costs of suit are funded exclusively from the Operations Reserve and the Capital Reserve) and, to the extent the applicable lease permits, collection costs and interest (and, in such regard, Inland Affiliate agrees to cooperate reasonably with any efforts to collect the aforesaid unpaid amounts; provided, however, Cordish Affiliate and Inland Affiliate shall not be entitled to sue for possession or terminate any Lease), and provided further that Inland Affiliate shall be reimbursed for any reasonable cost or expense incurred by Inland Affiliate in connection with such cooperation, and Subsidiary, acting exclusively by and through Cordish Affiliate and CR Affiliate, shall have the right and power to prosecute and settle such suits, and (y) if any such unpaid amounts are collected, such amounts shall be promptly deposited on a fifty/fifty basis in the Operations Reserve and the Capital Reserve (and in such regard, if any amount is received from a tenant as to which such tenant specifically informs its landlord in writing to which lease obligation such payment is to be applied, such payment shall be so applied; if such tenant does not so inform Subsidiary as to how a particular payment is to be applied, such payment shall be applied first, on account of amounts owed subsequent to the Closing Date; second, on account of past due amounts owed prior to the Closing Date. Any balance remaining in any tenant's common area maintenance escrow account shall be part of the reconciliation and adjustments between the parties as of the Closing Date. Holding Company

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and Subsidiary shall promptly deliver to Inland Affiliate all Rents received from tenants under Leases, which are attributable to ownership periods beginning on (and including) and after the Closing Date, except to the extent already included as a credit.

              1.2.4. UTILITIES. Except insofar as the same constitute expenses pro ratable elsewhere under this Section 1.2, utility charges and deposits, fuels and all other items of expense customarily prorated on the transfer of properties similar to the Property shall be prorated on an accrual basis as of the Closing Date on the basis of the most recent ascertainable bills or on other reliable information with respect to each item of expense.

              1.2.5. OTHER. All other income and expenses of the Property.

              1.2.6. CLOSING COSTS. Inland Affiliate shall pay for fifty percent (50%) of the Title Company Closing Costs and one hundred percent (100%) of the title insurance costs and charges associated with the closing of a loan by Subsidiary secured by a lien on the Property and all other due diligence costs and expenses of Inland Affiliate. The Capital Contribution shall be reduced by and amount equal to fifty percent (50%) of the Title Company Closing Costs. The term "TITLE INSURANCE CLOSING COSTS" means the cost of title search, title insurance, and ancillary charges of Escrowee in connection with its issuance to Subsidiary of an owner's title insurance policy for the Property at the Closing and the cost of surveys of the Property prepared in connection with the Closing.

              1.2.7. For purposes of calculating pro rations and adjustments, Inland Affiliate shall be deemed to be in title to the Property, and therefore entitled to income therefrom and responsible for the expenses thereof, for the entire day on which the Closing Date occurs. Except as otherwise described, all pro rations and adjustments shall be final, except that, in the event of any computational mistake or error is discovered on or before the first anniversary of the Closing Date, the parties shall make an appropriate adjustment(s) in cash between them to correct such mistake or error promptly after the discovery thereof.

              1.2.8. The obligations set forth in Subsection 1.2.3 shall survive the Closing for three (3) years following the Closing Date and the balance of the obligations set forth in this Section 1.2 shall survive the closing hereunder for one (1) year following the Closing Date.

       1.3.   ESCROW AMOUNT AND LIQUIDITY AMOUNT.

              1.3.1. (a) On the Closing Date, Subsidiary (acting by and through Holding Company), Cordish Affiliate and Escrowee shall each execute and deliver to each other that certain Escrow Agreement (the "ESCROW AGREEMENT") that is in the form attached hereto as EXHIBIT "1.3 (a)". At the Closing, the Holding Company, subject to the approval of Inland Affiliate, which approval shall not be unreasonably withhold, shall complete the blanks in the Escrow Agreement in accordance with the provisions of this Section 1.3.

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                     (b) On the Closing Date, Subsidiary (acting by and through
Holding Company), Cordish Affiliate and Escrowee shall each execute and deliver to each other that certain Liquidity Amount Escrow Agreement (the "LIQUIDITY AMOUNT ESCROW AGREEMENT") that is in the form attached hereto as EXHIBIT "1.3
(b)". At the Closing, the Holding Company, subject to the approval of Inland Affiliate, which approval shall not be unreasonably withhold, shall complete the blanks in the Liquidity Amount Escrow Agreement in accordance with the provisions of this Section 1.3.

              1.3.2. On the Closing Date Inland Affiliate shall, by wire transfer of immediately available funds to the account designated by Escrowee, deposit with Escrowee a portion of the Capital Contribution equal to the ESCROW AMOUNT (as that term is defined in Section 1.3.3 (a) hereof) and a portion of the Capital Contribution equal to the LIQUIDITY AMOUNT (as that term is defined in Section 1.3.3 (b) hereof.) Escrowee shall invest, hold and disburse the Escrow Amount in accordance with the terms of the Escrow Agreement and shall invest, hold and disburse the Liquidity Amount in accordance with the terms of the Liquidity Amount Escrow Agreement.

              1.3.3 (a) The term "ESCROW AMOUNT" means an amount equal to the sum of: (i) all unpaid tenant improvement allowances due under any Lease signed as of the Closing Date (exclusive of any Lease for the Earnout Space) which shall be described on EXHIBIT "A" of the Escrow Agreement; and (ii) all unpaid broker commissions or consultant fees due by reason of any Lease signed as of the Closing Date (exclusive of any Lease for the Earnout Space), which shall be described on EXHIBIT "A" of the Escrow Agreement; and (iii) a sum equal to six
(6) months of rent and reimbursable expenses under any Lease signed as of the Closing Date (exclusive of any Lease for the Earnout Space) for which the TENANT CONDITIONS are not then fulfilled, which shall be described on EXHIBIT "A" of the Escrow Agreement; and (iv) a sum equal to the amount of rent that would have been payable by a tenant after the Closing Date under a Lease for which the Tenant Conditions have been fulfilled had an applicable "free rent period" contained therein not apply, which shall be listed on EXHIBIT "A" of the Escrow Agreement; and (v) for all tenant spaces vacant and not subject to a Lease as of the Closing Date, an amount equal the sum of: (A) $2.59 per square foot of Project Vacant Space as and for leasing commissions, which shall be described on EXHIBIT "A" of the Escrow Agreement; (B) $26.13 per square foot of Project Vacant Space as and for tenant improvement allowances, which amount shall be described on EXHIBIT "A" of the Escrow Agreement; (C) the rental rate provided on the Rent Roll for each tenant space that is a part of Project Vacant Space as of the Closing Date for 24-months, which amount shall be described on EXHIBIT "A" of the Escrow Agreement; and (D) an amount equal to 24-months of reimbursable expenses, which shall be described on EXHIBIT "A" of the Escrow Agreement. Attached hereto as EXHIBIT "1.3.3" is an example of what EXHIBIT "A" of the Escrow Agreement would consist of and contain in the event that the Closing Date was the date hereof.

                     (b) The term "LIQUIDITY AMOUNT" means an amount equal to ten percent (10%) of the Capital Contribution made by Inland Affiliate on the Closing Date.

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              1.3.4. The term "PROJECT VACANT SPACE" means any gross leasable area of the Property (exclusive of the Earnout Space), that, as of the Closing Date, has not satisfied the Tenant Conditions. The term "TENANT CONDITIONS" shall have the meaning ascribed to it in the Escrow Agreement.

       1.4.  AGGREGATE EARNOUT AMOUNT.

              1.4.1. Pursuant to the provisions of this Section 1.4, Inland Affiliate may be obligated to make an additional Capital Contribution to Holding Company, which shall then deposit such sum fifty percent (50%) to the Operations Reserve and deposit the balance to the Capital Reserve, in the aggregate, up to ELEVEN MILLION FIVE HUNDRED FORTY-SIX THOUSAND SIX HUNDRED SEVENTY-FOUR AND 00/100 DOLLARS ($11,546,674.00) (the "AGGREGATE EARNOUT AMOUNT"). From time to time during the twenty-four (24) month period (i.e. two full years) commencing on the Closing Date Inland Affiliate shall be obligated to deposit and pay each EARNOUT SPACE AMOUNT (I.E., the portion of the Aggregate Earnout Amount allocable to an Earnout Space) to Holding Company at an "EARNOUT CLOSING" (on a Earnout Tenant by Earnout Tenant basis); PROVIDED: (a) PROJECT COMPLETION OF THE EARNOUT SPACE (as that term is defined in Section 1.4.6 hereof) shall have been achieved for such Earnout Space; and (b) the Tenant Conditions shall have been satisfied with regard to the Earnout Tenant for such Earnout Space (collectively, the "EARNOUT CONDITIONS"). If the Earnout Conditions for a particular Earnout Space have not been satisfied prior to the expiration of such twenty-four (24) month period, Inland Affiliate shall not be obligated to distribute and pay the Earnout Space Amount for such Earnout Space and Cordish Affiliate and CR Affiliate shall be deemed to have waived their right to the Earnout Space Amount for such Earnout Space. Notwithstanding the provisions of this Section 1.4.1, in the event that on the expiration of such twenty-four (24) month period, a Lease has been executed for an Earnout Space and the tenant under such Lease is in occupancy of the Earnout Space and constructing improvements therein, but that the Project Completion of the Earnout Space for such Earnout Space has not been achieved and the Earnout Conditions have not been satisfied, such twenty-four (24) month period shall be automatically extended to twenty-seven (27) months.

              1.4.2. Prior to the date hereof, Subsidiary has entered into the Leases (each an "EARNOUT LEASE") with tenants (each an "EARNOUT TENANT") for space at the Property for which the Tenant Conditions have not been satisfied. EXHIBIT "1.4" hereof lists each Earnout Lease, the Earnout Tenant under such Earnout Lease, the space in the Property leased by such Earnout Tenant (each an "EARNOUT SPACE") and the Earnout Space Amount allocated to such Earnout Space. However, in the event that the Earnout Conditions for an Earnout Space has not been satisfied by the first day of the seventeenth full calendar month following the Closing Date, but such Earnout conditions are satisfied prior to the expiration of the twenty-four (24) month period referred to above, as same may be extended as provided above, the Earnout Space Amount allocated to such space shall be adjusted pursuant to the formula attached hereto as EXHIBIT "1.4.2".

              1.4.3. Each Earnout Closing shall occur upon satisfaction of the Earnout Conditions for an Earnout Space upon ten (10) business Days prior written notice by Cordish Affiliate to Inland

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Affiliate. The Earnout Closing shall occur on a date, time and place set forth in such notice to Inland Affiliate by Cordish Affiliate. At the Earnout Closing, Inland Affiliate shall deposit fifty percent (50%) of the Earnout Space Amount allocated to such Earnout Space to the Operations Reserve and deposit fifty percent (50%) of the remaining balance of the Earnout Space Amount allocable to such Earnout Space to the Capital Reserve.

              1.4.4. The EARNOUT SPACE COSTS (as that term is hereinafter defined) shall be paid fifty (50%) from the Operations Reserve and fifty percent (50%) from the Capital Reserve. On or before Closing, all construction contracts with respect to the Earnout Space (which construction contracts are attached hereto as EXHIBIT "1.4.4") in existence prior to Closing shall be assigned by Subsidiary to Cordish Affiliate and assumed, performed and discharged thereafter by Cordish Affiliate, with the assistance of CR Affiliate, in accordance with the provisions of the LEASING AGREEMENT (as that term is defined in Section 3.4 hereof). In addition, notwithstanding anything to the contrary contained herein, Inland Affiliate shall pay each installment of tenant allowance due and owing to an Earnout Tenant (which amount shall reduce the Earnout Space Amount for such Earnout Tenant) within ten (10) Business Days of the date that Cordish Affiliate requests Inland Affiliate to pay such installment and provides Inland Affiliate with evidence that such Earnout Tenant has satisfied the conditions in its Lease for such payment. The term "EARNOUT SPACE COST" means the costs incurred by Cordish Affiliate and/or CR Affiliate in satisfying the Earnout Conditions for an Earnout Space, such as fulfillment of the initial construction obligations of Subsidiary under an Earnout Lease and tenant improvement costs, tenant allowance costs and leasing commissions incurred in connection with an Earnout Space. Cordish Affiliate shall provide Inland Affiliate with a certification by Cordish Affiliate of the Earnout Space Cost for each Earnout Space.

              1.4.5. With regard to each Earnout Space, prior to the contribution and payment of the Earnout Space Amount for such Earnout Space, Inland Affiliate shall: (a) cause Subsidiary to comply with all of the terms and provisions of the Earnout Lease for such Earnout Space; (b) promptly forward all notices it receives from the Earnout Tenant under such Earnout Lease to Cordish Affiliate and CR Affiliate; (c) fully cooperate, and cause Subsidiary to fully cooperate, with the efforts of Cordish Affiliate and CR Affiliate to satisfy the Earnout Conditions for such Earnout Space; and (d) not permit Subsidiary to enter into any amendments or any modifications of such Earnout Leases without first obtaining the consent of Cordish Affiliate, which consent Cordish Affiliate may withhold in its commercially reasonable discretion.

              1.4.6. "PROJECT COMPLETION OF THE EARNOUT SPACE" for each Earnout Tenant means the satisfaction of the following described requirements: (1) certificates of substantial completion (subject only to an attached punch list) as to Subsidiary's work (as delegated to Cordish Affiliate) for construction of the applicable Earnout Space shall have been issued and signed by an architect selected by Cordish Affiliate stating that: (A) the "landlord's work" under the applicable Earnout Lease has been substantially completed in accordance with the terms, conditions and provisions of the applicable Earnout Lease, and (B) all material applicable governmental rules, regulations and requirements have been satisfied in connection with the work performed by Cordish Affiliate in connection with the applicable Earnout Space; (2) the applicable Earnout Tenant shall not have filed

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for bankruptcy, insolvency, or reorganization protection pursuant to any statute either of the United States or any state after the date of Closing and prior to the date of the applicable Earnout Closing and such filing has not been dismissed or withdrawn or the Earnout Tenant has not been reorganized; (3) Cordish Affiliate shall have caused the survey to be later-dated to show the "as built" Property and related improvements (to the extent EXHIBIT "1.4" indicates that this is a requirement for such Earnout Tenant); (4) Cordish Affiliate shall have delivered to the Title Company lien waivers for work performed by or on behalf of Cordish Affiliate in connection with the applicable Earnout Space (or Cordish Affiliate has provided the Title Company with an indemnity acceptable to the Title Company in lieu of such lien waivers) (to the extent EXHIBIT "1.4" indicates that this is a requirement for such Earnout Tenant); and (5) the Title Company shall have performed a bring-to-date title search confirming that no new liens have attached to the Property between the Closing and the completion of the Earnout Space (to the extent EXHIBIT "1.4" indicates that this is a requirement for such Earnout Tenant.) Inland Affiliate shall cause the Title Company and the surveyor who prepared the survey referred to above to fully cooperate with the efforts of Cordish Affiliate to satisfy the provisions of this Subsection concerning title insurance and surveys.

              1.4.7. (a) If an Earnout Lease is terminated prior to the Earnout Closing for such Earnout Lease, or the Earnout Tenant for such Earnout Lease filed for bankruptcy, insolvency, or reorganization protection pursuant to any statute either of the United States or any state after the date of Closing, Cordish Affiliate shall have the right to replace such Earnout Lease during such twenty-four (24) month period with a lease or leases from a tenant or tenants reasonably acceptable to Inland Affiliate and such replacement lease or leases and tenant or tenants shall be deemed an "Earnout Lease or Leases and Earnout Tenant or Tenants for purposes of this Section 1.4.

                     (b) Notwithstanding anything to the contrary contained herein, certain of the Earnout Spaces are not presently subject to an Earnout Lease. Cordish Affiliate, with the cooperation of CR Affiliate, shall have the right, during the twenty-four months following the Closing Date, to attempt to lease such space and cause Project Completion of the Earnout Space for such spaces. When doing so, Cordish Affiliate shall comply with the provisions of the Leasing Agreement. The Earnout Amount for each such space shall be determined based on the formula attached hereto as EXHIBIT "1.4.7". Such exhibit contains a list of each vacant Earnout Space and the pro forma rental and the Aggregate Earnout Amount allocated to such Earnout Space. In the event the actual rental achieved for each such Earnout Space varies from the pro forma rental allocated to such space, the Aggregate Earnout Amount shall be proportionately adjusted. Thus if the actual rental exceeds the pro forma rental for an Earnout Space by 10%, the Aggregate Earnout Amount for such space shall be increased by 10%. Thus, notwithstanding the provisions of Section 1.4.1, the actual Aggregate Earnout Amount will fluctuate and may be higher or lower than the amount contained in Section 1.4.1 hereof.

              1.4.8. Inland Affiliate recognizes and acknowledges that Holding Company and Cordish Affiliate have agreed with CR Affiliate not to consent to the modification or amendment of any of the provisions of this Section 1.4 to the extent that such modification or amendment would likely adversely affect CR Affiliate without first obtaining the consent of the CR Affiliate to such modification or amendment.

              1.4.9. Notwithstanding anything to the contrary contained in this
Section 1.4, on the date that a tenant of an Earnout Space has commenced payment of rent and/or expenses prior to the satisfaction of the Earnout Conditions, Inland Affiliate shall thereafter, until the Earnout Conditions for such Earnout Space has been satisfied, within five (5) Business Days of receipt by of any such amount, deposit, fifty percent (50%) of such amount to the Operations Reserve and deposit fifty percent (50%) of such amount to the Operations Reserve.

              1.4.10. The provisions of this Section 1.4 shall survive Closing.

       1.5. METHOD OF CONTRIBUTION AND DISTRIBUTION. On the Closing Date, Inland Affiliate shall: (a) deposit the Capital Contribution (exclusive of the Escrow Amount, the Liquidity Amount and the Earnest Money, to the extent the Earnest Money is being held by Escrowee), adjusted pursuant to Section 1.2, with Escrowee by wire transfer of immediately available funds; (b) deposit the Escrow Amount with Escrowee by wire transfer of immediately available funds; and (c) deposit the Liquidity Amount with Escrowee by wire transfer of immediately available funds. Escrowee shall cause the Capital Contribution (including the Earnest Money, the Escrow Amount and the Liquidity Amount) to be distributed or retained in accordance with EXHIBIT "1.5".

       1.6.   POST CLOSING DATE ADJUSTMENTS AND RELEASE OF LETTERS OF CREDIT.

              1.6.1. On the Closing Date, Holding Company shall cause the Existing Loan to be paid in full or fully defeased, pursuant to EXHIBIT "1.5". All funds paid to Subsidiary on and after the Closing Date in connection with the Existing Loan, such as the release of any escrows for real estate taxes and insurance, capital improvements and leasing expenses shall be paid fifty percent (50%) to Cordish Affiliate and fifty percent (50%) to CR Affiliate. In addition, Holding Company, exclusively acting by and through Cordish Affiliate shall have the right to cause Subsidiary to close all bank accounts and checking accounts of Subsidiary and/or Holding Company that exist prior to the Closing Date and retain such amounts. By execution of this Agreement, Inland Affiliate and Holding Company agree and acknowledge and confirm that all such accounts have been and are irrevocably assigned to the exclusive control of Cordish Affiliate.

              1.6.2. Attached hereto as EXHIBIT "1.6.2" hereof contains a list of letters of credit that were posted by Subsidiary with various governmental authorities concerning the Property. If, when and as each such letter of credit is released to Subsidiary, Subsidiary shall promptly deliver same to Cordish Affiliate and Cordish Affiliate shall have the right to cause same to be surrendered to the issuing bank and any collateral posted in connection therewith delivered to Cordish Affiliate or the affiliate of Cordish Affiliate (other than Subsidiary or Holding Company) that posted same. Inland Affiliate shall cause the Subsidiary to reasonably cooperate with the efforts of Cordish Affiliate to obtain the release of such letters of credit.

              1.6.3. The provisions of this Section 1.6 shall survive Closing.

       1.7. CLOSING; CLOSING DATE. Upon the terms and subject to the conditions of this Agreement, and provided that the Giant Food Condition is satisfied, the transactions contemplated by this Agreement shall take place at a closing (the "CLOSING") to be held at the offices of The Cordish Company, 601 East Pratt Street, 6th Floor, Baltimore, Maryland, at 10:00 a.m., Baltimore time, or at such other location in Baltimore, Maryland selected by Holding Company, on the second Business Day following the satisfaction or waiver of all of the conditions to the obligations of the parties set forth in ARTICLE VI. The day on which the Closing takes place is referred to herein as the "CLOSING DATE." The term "GIANT FOOD CONDITION" means Giant Food, Inc.'s premises at the Property has satisfied the Tenant Conditions (as that term is defined in Section
2.1 (c) of the Escrow Agreement.) For purposes of this definition of Giant Food Condition, Giant Food, Inc.'s premises at the Property shall be deemed a Project Vacant Space.

                                   ARTICLE II
                         EVENTS OCCURRING AT THE CLOSING

       2.1. DELIVERIES BY INLAND AFFILIATE. At the Closing, Inland Affiliate will unconditionally deliver to Cordish Affiliate the following:

              2.1.1. A copy of resolutions of Inland Affiliate and Inland, certified by its Secretary, in the case of Inland, or the Secretary of its sole member, in the case of Inland Affiliate, authorizing or ratifying its execution and delivery of this Agreement and the Other Agreements, and the consummation of the transactions contemplated hereby and thereby.

              2.1.2. The Other Agreements, which shall be duly executed by Subsidiary, Inland Affiliate, CR Affiliate and/or Inland, as appropriate.

              2.1.3. A copy of the organizational documents of Inland Affiliate and Inland, certified as of a date within five (5) days of the Closing Date by the Secretary of State of the state of organization.

              2.1.4. A certificate of its Secretary, in the case of Inland, and the Secretary of its sole member, in the case of Inland Affiliate, attaching thereto a true and complete copy of its Bylaws (in the case of Inland) and Operating Agreement (in the case of Inland Affiliate) as in effect on the Closing Date for Inland Affiliate and Inland

              2.1.5. A certificate of the Secretary of its sole member stating that, to the best of his information and belief, the representations and warranties contained herein of Inland Affiliate are true, complete, and accurate in all material respects at and as of the Closing Date.

              2.1.6. The opinion of counsel for Subsidiary, Inland Affiliate and Inland in form and substance similar to EXHIBIT "2.1.6". dated the Closing Date.

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

              2.1.7. A COPY of the owner's title insurance policy, with all instruments, documents and plats referenced to therein, for the Property and the survey of the Property prepared for Inland Affiliate or the Subsidiary in connection with this Agreement.

              2.1.8. Such other documents and instruments as reasonably may be required by Holding Company, exclusively acting by and through Cordish Affiliate, and the Title Company issuing the new owner's policy for Subsidiary on the Closing Date (the "TITLE COMPANY") and which may be necessary to consummate this transaction and otherwise to effect the agreements of the parties hereto.

              2.1.9. The mutual waiver and release in the form attached hereto as EXHIBIT "2.2.9" executed by Inland Affiliate pertaining to Inland Affiliate's alleged breach of that certain Confidentiality Agreement between Inland Real Estate Acquisition, Inc. and The Cordish Company, dated as February 27, 2004 to the extent that such alleged breach concerned the Property and Subsidiary. (Such release shall also contain a standstill agreement by The Cordish Company not to pursue any claims under any similar agreements concerning any other property owned by an entity that is partially owned by any affiliate of The Cordish Company as long as such property is subject to a valid and binding contribution agreement that is similar to this agreement between such affiliate of The Cordish Company and an affiliate of Inland Affiliate.)

       2.2. DELIVERIES BY HOLDING COMPANY. At the Closing, Holding Company, acting by and through Cordish Affiliate, will deliver to Inland Affiliate the following:

              2.2.1.

                     2.2.1.1. A copy of the authorization of both members of Holding Company authorizing or ratifying its execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby and thereby by Holding Company.

                     2.2.2.2. A copy of the authorization of the members of Cordish Affiliate authorizing or ratifying its execution and delivery of the Other Agreements, and the consummation of the transactions contemplated thereby by Cordish Affiliate.

              2.2.2. The Other Agreements, which shall be duly executed by Cordish Affiliate, CR Affiliate or their respective affiliates as appropriate.

              2.2.3. A copy of its Articles of Organization (and a copy of the Articles of Organization of Cordish Affiliate, CR Affiliate and each Subsidiary) certified as of a date within five (5) days of the Closing Date by the Secretary of State (or equivalent official) of its state (or jurisdiction) of organization.

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


              2.2.4. A certificate from the Secretary of State (or equivalent official) of the state (or jurisdiction) of organization as to its good standing in such state (or jurisdiction), certified as of a date within five (5) days of the Closing Date (and such a certificate for Cordish Affiliate, CR Affiliate and each Subsidiary).

              2.2.5. A certificate from Cordish Affiliate stating that, to the best of its information and belief, the representations and warranties contained in ARTICLE IV are true, complete, and accurate in all material respects at and as of the Closing Date.

              2.2.6. The opinions of counsel for Holding Company, Cordish Affiliate and CR Affiliate in form and substance similar to EXHIBIT "2.2.6", dated the Closing Date.

              2.2.7. The affidavits for the title company in the form attached hereto as EXHIBIT "2.2.7" from the persons or entities identified on such exhibit.

              2.2.8. A letter to each tenant of the Property in the form attached hereto as EXHIBIT "2.2.8" notifying each tenant of the change of notice address of Subsidiary.

              2.2.9. The mutual waiver and release in the form attached hereto as EXHIBIT "2.2.9" executed by The Cordish Company and Cordish Affiliate, pertaining to Inland Affiliate's alleged breach of that certain Confidentiality Agreement between Inland Real Estate Acquisition, Inc. and The Cordish Company, dated as February 27, 2004 to the extent that such alleged breach concerned the Property and Subsidiary. (Such release shall also contain a standstill agreement by The Cordish Company not to pursue any claims under any similar agreements concerning any other property owned by an entity that is partially owned by any affiliate of The Cordish Company as long as such property is subject to a valid and binding contribution agreement that is similar to this agreement between such affiliate of The Cordish Company and an affiliate of Inland Affiliate.)

              2.2.10. The books and records of each Subsidiary relating to the operation of the Property, then in the possession of Subsidiary, CR Affiliate or Cordish Affiliate, to the extent requested by Inland Affiliate.

              2.2.11. An amount equal to the SECURITY DEPOSITS (as that term is defined in Section 4.9.6 hereof). Such delivery shall be accomplished by wire transfer of immediately available funds to an account designated by Inland Affiliate at Closing.

              2.2.12. Such other documents and instruments as reasonably may be required by Inland Affiliate and the Title Company (exclusive of affidavits) and which may be necessary to consummate this transaction and otherwise to effect the agreements of the parties hereto.

       2.3.   EFFECT OF CONTRIBUTIONS. In exchange for the Capital Contribution:
(i) Inland Affiliate, Cordish Affiliate and CR Affiliate shall execute, seal and deliver to the other the Operating Agreement, (ii) Inland Affiliate will become a member of Holding Company pursuant to

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

the terms of the Operating Agreement, (iii) Inland Affiliate will receive the Percentage Interest set forth beside its name on SCHEDULE A of the Operating Agreement, and (iv) the Capital Account of Inland Affiliate will be credited with such amount set forth beside its name on SCHEDULE A of the Operating Agreement. Such Capital Account shall be adjusted hereafter with respect to any adjustments to the Capital Contribution as set forth in Article I of this Agreement that occur after the Closing.

                                   ARTICLE III
                              RELATED TRANSACTIONS

       At the Closing, Inland, Cordish Affiliate, CR Affiliate, Subsidiary, Inland Affiliate, and/or David S. Cordish shall enter into the following agreements (collectively, the "OTHER AGREEMENTS"):

       3.1. ESCROW AGREEMENT. Inland Affiliate shall cause Escrowee to execute and deliver the Escrow Agreement to Subsidiary and Cordish Affiliate. The Escrow Agreement shall also be executed and delivered by Cordish Affiliate and Subsidiary to each other and Escrowee at the Closing.

       3.2. OPERATING AGREEMENT. The Operating Agreement in the form attached hereto as EXHIBIT "C." The Operating Agreement shall be executed by Inland Affiliate, Cordish Affiliate and CR Affiliate and delivered to each other at the Closing.

       3.3. INDEMNIFICATION AND GUARANTY AGREEMENT. The Indemnification and Guaranty Agreement attached hereto as EXHIBIT "3.3", which: (i) Cordish Affiliate and Inland Affiliate shall execute and deliver to each other at the Closing; (ii) Cordish Affiliate shall cause David S. Cordish to execute and deliver to Inland Affiliate at the Closing; and (iii) Inland Affiliate shall cause Inland to execute and deliver to Cordish Affiliate at the Closing (the "INDEMNITY AGREEMENT").

       3.4. LEASING AND CONSTRUCTION SERVICE AGREEMENT. The Leasing and Construction Service Agreement attached hereto as EXHIBIT "3.4", which Subsidiary, Cordish Affiliate and CR Affiliate shall execute and deliver to each other at the Closing (the "LEASING AGREEMENT").

       3.5. AUDIT LETTER. Within ten (10) Business Days after receipt of a written request from the Subsidiary's independent auditor, Cordish Affiliate shall cause the representation letter attached hereto as EXHIBIT "3.5" to be executed and delivered to such auditor. This covenant shall survive the Closing.

       3.6. LIQUIDITY AMOUNT ESCROW AGREEMENT. Inland Affiliate shall cause Escrowee to execute and deliver the Liquidity Amount Escrow Agreement to Subsidiary and Cordish Affiliate. The Liquidity Amount Escrow Agreement shall also be executed and delivered by Cordish Affiliate and Subsidiary to each other and Escrowee at the Closing.

                                  ARTICLE III A
                           POST CLOSING UNDERTAKINGS

       3A.1. SHELL IMPROVEMENTS. From the date hereof, until the Closing Date, Subsidiary will be prosecuting the construction of certain improvements (the "SHELL IMPROVEMENTS") pursuant to and described in those certain construction contracts described on EXHIBIT "3A.1" hereto (the "SHELL IMPROVEMENTS CONTRACTS"). Cordish Affiliate shall be solely responsible for the payment of the SHELL IMPROVEMENTS COSTS (as that term is defined herein.) However, Cordish Affiliate shall be entitled to be reimbursed for the Shell Improvements Costs from the Operations Reserve and from the Capital Reserve. On or before Closing, the Shell Improvements Contracts shall be assigned by Subsidiary to Cordish Affiliate and assumed, performed and discharged thereafter by Cordish Affiliate in accordance with the provisions of the Leasing Agreement. The term "SHELL IMPROVEMENTS COSTS" means the actual third-party costs incurred by Cordish Affiliate in connection with the undertaking and completing of the Shell Improvements Contracts.

       3A.2. SURVIVAL. The provisions of this Article III A shall survive the Closing.

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF HOLDING COMPANY

       Holding Company hereby represents and warrants to Inland Affiliate as follows:

       4.1.   OWNERSHIP OF HOLDING COMPANY AND SUBSIDIARY.

              4.1.1 From and after January 28, 2003, the sole member of each Subsidiary was Holding Company. From such date until the date hereof, the sole member of Subsidiary has been Holding Company. All of the outstanding equity interests in Subsidiary have been duly authorized and are validly issued. Holding Company has good and marketable title to its interest in, and after consummating the transactions contemplated herein will continue to be the sole equity owner of, each Subsidiary.

              4.1.2 From the date of its formation until the date hereof, the sole members of Holding Company were Cordish Affiliate and CR Affiliate. All of the outstanding equity interests in Holding Company have been duly authorized and are validly issued. Simultaneously with the consummation of the transactions contemplated herein, Cordish Affiliate and CR Affiliate shall have good and marketable title to its interest in Holding Company.

              4.1.3 From January 28, 2003 until the Closing Date Holding Company's ownership interest in each Subsidiary has not been changed and there has been no change in the ownership structure of Holding Company.

              4.1.4 There are no outstanding (i) options, warrants or other rights to acquire any of the equity interests in one or both Subsidiary or Holding Company, (ii) securities convertible into or exchangeable for limited liability company membership interests in one or both Subsidiary or Holding Company or any other interests in one or both Subsidiary or Holding Company, or
(iii) other commitments of any kind for the issuance of additional equity interests, options, warrants or other securities in one or both Subsidiary or Holding Company.

       4.2.   ORGANIZATION.

              4.2.1. On the Closing Date, each of Holding Company, each Subsidiary, Cordish Affiliate and CR Affiliate will be a limited liability company that is duly organized, validly existing, and in good standing under the laws of its respective state of organization, with the limited liability company power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.

              4.2.2. The copies of the organizational documents and all amendments thereto of Holding Company, Cordish Affiliate, CR Affiliate and each Subsidiary, as delivered to Inland Affiliate, are true, complete, and correct copies of the organizational documents, as amended and presently in effect, of Holding Company, Cordish Affiliate, CR Affiliate and each Subsidiary.

       4.3. QUALIFICATION. On the Closing Date, Holding Company, each Subsidiary, Cordish Affiliate and CR Affiliate will each be licensed or qualified to do business as foreign entities and will be in good standing in the jurisdictions in which they conduct business.

       4.4. AUTHORITY. Holding Company has the limited liability company power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Holding Company of this Agreement has been duly authorized as of the date hereof. No other proceedings on the part of Holding Company or any other person or entity are necessary to authorize Holding Company to enter into this Agreement or to consummate the transactions contemplated hereby; and this Agreement is he legal, valid, and binding obligations of the Holding Company.

       4.5. NO VIOLATIONS. To Cordish Affiliate's Knowledge, except as set forth in EXHIBIT "4.5", neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated hereby or thereby:

              4.5.1. Requires any filing or registration with, or consent, authorization, approval, or Permit of, any governmental or regulatory authority on the part of Holding Company,;

              4.5.2. Violates or will violate (i) any order, writ, injunction, judgment, decree, or award of any court or governmental or regulatory authority or (ii) any "LAW," as defined in Section

4.7 of this Agreement, of any governmental or regulatory authority to which Holding Company, or any of their respective properties or assets are subject; or

              4.5.3. (i) violates or breaches or constitutes a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or gives rise to a right to terminate, any mortgage, contract, agreement, partnership agreement, limited liability company operating agreement (or like-agreement), deed of trust, license, lease, or other instrument, arrangement, commitment, obligation, understanding, or restriction of any kind to which Holding Company or either Subsidiary is a party or by which its properties (including the Property) may be bound, or (ii) will cause, or give any person grounds to cause, to be accelerated (with notice or lapse of time or both) the maturity of, or will increase, any liability or obligation of Holding Company or either Subsidiary which violation, breach, default, liability, or obligation, individually or in the aggregate, is or would negatively impact the business or financial condition of Holding Company, or either Subsidiary.

       4.6. LITIGATION. From the date that is three (3) years prior to the date hereof until the date hereof, except as set forth in EXHIBIT "4.6", there have been and are no claims, actions, suits, arbitration's, proceedings or investigations pending before any governmental authority or otherwise, or, to the Cordish Affiliate's Knowledge, threatened against Cordish Affiliate, CR Affiliate, Holding Company and/or either Subsidiary that have not been resolved and any judgments against any such entities paid in full. Cordish Affiliate, CR Affiliate, Holding Company and each Subsidiary are not subject to any order, writ, judgment, injunction, decree, determination or award. From the date that is three (3) years prior to the date hereof until the date hereof, to Cordish Affiliate's Knowledge there have been no unresolved disputes or disagreement between any Cordish Affiliate and entity or affiliate and any other member (or partner) of each Subsidiary or Holding Company.

       4.7. COMPLIANCE WITH APPLICABLE LAW; ADVERSE RESTRICTIONS. As used herein, all laws (statutory or otherwise), ordinances, rules, regulations, bylaws, and codes of all governmental and regulatory authorities, whether federal, state, or local are referred to singularly as a "LAW" and collectively, as the "LAWS." Except as and to the extent set forth in EXHIBIT "4.7", neither Holding Company nor each Subsidiary, Cordish Affiliate nor CR Affiliate has received any written notification during the last three (3) years of any asserted failure to comply with any Law.

       4.8.   ASSETS.

              4.8.1. From the time of its formation and organization until the date hereof, Holding Company has not owned or leased any asset other than its interest in each Subsidiary, and cash distributed from Subsidiary. Holding Company has not engaged in any business other than the ownership of its interest in Subsidiary. From the time of its formation and organization until the date hereof, Holding Company has not held an interest in any entity other than each Subsidiary.

              4.8.2. From January 28, 2003, until the date hereof, each Subsidiary has not owned or leased any material asset other than its portion of the Property (and assets necessary to the operation of its portion of the Property) and has not engaged in any business other than the ownership, development, and operation of its portion of the Property.

       4.9.   THE PROPERTY.

              4.9.1. Except as set forth on EXHIBIT "4.9.1", neither Cordish Affiliate, CR Affiliate nor either Subsidiary has received during the last three
(3) years: (i) building code violation notices (other than notices of violations which have been removed or corrected); and (ii) notices of any action or governmental proceeding in eminent domain, or for a zoning change, or affecting the environmental (including wetlands) condition of the Property.

              4.9.2. There are no leases or rental agreements affecting the Property other than the leases described on EXHIBIT "4.9.2", copies of which have been supplied to Inland Affiliate (the "LEASES"). EXHIBIT "4.9.2" also contains, as of the date of the rent roll, a complete, correct and current rent roll for the Property. Except for matters disclosed in tenant estoppel certificates delivered to Inland Affiliate or an affiliate of Inland Affiliate or the counsel of Inland Affiliate in connection with this transaction and/or routine tenants matters which have been settled, dismissed, or as set forth in EXHIBIT "4.9.2", neither Holding Company nor either Subsidiary has received any claim during the last three (3) years from any tenant under the Leases alleging any type of default by the landlord under the Leases or demanding any work or payment from landlord that has not been resolved. All leasing commissions, and tenant improvement allowances, and post-Closing rental abatements arising in connection with any Lease entered into prior to the Closing Date shall be fully-paid, discharged or credited to Inland Affiliate at Closing.

              4.9.3. Except as set forth on EXHIBIT "4.9.3", (a) there are no management, leasing services or employment contracts affecting the Property that will be in effect on the Closing Date unless such are terminable without penalty; (b) there are no persons employed by Holding Company or either Subsidiary, Cordish Affiliate or CR Affiliate in connection with the operation of the Property, and (c) to Cordish Affiliate's Knowledge there are no maintenance, advertising or service contracts affecting the Property that will be in effect on the Closing Date unless such are terminable without penalty.

              4.9.4. Except as set forth in the Leases or EXHIBIT "4.9.4": (a) collectively, Subsidiary owns fee simple title to the Property, (b) to Cordish Affiliate's Knowledge prior to January 28, 2003, no third party acquired any right to purchase all or any part of the Property; and (c) subsequent to January 28, 2003, no third party acquired any right to purchase all or any part of the Property.

              4.9.5. Except as set forth in EXHIBIT "4.9.5", there exists no obligation on the part of Holding Company or either Subsidiary for any leasing and/or broker commissions or like payments for any period subsequent to the Closing Date, in connection with any Lease executed prior to the Closing Date, except for those arising out of renewal, expansion or other similar options exercised by tenants under any Lease.

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

              4.9.6. EXHIBIT "4.9.6" contains a true, accurate and complete list of each Lease under which a tenant has paid a Subsidiary a security deposit, and the amount of such security deposit, which security deposit either Subsidiary may have an obligation to return upon the expiration of such Lease (each a "SECURITY DEPOSIT").

              4.9.7. Except as set forth in the Leases or in an instrument or agreement that is recorded among the appropriate land records, no Subsidiary has granted a tenant or occupant of the Property an exclusive right to use the Property for any particular purposes.

       4.10.  TAXES.

              4.10.1. All returns, declarations, reports, claims for refunds, or information returns or statements or other forms relating to all fees (including without limitation documentation, recording, license, and registration fees), taxes (including without limitation net income, alternative, unitary, alternative minimum, minimum franchise, value added, ad valorem, income, receipts, capital, excise, sales, use, leasing, fuel, excess profits, turnover, occupational, property (personal and real, tangible and intangible), transfer, recording and stamp taxes, levies, imposts, duties, charges, fees assessments, or withholdings of any nature whatsoever, general or special, ordinary or extraordinary, and any transaction privilege or similar taxes) imposed by or on behalf of a governmental authority, together with any and all penalties, fines, additions to tax and interest thereon (the "TAXES"), including any schedule or attachment thereto, and including any amendment thereof (the "TAX RETURNS") required to be filed by Holding Company and either Subsidiary have, to the Knowledge of Cordish, been accurately prepared in all material respects and timely filed.

              4.10.2. All Taxes for which Holding Company or either Subsidiary may be held liable (whether or not appearing on such Tax Returns and other than the Taxes referred to in the next sentence), have been paid or accrued within the prescribed period or any extension thereof. All Taxes required to be withheld by Holding Company or either Subsidiary, including, but not limited to, Taxes arising as a result of payments or distributions (or amounts allocable) to foreign partners or foreign persons or to employees of Holding Company or each Subsidiary, have been collected and withheld, and have been either paid to the respective governmental agencies, set aside in accounts for such purpose, or accrued, reserved against, and entered upon the books and records of the employer.

              4.10.3. To Cordish Affiliate's Knowledge, there are no Tax liensupon the Property, except for liens for current Taxes not yet due and payable.

              4.10.4. Holding Company and each Subsidiary qualify (and has since their respective dates of formation), and, giving effect to the terms of the Operating Agreement, will qualify immediately after the Closing Date, to be treated as a partnership or disregarded entity for federal income tax purposes. No taxing authority has taken a position inconsistent with such treatment. Neither Cordish Affiliate nor any other member of Holding Company or a Subsidiary has taken any action, or failed to take any action, that would cause Holding Company or a Subsidiary to be treated as an association taxable as a corporation for income tax purposes.

              4.10.5 Neither a Subsidiary, Holding Company, Cordish Affiliate nor CR Affiliate has received from any governmental authority any written notice of proposed adjustment, deficiency or underpayment of any Taxes pertaining to the ownership or operation of the Property, which notice has not been satisfied by payment or been withdrawn, and to Cordish Affiliate's Knowledge, there are no claims with respect thereto that have been asserted or threatened against a Subsidiary, Holding Company, Cordish Affiliate or CR Affiliate.

              4.10.6 There are no agreements for the extension of time for the assessment of any Taxes of Holding Company or a Subsidiary.

              4.10.7 Except as set forth on EXHIBIT "4.10.7", there are no pending appeals of any Taxes of Holding Company or a Subsidiary.

       4.11. INSURANCE. To Cordish Affiliate's Knowledge insurance policies or binders of insurance in the types and amounts set forth on EXHIBIT 4.11 are valid and currently in effect. Each Subsidiary has paid, or caused to be paid, all premiums due under such policies, and to Cordish Affiliate's Knowledge each Subsidiary is not in default with respect to its obligations under any such policies.

       4.12.  CONTRACTS.

              4.12.1. EXHIBIT "4.12.1" lists each material contract and agreement of each Subsidiary with respect to the Property, other than those set forth on EXHIBIT "4.9.3" (the "CONTRACTS "). To Cordish Affiliate's Knowledge, there are no material contracts or agreements of a Subsidiary that will be in effect after the Closing Date except for the Contracts and the Leases.

              4.12.2. A true and complete copy of each material Contract has been made available to Inland Affiliate. Except as disclosed in EXHIBIT "4.12.2":

                      4.12.2.1. To the Knowledge of Cordish Affiliate, each Contract and Lease is valid and binding on the respective parties thereto and is in full force and effect.

                      4.12.2.2. To the Knowledge of Cordish Affiliate, after the Closing, each Contract and Lease shall continue in full force and effect throughout its effective term, except in the event that a party thereto has breached such Contract and Lease and as result of such breach, the Contract or Lease is terminated, or unless an event has occurred that is described therein that gives rise to a right of termination, which is effectuated or in the event a party thereto seeks bankruptcy or reorganization protection and has the right, as a result thereof, to terminate the Contract or Lease and does so. Notwithstanding the preceding sentence, it is agreed by all of the parties that all existing management arrangements or contracts (whether oral or written) will be terminated as of the Closing.

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

                      4.12.2.3. To the Knowledge of Cordish Affiliate, each Subsidiary has neither received nor delivered a written notice of default with respect to any Contract or Lease within the past three years that is presently unresolved.

                      4.12.2.4. To the Knowledge of Cordish Affiliate, each Subsidiary has not delivered a written notice of default to any other party to a Contract or Lease that is presently unresolved.

                      4.12.2.5 To the Knowledge of Holding Company there are no material defaults existing with respect to any Lease or material Contract that has or is likely to have a material adverse effect on a Subsidiary or the Property.

       4.13. "KNOWLEDGE." For purposes of this Agreement, "KNOWLEDGE" means the actual knowledge of the individuals whose names are set forth on EXHIBIT "4.13", without any obligation of investigation or inquiry by such individuals. For the avoidance of doubt, the parties agree that the term "KNOWLEDGE" as used in this Agreement with an initial lower case "k" shall have the same meaning as the defined term, "KNOWLEDGE" with an initial uppercase "K".

       4.14. BROKERS' FEES. Neither Holding Company, either Subsidiary, Cordish Affiliate nor CR Affiliate has incurred any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

       4.15 INSOLVENCY. Since January 28, 2003, neither Holding Company nor Subsidiary have (i) made a general assignment for the benefit of its creditors,
(ii) instituted, or been the subject of, any proceeding to be adjudicated bankrupt or insolvent or consented to the institution of bankruptcy or insolvency proceedings against it, (iii) filed a petition, answer or consent seeking reorganization or relief under any applicable federal or state bankruptcy law or consented to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or of any part of its property, or (iv) admitted in writing its inability to pay its debts generally as they become due.

                                    ARTICLE V
               REPRESENTATIONS AND WARRANTIES OF INLAND AFFILIATE

       Inland Affiliate hereby represents and warrants to Holding Company as follows:

       5.1. ORGANIZATION, QUALIFICATION AND CORPORATE POWER. Inland Affiliate is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification. Inland Affiliate has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

       5.2. AUTHORIZATION OF TRANSACTION. Inland Affiliate has all requisite power and authority to execute and deliver this Agreement and the Other Agreements, and to perform its obligations hereunder and thereunder. The execution and delivery by Inland Affiliate of this Agreement and the Other Agreements, and the consummation by Inland Affiliate of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of Inland Affiliate. This Agreement has been duly and validly executed and delivered by Inland Affiliate and constitutes a valid and binding obligation of Inland Affiliate, enforceable against it in accordance with its terms.

       5.3. NONCONTRAVENTION. Neither the execution and delivery by Inland Affiliate of this Agreement or the Other Agreements, nor the consummation by Inland Affiliate of the transactions contemplated hereby and thereby, will (a) conflict with or violate any provision of the organizational documents of Inland Affiliate, (b) require on the part of Inland Affiliate any filing with, or permit, authorization, consent or approval of, any third party, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which Inland Affiliate is a party or by which it is bound or to which its assets are subject, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Inland Affiliate or any of its properties or assets.

       5.4. SECURITIES LAW COMPLIANCE. Inland Affiliate acknowledges that the offering and issuance to it of an equity interest in Holding Company (the "INTEREST") is intended to be exempted from registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"). Inland Affiliate understands and agrees that it will sell or otherwise transfer the Interest (or any portion thereof) only in accordance with the provisions of the Securities Act, pursuant to registration under the Securities Act or pursuant to an available exemption from registration thereunder and otherwise in a manner that does not violate the securities laws of any state of the United States. Inland Affiliate understands that Holding Company is under no obligation to register the Interest on behalf of Inland Affiliate or to assist Inland Affiliate in complying with any exemption from registration under the Securities Act or under any other applicable securities laws. Inland Affiliate also understands that sales or transfers of the Interest are further restricted by the provisions of the Operating Agreement and the securities laws of the states of the United States.

       5.5. PURCHASE FOR INLAND. Inland Affiliate is acquiring the Interest for its own account as principal, for investment and not with a view to, or for the resale, distribution, or fractionalization thereof, in whole or in part, and no other person has any direct or indirect beneficial interest in the Interest.

       5.6. ACCREDITED INVESTOR, ETC. Inland Affiliate is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act. Inland Affiliate has such knowledge and experience in financial, tax, and business matters that it is capable of evaluating the merits and risks of its acquisition of the Interest.

       5.7. DUE DILIGENCE. Inland Affiliate acknowledges that, except for the matters that are expressly covered by the provisions of this Agreement, the Indemnity Agreement or the Operating Agreement, Inland Affiliate is relying on its own investigation and analysis in entering into the transactions contemplated by this Agreement. Inland Affiliate acknowledges that it is acquiring its membership rights in and to Holding Company without any representation or warranty, express or implied, by Cordish Affiliate, CR Affiliate, Holding Company or Subsidiary, except as expressly set forth herein. With respect to any projection or forecast delivered by or on behalf of Holding Company to Inland Affiliate, Inland Affiliate acknowledges that (i) there are uncertainties inherent in attempting to make such projections and forecasts,
(ii) the accuracy and correctness of such projections and forecasts may be affected by information which may become available after the date of such projections and forecasts, and (iii) Inland Affiliate is familiar with each of the foregoing. Inland Affiliate has no knowledge of any facts and/or circumstances that would make any of the representations and warranties contained in Article IV untrue or misleading.

       5.8. BROKERS' FEES. Neither Inland Affiliate nor any affiliate thereof has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

       5.9. COOPERATION ON TAX MATTERS. Inland Affiliate will cooperate fully, as and to the extent reasonably requested by Holding Company, Cordish Affiliate or CR Affiliate, in connection with any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information that are reasonably relevant to any such audit, litigation, or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Holding Company and Inland Affiliate agree (a) to retain all books and records that are relevant to the determination of the Tax liabilities pertinent to Holding Company and Subsidiary relating to any prior Tax period until the expiration of the applicable statute of limitations and to abide by all record retention agreements entered into with any Taxing Authority and (b) to give the other party reasonable written notice prior to destroying or discarding any such books and records and, if the other party so requests, Holding Company or Inland Affiliate, as the case may be, shall allow the other party to take possession of such books and records.

                                   ARTICLE VI
                              CONDITIONS TO CLOSING

       6.1. CONDITIONS TO OBLIGATIONS OF HOLDING COMPANY. The obligation of Holding Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions, unless waived in writing by Holding Company:

              6.1.1. REPRESENTATIONS AND WARRANTIES. Each representation and warranty of Inland Affiliate contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

              6.1.2. PERFORMANCE OF AGREEMENTS. Inland Affiliate shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

              6.1.3. NO PROCEEDING OR LITIGATION. (i) No action shall have been commenced by any governmental authority against Cordish Affiliate, CR Affiliate, Subsidiary, Holding Company or Inland Affiliate seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement and (ii) no injunction or order of any governmental authority or any Law shall be in effect which, in the case of each of (i) and (ii), in the reasonable, good faith determination of Holding Company, is likely to render it impossible or unlawful to consummate such transactions.

              6.1.4. INLAND AFFILIATE'S DELIVERIES. Inland Affiliate shall have delivered to Holding Company and Escrowee at or before the Closing the items specified in Section 2.1.

              6.1.5. REORGANIZATIONS. CR Affiliate shall have executed and delivered to Holding Company an Agreement to Reorganize that is substantially in the form attached hereto as EXHIBIT "6.1.5", and the transactions contemplated therein shall have been consummated.

              6.1.6. OTHER TRANSACTIONS. Inland Affiliate shall have consummated the transactions contemplated by the Contribution Agreements it has entered into of even date with respect to the limited liability companies set forth on EXHIBIT "6.1.6".

       6.2. CONDITIONS TO OBLIGATIONS OF INLAND AFFILIATE. The obligation of Inland Affiliate to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions, unless waived in writing by Inland Affiliate:

              6.2.1. REPRESENTATIONS AND WARRANTIES. Each representation and warranty of Holding Company and Cordish Affiliate contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

              6.2.2. PERFORMANCE OF AGREEMENTS. Holding Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

              6.2.3. NO PROCEEDING OR LITIGATION. (i) No action shall have been commenced by any governmental authority against Cordish Affiliate, CR Affiliate, Subsidiary, Holding Company or Inland Affiliate seeking to restrain or materially and adversely alter the transactions contemplated hereby and (ii) no injunction or order of any governmental authority or Law shall be in effect, which, in the case of each of (i) and (ii), in the reasonable, good faith determination of Inland Affiliate is likely to render it impossible or unlawful to consummate the transactions contemplated by this Agreement.

              6.2.4. HOLDING COMPANY'S DELIVERIES. Holding Company shall have delivered to Inland Affiliate and Escrowee at the Closing the items specified in
Section 2.2.

              6.2.5. REORGANIZATIONS. CR Affiliate shall have executed, sealed; and delivered to Cordish Affiliate the Agreement to Reorganize attached hereto as EXHIBIT "6.1.5", and the transactions contemplated therein shall have been consummated.

              6.2.6. LEASES. There shall not be a material default under: (a) any Lease at the Property described on EXHIBIT "6.2.6" hereof (the "ANCHOR LEASES"); or (b) Leases, exclusive of the Anchor Leases, representing more than five (5%) percent of the gross leasable area of the Property.

              6.2.7. ESTOPPEL CERTIFICATES. Inland Affiliate shall have received the estoppel certificates from those tenants under Leases and others forth on EXHIBIT "6.2.7".

              6.2.8. CASUALTY OR CONDEMNATION. If prior to the Closing all or any part of the Property is destroyed or damaged or is taken by condemnation, eminent domain or other governmental acquisition provisions, then the following procedures shall apply:

                     6.2.8.1. (a) If the reasonable estimated cost of repair or replacement to be incurred by Subsidiary or the value of the governmental taking is Ten Million and no/100 Dollars ($10,000,000.00) or less (the "THRESHOLD"), AND, (b) if as a result of such damage or taking Leases for at least ninety percent (90%) of the gross leasable area of the Property are: (i) not terminable on account thereof (assuming any necessary repairs, replacements or alterations required under the Leases are diligently pursued by the landlord thereunder), and/or (ii) if so terminable, the tenant or tenants under such Lease or Leases has or have waived its or their termination rights AND, (c) to the extent abatement of rent occurs as a result of the damage, destruction or condemnation that continues after the Closing Date with regard to Leases for ten percent (10%) or more of the gross leasable area of the Property, such abatement of rent is covered and paid for by insurance coverage of Subsidiary which payments continue after the Closing Date (or other alternative payment arrangements are implemented by Cordish Affiliate at no cost and expense to Subsidiary which are reasonably acceptable by Inland Affiliate), THEN this condition to the Closing shall be deemed waived by Inland Affiliate, and Inland Affiliate shall proceed to the Closing, with the exception of a credit thereto for any applicable deductible, the Capital Contribution shall not be reduced, and Inland Affiliate shall retain the sole benefit, through Subsidiary, of all casualty insurance and condemnation proceeds due with respect to such destruction, damage or taking, as well as the proceeds and benefits under any rent loss or business interruption policies attributable to the period following the Closing.

                     6.2.8.2. (a) If any material point of ingress or egress to or from the Property is either taken (or threatened to be taken) and cannot be replaced or relocated with a suitable alternative, OR (b) if five percent (5%) or more of any parking located upon the Property is either taken (or threatened to be taken), OR (c) if the cost of reasonable cost of repair or replacement to be incurred by Subsidiary or the value of the casualty or governmental taking is greater than the Threshold, OR (d) Leases representing more than ten percent (10%) of the gross leasable area of the Property are terminable on account thereof (notwithstanding any necessary repairs, replacements or alterations required under the Leases are diligently pursued by the landlord thereunder) and the tenant or tenants under such Leases have not waived their termination rights or, (e) to the extent abatement of rent occurs as a result of the damage, destruction or condemnation that continues after the Closing Date with, regard to Leases and such abatement of rent for Leases representing ten percent (10%) or more of the gross leasable area of the Property is not covered and paid for by insurance coverage of Subsidiary which payments continue after the Closing Date (or other alternative payment arrangements are not implemented by Cordish Affiliate at no cost and expense to Subsidiary which are reasonably acceptable by Inland Affiliate), THEN Inland Affiliate, at its sole option, may elect either to (x) terminate this Agreement by written notice to Holding Company and receive an immediate return of the Earnest Money and neither party shall have any further liability to the other hereunder; or (y) accept Subsidiary's rights to all casualty insurance and condemnation proceeds with respect thereto with no reduction in the Capital Contribution (except for the amount of any deductible under existing insurance policies), it being understood and agreed that, in such event, Cordish Affiliate shall cooperate with Inland Affiliate in the adjustment and settlement of the insurance or condemnation claim.

                     6.2.8.3. If there is a dispute between Inland Affiliate and Holding Company with respect to the cost of repair, restoration or replacement with respect to the matters set forth in this Section 6.2.8, an engineer designated by Holding Company and an engineer designated by Inland Affiliate shall select an independent engineer licensed to practice in the jurisdiction where the Property is located- who shall resolve such dispute. All fees, costs and expenses of this third engineer shall be shared equally by Inland Affiliate and Holding Company.

              6.2.9. The Title Company, which has delivered to Inland Affiliate the commitment to issue an owner's title insurance policy attached hereto as EXHIBIT "6.2.9" (the "TITLE COMMITMENT"), upon compliance by the parties hereto of their respective obligations hereunder, is prepared to issue a title insurance policy in form and substance materially similar to the Title Commitment.

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

                                   ARTICLE VII
                             TERMINATION AND WAIVER

       7.1. TERMINATION. This Agreement may be terminated at any time prior to the Closing only as follows:

              7.1.1. By Inland Affiliate if, on or prior to the Closing Date:
(i) any representation or warranty of Holding Company or Cordish Affiliate set forth in this Agreement shall not have been true and correct in all material respects when made or ceases to be true and correct in all material respects at any time subsequent to the date hereof and Holding Company shall have failed to cure any material misstatement or omission subsequent to the date hereof promptly after notice by Inland Affiliate; (ii) Holding Company shall not have complied in all material respects with each covenant or agreement imposed by this Agreement to be complied with or performed on or prior to the Closing Date and Holding Company shall have failed to cure any material breach of a covenant or agreement promptly after notice by Inland Affiliate; or (iii) either Holding Company or Subsidiary makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against either Holding Company or Subsidiary seeking to adjudicate either bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization.

              7.1.2. By Holding Company or Inland Affiliate if the Closing shall not have occurred on or prior to the first anniversary of the date hereof.

              7.1.3. By Inland Affiliate or Holding Company if any governmental authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable. This provision shall not apply to any governmental authority that is acting in its capacity as "landlord" under any ground lease between such governmental authority and Subsidiary.

              7.1.4. By the mutual written consent of Holding Company and Inland Affiliate.

              7.1.5. By Holding Company if, between the date hereof and the time scheduled for the Closing: (i) any representation or warranty of Inland Affiliate set forth in this Agreement shall not have been true and correct in all material respects when made or ceases to be true and correct in all material respects at any time subsequent to the date hereof and Inland Affiliate shall have failed to cure any material misstatement or omission subsequent to the date hereof promptly after notice by Holding Company; (ii) Inland Affiliate shall not have complied in all material respects with each covenant or agreement imposed by this Agreement to be complied with or performed on or prior to the Closing Date and Inland Affiliate shall have failed to cure any material breach of a covenant or agreement promptly after notice by Holding Company or (iii) Inland Affiliate makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Inland Affiliate seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization.

       7.2. EFFECT OF TERMINATION. If this Agreement is terminated as provided in Section 7.1, this Agreement shall forthwith be canceled and rendered null and void in its entirety, except that no such termination shall serve to relieve any breaching party of any liability under this Agreement (except as otherwise provided in Section 1.1). This Section 7.2 is not intended to modify the provisions of Section 1.1. In the event this Agreement is terminated by Inland Affiliate pursuant to the provisions of Section 7.1, the provisions of that certain letter agreement dated April 24, 2004, between an affiliate of Inland Affiliate and The Cordish Company shall apply concerning the reimbursement of certain costs incurred by Inland Affiliate in connection with this Agreement.

       7.3. WAIVER. Holding Company (and after the Closing Date, Holding Company acting exclusively by and through Cordish Affiliate) on the one hand and Inland Affiliate on the other hand may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by such other party pursuant hereto, or (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

       8.1. AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by written agreement of the parties hereto.

       8.2. FURTHER ASSURANCES. From time to time, at the request of Inland Affiliate or Holding Company (exclusively acting by and through Cordish Affiliate on and after the Closing Date) and without further consideration, each party, at its own expense, will execute and deliver such other documents, and take such other action, as Inland Affiliate or Holding Company (exclusively acting by and through Cordish Affiliate on and after the Closing Date) may reasonably request in order to consummate more effectively the transactions contemplated hereby and to vest in Holding Company good and marketable title to Subsidiary.

       8.3. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland (without regard to its conflicts of law doctrines).

       8.4. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become a binding Agreement when one or more of the counterparts have been signed by each of the parties and delivered to the other party.

       8.5. PUBLICITY. Neither of the parties will make any disclosure of the transactions contemplated by this Agreement, or any discussions in connection therewith or issue a press release concerning the closing of any such transaction, or make any public announcement concerning the closing of any such transaction, without the prior written consent of each of the other parties. The preceding sentence shall not apply to: (a) any disclosure required to be made by Law or the regulations of any stock exchange(s), or the Securities and Exchange Commission, or Blue Sky Laws, as reasonably determined by counsel to the party determining that such disclosure is required; or (b) a disclosure following Closing made in the ordinary course of operations of Inland or Cordish Affiliate; provided any such disclosure made pursuant to clause (a) or (b) of this sentence is not inconsistent with the form of the transactions as described in this Agreement. This provision shall survive Closing.

       8.6. NOTICES. All notices, demands, consents, approvals, requests or other communications which any of the parties to this Agreement may desire or be required to give hereunder (collectively, "NOTICES") shall be in writing and shall be given by personal delivery, nationally recognized next day delivery service (delivery charges prepaid, return receipt requested) or United States registered or certified mail (postage prepaid, return receipt requested) addressed as hereinafter provided. Except as otherwise specified herein, the effective date of any Notice (I.E., the date a party shall be deemed to have received such Notice), shall be the earliest to occur of: (a) if by personal delivery, the date of receipt, or attempted delivery, if such communication is refused; (b) if by nationally recognized next day delivery service (as aforesaid), the next Business Day after delivery to such service; and (c) if sent by mail (as aforesaid), three (3) Business Days after posting. Until further notice, notices and other communications under this Agreement shall be addressed to the parties listed below as follows:

       If to Inland Affiliate: c/o Inland Western Retail Real Estate Trust, Inc.
                               2901 Butterfield Road
                               Oak Brook, Illinois 60523
                               Attention: Chief Financial Officer

       with a copy to:         c/o The Inland Real Estate Group, Inc.
                               2901 Butterfield Road
                               Oak Brook, Illinois 60523
                               Attention: General Counsel

       with a copy to:         John J. Ghingher III, Esquire
                               Saul Ewing, LLP
                               100 South Charles Street
                               Baltimore, Maryland 21201

       If to Holding Company:

                               c/o The Cordish Company
                               601 East Pratt Street, Sixth Floor
                               Baltimore, Maryland 21202
                               Attention: President

       with a copy to:
                               c/o The Cordish Company
                               601 East Pratt Street, Sixth Floor
                               Baltimore, Maryland 21202
                               Attention: General Counsel

       with a copy to:         CR Reisterstown Plaza, LLC
                               1427 Clarkview Road
                               Suite 500
                               Baltimore, MD 21209

       with a copy (which
       shall be for
       information purposes
       only) to:               CR Reisterstown Plaza, LLC
                               1427 Clarkview Road
                               Suite 500
                               Baltimore, MD 21209
                               Attention: General Counsel

       Any party hereto may designate another addressee (and/or change its address) for Notices hereunder by a Notice given pursuant to this Section to each of the other parties hereto. On and after the Closing Date, all notices from Inland Affiliate to Holding Company in connection with this Agreement shall be sent to Holding Company, care of Cordish Affiliate at the above addresses for Holding Company.

       8.7. ARBITRATION. Except as otherwise provided in Section 1.1.1.3 hereof, in the event that any dispute shall arise between Inland Affiliate and Holding Company with respect to the application of any of the provisions of this Agreement, and such dispute is not resolved to the satisfaction of Inland Affiliate and Holding Company within twenty (20) days after Inland Affiliate or Holding Company shall notify the other in writing of its desire to arbitrate the dispute (the "ARBITRATION NOTICE"), then the dispute shall be resolved in accordance with the Commercial Arbitration Rules of the American Arbitration Association then pertaining. The decision of the arbitrator shall be binding, final and conclusive on the parties. Unless the parties otherwise agree, such arbitration proceedings shall be conducted in Baltimore City, Maryland. The arbitrator shall be selected by the American Arbitration Association in accordance with the Commercial Arbitration Rules of the

American Arbitration Association. The fees of the arbitrator and the expenses incident to the proceedings shall be borne by the losing party. The reasonable fees of respective counsel engaged by the parties, and the fees of expert witnesses and other witnesses called for the parties, shall also be paid by the losing party. The decision of the arbitrator shall be rendered within thirty
(30) days after the conclusion of the arbitration. A judgment of a court of competent jurisdiction may be entered upon the award of the arbitrator in accordance with the rules and statutes applicable thereto then obtaining. The parties hereto agree that the arbitrator may order and compel specific performance. Notwithstanding anything to the contrary contained in this Section 8.7, disputes concerning who is entitle to receive the Earnest Money and the Earnest Money Note shall not be subject to arbitration.

       8.8. ATTORNEY FEES. Subject to the provisions of Section 8.7, if either Inland Affiliate or Holding Company brings suit or other legal proceedings to enforce the provisions of this Agreement against the other, then the party prevailing in such suit or proceeding shall be reimbursed by the other for all reasonable attorneys' fees and litigation costs and expenses incurred by the prevailing party in connection with such suit or proceeding.

       8.9. VENUE. Any lawsuit, action, or proceeding arising under this Agreement that is not subject to arbitration shall, to the extent there is federal jurisdiction over the parties and subject matter, be brought exclusively in the Northern Division of the United States District Court for the District of Maryland. In the event federal jurisdiction does not exist, such lawsuit, action or proceeding shall be brought in the Circuit Court for Baltimore County, Maryland.

       8.10 WAIVER OF JURY TRIAL. Subject to the provisions of Section 8.7, Inland Affiliate and Holding Company do hereby waive trial by jury in any action, suit, proceeding, and/or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Agreement any claim of injury or damage, and/or statutory remedy.

       8.11. HEADINGS. The article and section headings contained in this Agreement, including the Exhibits attached hereto, are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

       8.12 ENTIRE AGREEMENT. This Agreement, together with the Other Agreements, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

       8.13. SEVERABILITY. If any one or more provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

       8.14. INCONSISTENCY OR CONFLICT. In the event of any inconsistency or conflict between any provision of this Agreement and any provision of any of the Other Agreements, the provisions of this Agreement shall govern.

       8.15. EXHIBITS, SCHEDULES AND RECITALS INCORPORATED INTO AGREEMENT. All exhibits, schedules and recitals form a part of this Agreement.

       8.16. CONSTRUCTION. The construction of this Agreement shall not take into consideration the party who drafted or whose representative drafted any portion of this Agreement, and no cannon of construction shall be applied that resolves ambiguities against the drafter of a document. The parties acknowledge that they were advised by competent counsel that each has chosen to represent such party and each party has had a full opportunity to comment upon and negotiate the terms of this Agreement.

       8.17. DUTY OF COOPERATION. Each of the parties hereto shall cooperate with the other party generally, and in particular will make available, as the other party reasonably requests, management decisions, liaison personnel, information, approvals and acceptances so that the other party may properly perform its obligations under this Agreement. The provisions of this Section
8.17 shall survive Closing.

       8.18. FAIR DEALING. The parties recognize and intend that portions of this Agreement are very general in nature, and the parties acknowledge that they intend to operate in good faith and deal fairly with one another when interpreting their respective obligations hereunder.

       8.19. TIME OF THE ESSENCE. Time is of the essence in the performance of the obligations of Holding Company and Inland Affiliate under this Agreement.

       8.20. INTERPRETATION. Except as otherwise expressly provided herein, the following rules of interpretation apply to this Agreement: (i) the singular includes the plural and the plural includes the singular except when the context otherwise requires; (ii) "include" and "including" are not limiting; (iii) a reference to any agreement or contract includes exhibits, schedules, and permitted supplements and amendments thereto; (iv) a reference to a Law includes any amendment or modification to such law and any rules or regulations issued thereunder, and (v) a reference to a person includes such person's permitted successors and assigns.

       8.21. BUSINESS DAY. The term "BUSINESS DAY" means any day other than Saturday, Sunday or any other day on which commercial banks or savings and loan associations are required or authorized by law to close in New York City.

                             SIGNATURES ON NEXT PAGE

       IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, under seal, as of the date first above written.

WITNESS/ATTEST:             HOLDING COMPANY:

                            REISTERSTOWN PLAZA HOLDINGS, LLC, a
                            Maryland limited liability company

                            By:   RRP Investors, LLC, a Maryland liability
                            company, co-managing member

/s/ [ILLEGIBLE]             By: /s/ Charles F. Jacobs   (SEAL)
-----------------              ------------------------
                               Charles F. Jacobs
                               Authorized Person

                                  and

                            By: CR Reisterstown Plaza, LLC, a Maryland limited liability company, co-managing member

/s/ [ILLEGIBLE]             By: /s/ [ILLEGIBLE]         (SEAL)
-----------------              ------------------------
                               ILLEGIBLE, Authorized Person
                               ---------

                            INLAND AFFILIATE:

                            INLAND REISTERSTOWN HC, L.L.C., a
                            Delaware limited liability company,

                            By: Inland Western Retail Real Estate Trust, Inc.,
                                   a Maryland corporation, its sole member

/s/ [ILLEGIBLE]             By: /s/ [ILLEGIBLE]          (SEAL)
-----------------              ------------------------
                            Name: [ILLEGIBLE]
                                 -----------------------
                            As Its: Authorized Person
                                   ---------------------

       CHICAGO TITLE INSURANCE COMPANY, a Missouri corporation, for good and valuable consideration, the receipt and adequacy of which it hereby acknowledges, executes this Contribution Agreement under seal as of the date first above written, to acknowledge its receipt of an original copy of this Agreement as executed by Holding Company, and Inland Affiliate and to acknowledge its agreement to act as Escrowee in accordance with the terms and conditions set forth in Section 1.1 hereof and to comply with the provisions of
Section 1.5 hereof.

WITNESS/ATTEST                            ESCROWEE:

                                          CHICAGO TITLE INSURANCE
                                          COMPANY, a Missouri corporation,

/s/ [ILLEGIBLE]                           By: /s/ Nancy R. Castro     (SEAL)
-----------------                            ------------------------
                                          Name: NANCY R. CASTRO
                                               ----------------------
                                          Title: AVP
                                                 -------------------------

       INLAND WESTERN RETAIL REAL ESTATE TRUST, INC., a Maryland corporation ("INLAND"), for Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which it hereby acknowledges, hereby guarantees to Holding Company the prompt payment by Inland Affiliate of all amounts, costs and expenses that Inland Affiliate may be obligated to pay or deposit pursuant to Sections 1.1., 8.7 and 8.8, above including any and all costs and expenses of Holding Company that Inland Affiliate may be obligated to pay Holding Company pursuant to the provisions of Sections 1.1, 8.7 and 8.8 above. Such guaranty shall be primary and not secondary and Inland shall be deemed jointly and severally liable with Inland Affiliate in connection with the obligation to pay any such amount, cost or expense. In addition, Inland hereby agrees to be bound by the provisions of Sections 1.1, 8.7, 8.8, 8.9 and 8.10 above. Notices by Holding Company to Inland shall be deemed properly given if addressed to Inland, care of Inland in accordance with the provisions of Section
8.6 above. Inland also agrees that in the event the Earnest Money Note is wrongfully or negligently delivered to Inland by Escrowee or by a Court, upon the request of Holding Company, Inland shall issue and deliver to Holding Company a replacement Earnest Money Note, payable to the order of Holding Company, that is in the same form, dated as of the same date and in the same amount as the original Earnest Money Note. Inland has executed this Agreement under seal as of the date first above written.

WITNESS/ATTEST:                        INLAND WESTERN RETAIL REAL ESTATE
                                       TRUST, INC, a Maryland corporation

                                       By:                         (Seal)
-----------------                         ------------------------
                                       Name:
                                            -----------------------
                                       As Its:
                                              -------------------------

       CHICAGO TITLE INSURANCE COMPANY, a New York corporation, for good and valuable consideration, the receipt and adequacy of which it hereby acknowledges, executes this Contribution Agreement under seal as of the date first above written, to acknowledge its receipt of an original copy of this Agreement as executed by Holding Company, and Inland Affiliate and to acknowledge its agreement to act as Escrowee in accordance with the terms and conditions set forth in Section 1.1 hereof and to comply with the provisions of
Section 1.5 hereof.

WITNESS/ATTEST                            ESCROWEE:

                                          CHICAGO TITLE INSURANCE
                                          COMPANY, a New York corporation,

                                          By:                         (SEAL)
-----------------                            ------------------------
                                          Name:
                                               ----------------------
                                          Title:
                                                 -------------------------

[GRAPHIC]

       INLAND WESTERN RETAIL REAL ESTATE TRUST, INC., a Maryland corporation ("INLAND"), for Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which it hereby acknowledges, hereby guarantees to Holding Company the prompt payment by Inland Affiliate of all amounts, costs and expenses that Inland Affiliate may be obligated to pay or deposit pursuant to Sections 1.1., 8.7 and 8.8, above including any and all costs and expenses of Holding Company that Inland Affiliate may be obligated to pay Holding Company pursuant to the provisions of Sections 1.1, 8.7 and 8.8 above. Such guaranty shall be primary and not secondary and Inland shall be deemed jointly and severally liable with Inland Affiliate in connection with the obligation to pay any such amount, cost or expense. In addition, Inland hereby agrees to be bound by the provisions of Sections 1.1, 8.7, 8.8, 8.9 and 8.10 above. Notices by Holding Company to Inland shall be deemed properly given if addressed to Inland, care of Inland in accordance with the provisions of Section
8.6 above. Inland also agrees that in the event the Earnest Money Note is wrongfully or negligently delivered to Inland by Escrowee or by a Court, upon the request of Holding Company, Inland shall issue and deliver to Holding Company a replacement Earnest Money Note, payable to the order of Holding Company, that is in the same form, dated as of the same date and in the same amount as the original Earnest Money Note. Inland has executed this Agreement under seal as of the date first above written.

WITNESS/ATTEST:                        INLAND WESTERN RETAIL REAL ESTATE
                                       TRUST, INC, a Maryland corporation

/s/ [ILLEGIBLE]                        By:     [ILLEGIBLE]         (Seal)
-----------------                         ------------------------
                                       Name:   [ILLEGIBLE]
                                            -----------------------
                                       As Its: Authorized Person
                                              -------------------------

                             CONTRIBUTION AGREEMENT
                             REISTERSTOWN ROAD PLAZA

                                    EXHIBIT A

A LEGAL DESCRIPTION OF THE PARCEL OF LAND THAT IS INCLUDED IN THE PROPERTY (THE
                   "LAND") IS SET FORTH ON EXHIBIT "A" HERETO.

                                                                       Exhibit A

                         LEGAL DESCRIPTION OF PARCEL ONE
                                50.0564 ACRES +/-

       Beginning for the same at a point on the northwesternmost Right-of-Way Line of Patterson Avenue, as laid out and now existing with a variable width; said point being on and 20.16 feet from the beginning of the Third or north 49 degrees 17 minutes 18 seconds west 1301.02 feet Deed Line of that certain piece, parcel or tract of land which, by a Deed dated March 17, 1980 and recorded among the Land Records of Baltimore, Maryland in Liber W.A. No. 3890, folio 166, was granted and conveyed by and between Reisterstown Road Plaza, Inc. to Reisterstown Plaza Associates; said point being North 52 degrees 21' 51" East
0.24 feet from a rebar and cap heretofore set; thence leaving said north westernmost Right-of-Way Line of Patterson Avenue and running with the remainder of the aforesaid Third and all of the Fourth and part of the Fifth Deed Lines of the said Reisterstown to Reisterstown conveyance as now surveyed with all of the following courses and distances referred to the Baltimore Survey Control System, the three following courses and distances, viz: 1) North 49 degrees 17' 18" West 1280.86 feet to a rebar and cap now set; 2) North 43 degrees 43' 54" East 473.62 feet to a rebar and cap now set and 3) North 46 degrees 16' 06" West 450.00 feet to a nail now set at a point on the south easternmost Right-of-Way Line of Brookhill Road, as laid out and now existing 50 feet wide; thence leaving said Deed outline and running with the aforesaid south easternmost Right-of-Way Line of Brookhill Road 4) North 43 degrees 43' 54" East 1002.94 feet to a point of intersection with the south westernmost Right-of-Way Line of Reisterstown Road, as laid out and now existing 94 feet wide; thence running along the aforesaid south westernmost Right-of-Way Line of Reisterstown Road the following two courses and distances, viz: 5) South 44 degrees 49' 10" East 1098.65 feet to a point and 6) South 46 degrees 11' 20" East 564.04 feet to a point of intersection with the aforesaid north westernmost Right-of-Way Line of Patterson Avenue; thence running with the aforesaid north westernmost Right-of-Way Line of Patterson Avenue the following six courses and distances, viz: 7) South 43 degrees 48' 40" West 4.91 feet to a point; 8) southeasterly along a line curving to the right having a radius of 50.00 feet for an arc length of 51.13 feet, said curve subtended by a long chord bearing of South 08 degrees 50' 44" East 48.93 feet to a point; 9) southwesterly along a line curving to the right having a radius of 190.00 feet for an arc length of 49.45 feet, said curve subtended by a long chord bearing of South 27 degrees 54' 19" West 49.31 feet to a point; 10) South 35 degrees 21' 37" West 183.52 feet to a point; 11) South 39 degrees 22' 00" West 463.15 feet to a point and 12) South 47 degrees 52' 52" West 656.78 feet to the place of beginning. Containing 2,290,453 square feet or 52.5816 acres of land, more or less.

       Saving and Excepting the following tract of land:

       Beginning for the same at a point located South 60'46'34" West 291.06 feet from a point on the northwesterly Right-of-Way Line of Patterson Avenue, as laid out and now existing with a variable width, said Right-of-Way point (N
21.324.55 W 24.655.32) being at the beginning of the Third or "by a line curving to the left with a radius of 190.00 feet the distance of 49.44 feet...."Deed
Line of that certain piece, parcel or tract of land which, by a Deed dated April 1, 1982 and recorded among the Land Records of Baltimore City in Liber S.E.B. No. 0057, folio 795 was granted and conveyed by and between Reisterstown Plaza Associates to the Mayor and City Council of Baltimore; said point of beginning being at the beginning of the First or South forty-four (44) degrees, twenty-nine (29) minutes and forty-five (45) seconds West three hundred sixty-nine (369.00) feet Deed Line of that certain piece, parcel or tract of Land which, by a Deed dated July 18, 1989 and recorded among the aforesaid Land Records in Liber S.E.B. No. 2171, folio 097 was granted and conveyed by and between May Centers, Inc. to RRP Hecht

LEGAL DESCRIPTION OF PARCEL ONE
50.0564 ACRES +/-
Page 2

Building Limited Partnership; thence running with all of the First through the Twelfth Deed Lines of the aforesaid May to RRP conveyance the following twelve courses and distances, viz: (1) South forty-four (44) degrees, twenty-nine (29) minutes and forty-five (45) seconds West three hundred sixty-nine (369.00) feet;
(2) North forty-five (45) degrees, thirty (30) minutes and fifteen (15) seconds West forty-six and seventeen one hundredths (46.17) feet; (3) South forty-four
(44) degrees, twenty-nine (29) minutes and forty-five (45) seconds West seventy-four (74.00) feet; 4) North forty-five (45) degrees, thirty (30) minutes and fifteen (15) seconds West one hundred sixteen and eighty three one hundredths (116.83) feet; (5) North forty-four (44) degrees, twenty-nine (29) minutes and forty-five (45) seconds East eighty-four (84.00) feet; (6) North forty-five (45) degrees, thirty (30) minutes and fifteen (15) seconds West one hundred twelve (112.00) feet; (7) North forty-four (44) degrees, twenty-nine
(29) minutes and forty-five (45) seconds East one hundred fourteen(l 14.00) feet; (8) North forty-five (45) degrees, thirty (30) minutes and fifteen (15) seconds West ten (10.00) feet; (9) North forty-four (44) degrees, twenty-nine
(29) minutes and forty-five (45) seconds East one hundred (100.00) feet; (10) South forty-five (45) degrees, thirty (30) minutes and fifteen (15) seconds East ten (10.00) feet; (11) North forty-four (44) degrees, twenty-nine (29) minutes and forty-five (45) seconds East one hundred forty-five (145.00) feet; and (12) South forty-five (45) degrees, thirty (30) minutes and fifteen (15) seconds East two hundred seventy five (275.00) feet to the place of beginning. Containing 110,000 square feet or 2.5252 acres of land, more or less.

       Containing, in all, 50.0564 acres, more or less.

       Being all of that certain piece, parcel or tract of land which, by a Deed dated December 18, 2002 and recorded among the aforesaid Land Records in Liber F.M.C. No. 3193, folio 233, was granted and conveyed by and between REISTERSTOWN PLAZA ASSOCIATES to REISTERSTOWN PLAZA ASSOCIATES, LLC.

                         LEGAL DESCRIPTION OF PARCEL TWO
                                2.5252 ACRES +/-

       Beginning for the same at a point located South 60'46'34" West 291.06 feet from a point on the northwesterly Right-of-Way Line of Patterson Avenue, as laid out and now existing with a variable width, said Right-of-Way point (N
21.324.55 W 24.655.32) being at the beginning of the Third or "by a line curving to the left with a radius of 190.00 feet the distance of 49.44 feet...."Deed
Line of that certain piece, parcel or tract of land which, by a Deed dated April 1, 1982 and recorded among the Land Records of Baltimore City in Liber S.E.B. No. 0057, folio 795 was granted and conveyed by and between Reisterstown Plaza Associates to the Mayor and City Council of Baltimore; said point of beginning being at the beginning of the First or South forty-four (44) degrees, twenty-nine (29) minutes and forty-five (45) seconds West three hundred sixty-nine (369.00) feet Deed Line of that certain piece, parcel or tract of Land which, by a Deed dated July 18, 1989 and recorded among the aforesaid Land Records in Liber S.E.B. No. 2171, folio 097 was granted and conveyed by and between May Centers, Inc. to RRP Hecht Building Limited Partnership; thence running with all of the First through the Twelfth Deed Lines of the aforesaid May to RRP conveyance the following twelve courses and distances, viz: (1) South forty-four (44) degrees, twenty-nine (29) minutes and forty-five (45) seconds West three hundred sixty-nine (369.00) feet; (2) North forty-five (45) degrees, thirty (30) minutes and fifteen (15) seconds West forty-six and seventeen one hundredths (46.17) feet; (3) South forty-four (44) degrees, twenty-nine (29) minutes and forty-five (45) seconds West seventy-four (74.00) feet; 4) North forty-five (45) degrees, thirty (30) minutes and fifteen (15) seconds West one hundred sixteen and eighty three one hundredths (116.83) feet; (5) North forty-four (44) degrees, twenty-nine (29) minutes and forty-five (45) seconds East eighty-four (84.00) feet; (6) North forty-five (45) degrees, thirty (30) minutes and fifteen (15) seconds West one hundred twelve (112.00) feet; (7) North forty-four (44) degrees, twenty-nine (29) minutes and forty-five (45) seconds East one hundred fourteen(114.00) feet; (8) North forty-five (45) degrees, thirty (30) minutes and fifteen (15) seconds West ten (10.00) feet; (9) North forty-four (44) degrees, twenty-nine (29) minutes and forty-five (45) seconds East one hundred (100.00) feet; (10) South forty-five (45) degrees, thirty (30) minutes and fifteen (15) seconds East ten (10.00) feet; (11) North forty-four (44) degrees, twenty-nine (29) minutes and forty-five (45) seconds East one hundred forty-five (145.00) feet; and (12) South forty-five (45) degrees, thirty (30) minutes and fifteen (15) seconds East two hundred seventy five (275.00) feet to the place of beginning. Containing 110,000 square feet or
2.5252 acres of land, more or less.

       Being all of that certain piece, parcel or tract of land which, by a Deed dated December 18, 2002 and recorded among the aforesaid Land Records in Liber F.M.C. No. 3193, folio 224, was granted and conveyed by and between RRP HECHT BLDG. LIMITED PARTNERSHIP, LLLP to RRP HECHT, LLC.

                                   EXHIBIT "B"

                             REISTERSTOWN ROAD PLAZA

                                    EXHIBIT B

  THE PROPERTY SERVES AS COLLATERAL FOR THE LOAN DESCRIBED ON EXHIBIT "B" (THE
                                "EXISTING LOAN").


                          DESCRIPTION OF EXISTING LOAN

Loan in an amount up to $ 51,000,000 evidenced by Promissory Notes each dated as of January 28, 2003, from Reisterstown Plaza Holdings, LLC to SouthTrust Bank and to Key Bank National Association, and secured by an Indemnity Deed of Trust, Assignment of Rents, Security Interest and Fixture Filing by Reisterstown Plaza Associates, LLC and RRP Hecht, LLC to Christopher J. Hart as Trustee, for the benefit of KeyBank National Association, and recorded among the Land Records of Baltimore City, Maryland in Liber 3337, folio 215.

    Total outstanding debt including interest to be funded on July 1, 2004 is
                                 $39,696,162.79.

                             CONTRIBUTION AGREEMENT
                            REISTERSTOWN ROAD PLAZA

                                    EXHIBIT C

   AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT ATTACHED HERETO AS
                     EXHIBIT "C" (THE "OPERATING AGREEMENT")

================================================================================


                        REISTERSTOWN PLAZA HOLDINGS, LLC


                              AMENDED AND RESTATED
                               OPERATING AGREEMENT


                            -------------------------
                            DATED as OF JULY 30, 2004
                            -------------------------


================================================================================

                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                        REISTERSTOWN PLAZA HOLDINGS, LLC

                                TABLE OF CONTENTS

                                                                                                   PAGE
                                                                                                   ----
ARTICLE I        DEFINED TERMS........................................................................1

ARTICLE II       CONTINUATION; NAME; PRINCIPAL OFFICE; PURPOSE; TERM.................................12

  SECTION 2.1.      Continuation.....................................................................12
  SECTION 2.2.      Name, Registered Office, and Resident Agent;
                      Principal Place of Business....................................................12
  SECTION 2.3.      Purpose..........................................................................13
  SECTION 2.4.      Term.............................................................................14
  SECTION 2.5.      Classification of the Company for Tax Purposes...................................14
  SECTION 2.6.      Liability of the Members.........................................................14
  SECTION 2.7.      Ownership and Waiver of Partition and Valuation..................................15
  SECTION 2.8.      Waiver of Right to Judicial Dissolution..........................................15

ARTICLE III      MEMBERS; COMPANY CAPITAL; PERCENTAGE INTERESTS......................................16

  SECTION 3.1.      Members..........................................................................16
  SECTION 3.2.      Initial Capital Contributions....................................................16
  SECTION 3.3.      Additional Capital Contributions.................................................17
  SECTION 3.4.      Funding of Additional Cash Requirements..........................................17
  SECTION 3.5.      Loans............................................................................19
  SECTION 3.6.      No Third Party Beneficiaries.....................................................19
  SECTION 3.7.      Capital Accounts.................................................................19
  SECTION 3.8.      Return of Capital................................................................20

ARTICLE IV       DISTRIBUTIONS; ESCROWS AND REPAYMENT OF EXISTING DEBT...............................20

  SECTION 4.1.      Escrow Payments and ExistingDebt.................................................20
  SECTION 4.2.      Distributions of Net Cash Flow...................................................21
  SECTION 4.3.      Net Proceeds of a Capital Transaction............................................21
  SECTION 4.4       Net Proceeds of a Financing......................................................21
  SECTION 4.5.      Other Distribution Rules.........................................................22
  SECTION 4.6.      Withholding......................................................................22

ARTICLE V        ALLOCATION OF PROFITS AND LOSSES....................................................24

  SECTION 5.1.      Profits and Losses...............................................................24
  SECTION 5.2.      Regulatory and Special Allocations...............................................25
  SECTION 5.3.      Other Allocation Rules...........................................................26
  SECTION 5.4.      Tax Allocations: Code Section 704(c).............................................26

ARTICLE VI       GOVERNANCE AND ADMINISTRATIVE PROVISIONS............................................27

  SECTION 6.1.      Management of Business and Affairs...............................................27
  SECTION 6.2.      Delegation of Authority Regarding Specific Matters...............................32
  SECTION 6.4.      Operations and Capital Reserves..................................................35
  SECTION 6.4.      Operations and Capital Reserves..................................................35
  SECTION 6.5       Acquisition of Additional Properties.............................................37
  SECTION 6.6       Compliance with Certain Requirements.............................................40
  SECTION 6.7       Exculpation and Indemnification..................................................40

ARTICLE VII      BOOKS AND RECORDS; RESERVES.........................................................41

  SECTION 7.1.      Bank Accounts....................................................................41
  SECTION 7.2.      Books of Account.................................................................42
  SECTION 7.3.      Operating Statements.............................................................42
  SECTION 7.4.      The Accountant...................................................................43
  SECTION 7.5.      Tax Matters Member...............................................................43

ARTICLE VIII     TRANSFER OF LLC INTERESTS...........................................................46

  SECTION 8.1.      No Transfer......................................................................46
  SECTION 8.2.      Permitted Transfers..............................................................46
  SECTION 8.3.      Succession by Operation of Law...................................................47
  SECTION 8.4.      Additional Restrictions on Transfers.............................................47

ARTICLE IX       DISSOLUTION AND TERMINATION OF THE COMPANY..........................................48

  SECTION 9.1.      Dissolution......................................................................48
  SECTION 9.2.      Termination......................................................................48
  SECTION 9.3.      Liquidating Member...............................................................48
  SECTION 9.4       Cordish Termination Rights.......................................................49
  SECTION 9.5.      Cordish Closing..................................................................50
  SECTION 9.6.      Purchase Price on Redemption of Cordish LLC Interests............................51
  SECTION 9.7.      CRC Termination Rights...........................................................52
  SECTION 9.8.      CRC Closing......................................................................53
  SECTION 9.9.      Purchase Price on Redemption of CRC LLC Interests................................54

ARTICLE X        MISCELLANEOUS.......................................................................55

  SECTION 10.1.     Further Assurances...............................................................55
  SECTION 10.2.     Notices..........................................................................55
  SECTION 10.3.     Independent Representation.......................................................56
  SECTION 10.4.     Governing Law....................................................................57
  SECTION 10.5.     Captions.........................................................................57
  SECTION 10.6.     Pronouns.........................................................................57
  SECTION 10.7.     Successors and Assigns...........................................................57
  SECTION 10.8.     Extension Not a Waiver...........................................................57
  SECTION 10.9.     Construction.....................................................................57
  SECTION 10.10.    Severability.....................................................................57
  SECTION 10.1l.    Consents.........................................................................58
  SECTION 10.12.    Entire Agreement.................................................................58
  SECTION 10.13.    Rules of Construction............................................................58
  SECTION 10.14.    Counterparts.....................................................................59
  SECTION 10.15.    Expenses.........................................................................59
  SECTION 10.16.    Arbitration......................................................................59
  SECTION 10.17     General Indemnity/Liability......................................................60

SCHEDULES

Schedule A     List of Members
Schedule 5.2   Regulatory and Special Allocations

EXHIBITS

Exhibit A      Description of Existing Property and Owner Entities
Exhibit B      Approved Financing of Properties
Exhibit C      Form of REIT Declaration of Trust
Exhibit D      Form of Promissory Note
Exhibit E      Calculations Exhibit

                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                        REISTERSTOWN PLAZA HOLDINGS, LLC

       THIS AMENDED AND RESTATED OPERATING AGREEMENT (this "AGREEMENT") dated as of July 30, 2004 is made by and between RRP INVESTORS, LLC, a Maryland limited liability company (collectively "CORDISH"), CR REISTERSTOWN PLAZA, LLC, a Maryland limited liability company ("CRC") and INLAND REISTERSTOWN HC, L.L.C., a Delaware limited liability company ("INLAND").

                             PRELIMINARY STATEMENTS

       Reisterstown Plaza Holdings, LLC (the "COMPANY") was organized as a limited liability company under the Maryland Limited Liability Company Act pursuant to the filing of Articles of Organization with the Maryland State Department of Assessments and Taxation on December 20, 2002 and an Operating Agreement dated January 28, 2003 (the "ORIGINAL AGREEMENT"). The current Members of the Company are Cordish and CRC, each with a 50% interest.

       The Company is the sole member of Reisterstown Road Plaza Associates, LLC, a Maryland limited liability company ("RPA, LLC") which owns and operates a certain parcel of property known as Reisterstown Road Plaza Shopping Center ("PLAZA").

       The Company also owns the sole member interest in RRP Hecht, LLC, a Maryland limited liability company ("RRP HECHT") which owns certain property and improvements adjacent to the Plaza (the "HECHT BUILDING").

       Pursuant to the terms of a Contribution Agreement dated July 21, 2004, Inland has agreed to make certain cash contributions to the Company in exchange for a membership interest in the Company.

       The parties hereto now desire to enter into this Amended and Restated Operating Agreement in order to (i) reflect the admission of Inland as a Member of the Company and (ii) establish the manner in which the business and affairs of the Company shall be managed and to determine the respective rights, duties and obligations of the Members with respect to the Company and each other.

       NOW THEREFORE, the parties hereto, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, hereby agree as follows:

                                    ARTICLE I

                                  DEFINED TERMS

       The following terms shall have the following meanings when used herein:

       ADDITIONAL CAPITAL CONTRIBUTIONS: The Capital Contributions made by a Member, if any, to fund the acquisition and/or ownership by the Company, directly or indirectly, of a Property.

       ADDITIONAL PROPERTY: Each direct or indirect ownership interest which the Company acquires in a property in accordance with the terms of Section 6.5 hereof, together with all related assets and properties, whether, real, personal or mixed, tangible or intangible, used in connection therewith. Subject to the terms of Section 6.2.D hereof, an Additional Property may include an equity interest in an entity that owns a property, including, but not limited to, an equity interest in an Affiliate of a Member. The Existing Property shall not constitute an Additional Property. Each Additional Property shall be acquired and owned in a separate Additional Property Owner Entity.

       ADDITIONAL PROPERTY OWNER ENTITY: Each of the limited liability companies that is the owner of an Additional Property. Each Additional Property Owner Entity shall be wholly-owned by the Company.

       ADJUSTED CAPITAL ACCOUNT DEFICIT: With respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Allocation Year, after giving effect to the following adjustments: (i) credit to such Capital Account any amount that such Member is obligated to restore pursuant to any provision of this Agreement, is otherwise treated as being obligated to restore under Treasury Regulation Section 1.704-1(b)(2)(ii)(c), or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(l) and 1.704-2(i)(5); and (ii) debit to such Capital Account the items described in Treasury Regulations Sections 1.704-l(b)(2)(ii)(d)(4), (5) and (6). The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulation Section 1.704-l(b)(2)(ii)(d) and shall be interpreted consistently therewith.

       ADJUSTED CAPITAL BALANCE: With respect to (a) Inland, an amount equal to $88,453,326 less (i) the amount of all distributions made to Inland pursuant to Sections 4.3(iv) and 4.4(ii), and (ii) increased by additional Capital Contributions made by Inland pursuant to provisions of Section 1 of the Contribution Agreement and Section 3.3.A of this Agreement, and (b) each Associate Member, the amount set forth opposite such Member's name on Schedule A attached hereto, (i) less the amount of all distributions made to such Member as of such date pursuant to the provisions of Sections 4.3(ii), and 4.4(iv), and
(ii) increased from time to time in accordance with the provisions of Section 3.2.B hereof.

       ADDITIONAL PROPERTY OWNER ENTITY AGREEMENT: The Operating Agreement of each Additional Property Owner Entity, as the same may be amended or modified from time to time.

       AFFILIATE: With respect to any Person, (i) any Person directly or indirectly controlled by, controlling or under common control with such Person,
(ii) any officer, director, general partner or manager of such Person, or (iii) any Person which owns, directly or indirectly, ten percent (10%) or more of any class of voting securities of such Person or which exercises control over the management of such Person. For the purposes of this Agreement, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; and the term "controls", "controlling" and "controlled" have the meanings correlative to the foregoing.

       ALLOCATION YEAR: Means (i) the period commencing on the Closing Date and ending on December 31, 2004, (ii) any subsequent period commencing on January 1 and ending on the following December 31, or (iii) any portion of the period described in clause (ii) for which the

Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction pursuant to Article V.

       APPROVED FINANCING: Means any financing or refinancing of a Property on the terms set forth on EXHIBIT B hereto.

       ASSOCIATE MEMBER: means each of Cordish and CRC.

       BUSINESS DAY: Any day other than Saturday, Sunday or any other day on which commercial banks or savings and loan associations are required or authorized by law to close in New York City.

       CAPITAL ACCOUNT: The Capital Account maintained for each Member pursuant to Section 3.7.

       CAPITAL CONTRIBUTION: With respect to any Member, the amount of money and the initial Gross Asset Value of any property contributed by or credited to such Member, to the Company (net of any liabilities secured by such property or to which such property is otherwise subject, determined taking into account Code
Section 752(c) and the Treasury Regulations thereunder, and any other applicable provisions of the Code and the Regulations).

       CAPITAL EXPENDITURES: For any period, the amount expended for items capitalized under generally accepted accounting principles, consistently applied, except for such items as are otherwise classified under this Agreement.

       CAPITAL RESERVE: The reserve established and maintained by the Company in accordance with Section 6.4 hereof.

       CAPITAL TRANSACTION: Any of the following: (a) a sale, exchange, transfer, assignment or other disposition of all or a portion of any Company Asset other than tangible personal property that is not sold or transferred in connection with the sale or transfer of real property or a leasehold interest in real property; (b) any condemnation or deeding in lieu of condemnation of all or a portion of any Company Asset; (c) any fire or other casualty to the Property or any other Company Asset; and (d) the financing or refinancing of any Additional Property.

       CASH SHORTFALL: For any period, and, to the extent applicable, with respect to each Owner Entity and each Additional Property Owner Entity, the excess, if any, of (a) Operating Expenses over (b) Gross Receipts (determined, to the extent applicable, for each Owner Entity and each Additional Property Owner Entity).

       CASH SHORTFALL LOAN: A loan made by a Member (or Affiliate or other Person designated by a Member) to an Owner Entity or Additional Property Owner Entity pursuant to Section 3.4.A or 3.4.B hereof, on the terms set forth in
Section 3.4.C and Section 3.4.E hereof.

       CERTIFICATE: The Articles of Organization of the Company filed with the Maryland State Department of Assessments and Taxation, as the same may be amended and restated from time to time.

       CLOSING DATE: Means the date of this Agreement.

       CODE: The Internal Revenue Code of 1986, as amended, or any corresponding provision or provisions of prior or succeeding law.

       COMPANY: Reisterstown Plaza Holdings, LLC which has been organized as a limited liability company under the laws of the State of Maryland, and any successor limited liability company.

       COMPANY ASSET: Any of the assets and property, whether tangible or intangible and whether real, personal, or mixed, at any time owned by or held for the benefit of the Company or any Owner Entity or Additional Property Owner Entity and all membership or beneficial interests in each Owner Entity and Additional Property Owner Entity.

       COMPANY MINIMUM GAIN: Has the meaning given to the term "partnership minimum gain" set forth in Treasury Regulations Section 1.704-2(d).

       CONTRIBUTION AGREEMENT: The Contribution Agreement between the Company and Inland dated July 21, 2004, as amended through the date hereof.

       CORDISH: RRP Investors, LLC, a Maryland limited liability company.

       CORDISH LLC INTEREST (OR LLC INTEREST OF CORDISH): The entire LLC Interest in the Company held directly or indirectly by Cordish, any Cordish Affiliate and any and all successors and permitted assignees of Cordish and/or any Cordish Affiliate.

       CORDISH MANAGED ENTITIES: Each Additional Property Owner Entity managed by Cordish but owned by the Company.

       CORDISH PREFERRED RETURN: A per annum rate equal to 6.0% per annum on Cordish's Adjusted Capital Balance as adjusted from time to time, provided, however, that such rate shall be pro rated for each Fiscal Year of the Company which is less than twelve (12) full months.

       CRC: CR Reisterstown Plaza, LLC, a Maryland limited liability company.

       CRC LLC INTEREST (OR LLC INTEREST OF CRC): The entire LLC Interest in the Company held directly or indirectly by CRC, any CRC Affiliate and any and all successors and permitted assignees of CRC and/or any CRC Affiliate.

       CRC MANAGED ENTITIES: Each Additional Property Owner Entity managed by CRC but owned by the Company.

       CRC PREFERRED RETURN: A per annum rate equal to 6.0% per annum on CRC's Adjusted Capital Balance as adjusted from time to time, provided, however, that such rate shall be pro rated for each Fiscal Year of the Company which is less than twelve (12) full months.

       DECLARATION OF TRUST: is defined in Section 6.2.D and set forth in EXHIBIT C.

       DEFAULT LOAN: A loan defined herein as a "Default Loan" pursuant to Sections 3.4.A, 3.4.B and/or 6.5.F.

       DEPRECIATION: For each Allocation Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such

Allocation Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Allocation Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Allocation Year bears to such beginning adjusted tax basis. If any asset shall have a zero adjusted basis for federal income tax purposes, Depreciation shall be determined utilizing any reasonable method selected by the Tax Matters Member and the Manager.

       DEVELOPMENT PLAN: With respect to any Additional Property a plan prepared by an Associate Member and submitted to Inland setting forth the overall plan for the acquisition and development or redevelopment of an Additional Property, including the following items, as applicable: purchase price for the Additional Property, environmental studies, conceptual plans, leasing plan, a development budget, material terms of anticipated project financing and such other material information respecting the acquisition, development or redevelopment of such Additional Property as determined by such Associate Member.

       80% OWNED AFFILIATE: With respect to any Person, an Affiliate of such Person 80% or more of the capital stock (or its equivalent in the case of Persons other than corporations) of which is owned beneficially by such Person directly, or indirectly through one or more 80% Owned Affiliates, or by a Person who, directly or indirectly, owns beneficially 80% or more of the equity interest (or its equivalent in the case of Persons other than corporations) of such Person; provided that, for purposes of determining the ownership of the equity interests of any Person, DE MINIMIS amounts of stock held by directors, nominees and similar Persons pursuant to statutory or regulatory requirements shall not be taken into account.

       ESCROW AGREEMENT: means that certain Escrow Agreement executed concurrently herewith, by and among the Associate Members, the Owner Entities and Chicago Title Insurance Company, as escrowee.

       EVENT OF BANKRUPTCY: With respect to any Member, if such Member (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceeding, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Member or of all or any substantial part of its properties, or (vii) 120 days after the commencement of any proceeding against the Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Member's consent or acquiescence of a trustee, receiver or liquidator of such Member or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. With respect to a Member, the foregoing definition of "Event of Bankruptcy" is intended to replace and shall supersede and replace the definition of "Bankruptcy" set forth in the LLC Act.

       EXISTING PROPERTY: means the Plaza and the Hecht Building, as further described on EXHIBIT A.

       FISCAL YEAR: Means (i) the period commencing on the date hereof and ending on December 31, 2004, and (ii) any subsequent period commencing on January 1 and ending on the earlier to occur of (A) the following December 31, or (B) the date on which all Company Assets are distributed pursuant to Section
9.2 and the Certificate has been cancelled pursuant to the Act.

       GROSS ASSET VALUE: With respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

              (a) The initial Gross Asset Value of any asset contributed by or credited to a Member to the Company shall be the gross fair market value of such asset, as determined by the Members;

              (b) The Gross Asset Values of all Company Assets shall be adjusted to equal their respective gross fair market values, as determined by the Manager, as of the following times: (i) the acquisition of an interest or an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of property or money as consideration for an interest in the Company; (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-l(b)(2)(ii)(g); and (iv) whenever otherwise permitted under Treasury Regulations Section 1.704-l(b)(2)(iv)(f); provided, however, that adjustments pursuant to clause (i) above shall be made only if the Tax Matters Member determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members;

              (c) The Gross Asset Value of any Company Asset distributed to a Member shall be the gross fair market value of such asset on the date of distribution as determined in accordance with the provisions hereof;

              (d) The Gross Asset Values of Company Assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-l(b)(2)(iv)(m) and subparagraph (vi) of the definition of Profit and Losses; PROVIDED, HOWEVER, that Gross Asset Values shall not be adjusted pursuant to this paragraph (d) to the extent the Tax Matters Member determines that an adjustment pursuant to paragraph (b) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d); and

              (e) If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraphs (a), (b), or (d), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

              (f) The Members agree that, as of the date hereof, the Gross Asset Value of the Existing Property is $100.0 million.

       GROSS RECEIPTS: For any period and with respect to each Property, all cash receipts and revenues of the Company and the associated Owner Entity or Additional Property Owner Entity, as applicable, of any kind calculated on a cash basis (other than distributions received by the

Company from any Owner Entity or Additional Property Owner Entity, as applicable), including, without duplication (i) all Rents received by such Owner Entity or Additional Property Owner Entity, as applicable, (ii) all payments received by such Owner Entity or Additional Property Owner Entity, as applicable, from the operators of any licensed facilities or concessions, (iii) all other forms of rent, revenue, income, proceeds, royalties, profits and other benefits paid to such Owner Entity or Additional Property Owner Entity, as applicable, from using, leasing, licensing, processing, operating from or in, or otherwise enjoying all or any portion of the Property, (including, but not limited to, any amounts released to the Company pursuant to the terms of the Escrow Agreement which are not deposited in the Operations Reserve or Capital Reserve), (iv) all payments under business interruption insurance policies or proceeds payable under any policy of insurance covering loss of Rents, (v) any utility or other deposits returned to such Owner Entity or Additional Property Owner Entity, as applicable, or other refunds accruing to such Owner Entity or Additional Property Owner Entity, as applicable, (vi) any interest earned on security deposits held by such Owner Entity or Additional Property Owner Entity, as applicable, to the extent retained by such Owner Entity or Additional Property Owner Entity, as applicable, and interest earned on operating and other accounts of such Owner Entity or Additional Property Owner Entity, as applicable, (vii) all amounts received by such Owner Entity or Additional Property Owner Entity, as applicable, from tenants at the Property in connection with the surrender of such tenant's lease and (viii) all refunds, rebates and other recoveries of items previously charged as Operating Expenses, but excluding, (a) Capital Contributions to such Owner Entity or Additional Property Owner Entity, as applicable, or the Company, (b) Net Proceeds of a Capital Transaction and Net Proceeds of a Financing with respect to such Owner Entity or Additional Property Owner Entity, as applicable, or the Company, (c) sums held by such Owner Entity or Additional Property Owner Entity, as applicable, as security deposits under leases for space at the Property unless and until applied to the satisfaction of tenants' obligations under such leases (to the extent permitted under applicable leases and law) and (d) non-cash charges accruing to the Company or such Owner Entity or Additional Property Owner Entity, as applicable, in the nature of depreciation and amortization of the Property.

       HECHT BUILDING: is defined in the Preliminary Statement.

       IMPOSITIONS: With respect to any Property, all taxes (including sales and use taxes), assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof), water, sewer or other rents, rates and charges, excises, levies, license fees, permit fees, inspection fees and other authorization fees and other charges, in each case whether general or special, ordinary or extraordinary, of every character (including all interest and penalties thereon), which at any time may be assessed, levied, confirmed or imposed by any governmental or quasi-governmental authority having jurisdiction over the Property on or in respect of or be a lien upon (i) the Property or any estate or interest therein,
(ii) any occupancy, use or possession of, or activity conducted on, the Property, or (iii) the Rents from the Property or the use or occupancy thereof.

       INDEMNIFICATION AGREEMENT: That certain Indemnification and Guaranty Agreement, dated as of the date hereof, by and between David S. Cordish, Cordish, Inland Western Retail Real Estate Trust, Inc. and Inland.

       INITIAL CAPITAL CONTRIBUTION: The Capital Contribution made by Inland as set forth in Section 3.2.A.

       INLAND PREFERRED RETURN: A per annum rate equal to 18% per annum on Inland's Adjusted Capital Balance as adjusted from time to time, provided, however, that such rate shall be pro rated for each Fiscal Year of the Company which is less than twelve (12) full months.

       LIQUIDITY ESCROW AGREEMENT: Means that certain Liquidity Amount Escrow Agreement, executed concurrently herewith by and among Cordish, the Owner Entities and Chicago Title Insurance Company, as escrowee.

       LLC INTEREST: As to any Member, all of the interest of that Member in the Company including, without limitation, such Member's (i) right to a distributive share of the Profits and Losses and cash flow of the Company, (ii) right to a distributive share of Company Assets and (iii) right to participate in the management of the business and affairs of the Company, as provided in this Agreement.

       MANAGER. Means the Person in whom the management of the Company is vested to the extent so provided in this Agreement. The Manager must be a Member of the Company. The Manager is Inland.

       MEMBER: At any time, any Person admitted and remaining as a member of the Company pursuant to the terms of this Agreement. As of the date of this Agreement, the Members of the Company are Cordish, CRC and Inland.

       MEMBER NONRECOURSE DEBT: Has the meaning given to the term "partner nonrecourse debt" set forth in Treasury Regulations Section 1.704-2(b)(4).

       MEMBER NONRECOURSE DEBT MINIMUM GAIN: An amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i)(2) and (3).

       MEMBER NONRECOURSE DEDUCTIONS: Has the meaning given to the term "partner nonrecourse deductions" set forth in Treasury Regulations Section 1.704-2(i)(2). For any Allocation Year, the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt equals the excess, if any, of the net increase, if any, in the amount of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt over the aggregate amount of any distributions during such Allocation Year to the Member that bears the economic risk of loss for such Member Nonrecourse Debt to the extent such distributions are from proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Nonrecourse Debt Minimum Gain, determined according to the provisions of Treasury Regulations Section 1.704-2(i)(2).

       NET CASH FLOW: For any period, the excess of (a) Gross Receipts plus any amount, as reasonably determined by the Manager, taken out of any general reserve account (other than the Operations Reserve and Capital Reserve which are governed by Section 6.4 hereof) established by the Company or any Owner Entity or Additional Property Owner Entity, over (b) Operating Expenses plus any amount, as reasonably determined by the Manager, added during such period to any such general reserve account (other than from the Operations Reserve and the Capital Reserve).

       NET PROCEEDS OF A CAPITAL TRANSACTION: With respect to any Property, Additional Property, Owner Entity or Additional Property Owner Entity, the net cash proceeds from a Capital Transaction less any portion thereof used to (i) establish reserves as reasonably determined by the Manager, (ii) repay any debts or other obligations of the Company or the Owner Entity or Additional Property Owner Entity, as applicable (including Cash Shortfall Loans and Development Loans), or (iii) restore the Property following a casualty or condemnation. "Net Proceeds of a Capital Transaction" shall INCLUDE all principal, interest and other payments as and when received with respect to any note or other obligation received by the Company, an Owner Entity or Additional Property Owner Entity, as applicable in connection with a Capital Transaction.

       NET PROCEEDS OF A FINANCING: With respect to the Existing Property, the net cash proceeds from an Approved Financing (or otherwise with the consent of the Members) less any portion thereof used to (i) establish reserves as reasonably determined by the Manager, or (ii) repay any debts or other obligations of the Owner Entity (including Cash Shortfall Loans to an Owner Entity).

       NONRECOURSE DEDUCTIONS: Has the meaning set forth in Treasury Regulations
Section 1.704-2(b)(l). The amount of Nonrecourse Deductions for an Allocation Year equals the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during that Allocation Year, over the aggregate amount of any distributions during that Allocation Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined according to the provisions of Treasury Regulations Section 1 .704-2(c).

       NONRECOURSE LIABILITY: Has the meaning set forth in Treasury Regulations
Section 1.704-2(b)(3).

       OPERATING EXPENSES: For any period and with respect to each Property, all expenses incurred by the Company and/or an Owner Entity (or Additional Property Owner Entity, as applicable) during such period, calculated on a cash basis, including, without duplication (subject to the exclusions described below): (i) current operating expenses and taxes incurred by an Owner Entity (or Additional Property Owner Entity, as applicable) or the Company including (without duplication) utility charges, costs of materials, normal repair and maintenance costs, Impositions and other business taxes applicable to any Property (except as excluded below), license fees, costs of complying with any encumbrance upon any Property, premiums for insurance, fees of the Company's counsel, the accounting fees, the costs of any audits and appraisals performed by the Company and any other reasonable costs which are paid for by the Company, (ii) the management fee and leasing commissions paid to a property manager by any Owner Entity (or Additional Property Owner Entity, as applicable) pursuant to a management agreement or leasing commission agreement, (iii) Capital Expenditures incurred in accordance with the provisions hereof or as mandated by law or necessitated by an emergency for improvements to space at any Property leased to tenants, inducements granted to such tenants and leasing expenses (including leasing commissions) (notwithstanding the foregoing, Capital Expenditures and other costs and expenses incurred in connection with the acquisition, development, redevelopment, improvement, construction and/or leasing of the Additional Properties, or any of them, including costs for improvements to space at any Additional Property leased to tenants and inducements granted to such tenants shall not constitute Operating Expenses), and (iv) payments of fees, interest and scheduled amortization of principal on any financing affecting the Property or the Company Assets, but excluding without duplication: (A) expenditures paid or to be paid from insurance proceeds or condemnation awards available for

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restoration of a Property; (B) any non-cash charges from depreciation or amortization of property; (C) any expenses or costs incurred in connection with a Capital Transaction that would not have been incurred but for such Capital Transaction; and (D) any payments on Cash Shortfall Loans, and Development Loans.

       OPERATIONS RESERVE: The reserve established and maintained by the Company in accordance with Section 6.4 hereof.

       OWNER ENTITY: Each of Reisterstown Plaza Associates, LLC, a Maryland limited liability company and RRP Hecht, LLC, a Maryland limited liability company as identified on EXHIBIT A. The term "Owner Entity" shall also include any borrowing entity formed and utilized by an Owner Entity in connection with an Approved Financing as described in EXHIBIT B.

       OWNER ENTITY AGREEMENT: The Operating Agreement of an Owner Entity, as the same may be amended or modified from time to time.

       PERCENTAGE INTEREST: As to any Member, the Percentage Interest of such Member specified in Section 3.1.

       PERSON: Any individual, corporation, partnership, limited liability company, association, trust or other entity or organization.

       PLAZA: is defined in the Preliminary Statement.

       PROFITS AND LOSSES: For any Allocation Year, the taxable income or loss of the Company for federal income tax purposes for such Allocation Year, as determined by the Accountant after consultation with the Members, in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be separately stated pursuant to Code Section 703(a)(l) shall be included in taxable income or loss), with the following adjustments:

              (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses hereunder shall be added to such taxable income or loss;

              (ii) Any expenditures of the Company described in Code Section 705(a)(2)(B), or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-l(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses hereunder shall be subtracted from such taxable income or loss.

              (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to the provisions of this Agreement, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

              (iv) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed with reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

              (v) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Year;

              (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required pursuant to Treasury Regulations Section 1.704-l(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's LLC Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits and Losses; and

              (vii) Notwithstanding any other provisions of the foregoing provisions of this definition, any items which are specially allocated to a Member hereunder shall not be taken into account in computing Profits or Losses.

The amount of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Section 5.2 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

       PROPERTY: In the singular, each of the Existing Property and Additional Properties, and in the plural, any two or more of the Existing Property and/or Additional Properties.

       RENTS: Collectively, all fixed, base, minimum, guaranteed, additional, retroactive, percentage, participation or escalation rents, operating cost pass-throughs, utility charges, common area maintenance or management charges, administrative charges, parking, maintenance, tax and insurance contributions payable under any lease for space at the Property, deficiency rents and liquidated damages following default by any tenant at the Property, premiums payable by any tenant at the Property upon the exercise of a cancellation privilege originally provided in any lease for space at the Property, and any rights and claims of any kind which the Company may have against any tenant at the Property.

       REORGANIZATION AGREEMENT: means that certain Agreement to Reorganize dated July ____, 2004 by and among the Company, Cordish and CRC.

       RPA: is defined in the Preliminary Statement.

       RRP: is defined in the Preliminary Statement.

       TAX MATTERS MEMBER. Has the meaning set forth in Section 7.5.

       TRANSFER: Any sale, assignment, gift, pledge, hypothecation or other transfer, direct or indirect, by operation of law or otherwise, of a Member's LLC Interest.

       TREASURY REGULATIONS: The Income Tax Regulations promulgated under the Code as such regulations may be amended from time to time (including Temporary Regulations).

       UNPAID CORDISH PREFERRED RETURN: As of any given date, the Cordish Preferred Return accrued to such date less distributions made by the Company to Cordish pursuant to the provisions of Sections 4.2(i), 4.3(i) and 4.4(iii) hereof as of such date.

       UNPAID CRC PREFERRED RETURN: As of any given date, the CRC Preferred Return accrued to such date less distributions made by the Company to CRC pursuant to the provisions of Sections 4.2(i), 4.3(i) and 4.4(iii) hereof as of such date.

       UNPAID INLAND PREFERRED RETURN: As of any given date, the Inland Preferred Return accrued to such date less distributions made by the Company to Inland pursuant to the provisions of Sections 4.2(ii), 4.3(iii) and 4.4(i) hereof as of such date.

                                   ARTICLE II

               CONTINUATION; NAME; PRINCIPAL OFFICE; PURPOSE; TERM

       SECTION 2.1.      CONTINUATION.

       A. The Company has previously been organized as a limited liability company pursuant to the provisions of the Maryland Limited Liability Company Act (the "LLC Act"). This Agreement amends, restates and replaces the Original Agreement. To the extent permitted by the LLC Act, the provisions of this Agreement shall override the provisions of the LLC Act in the event of any inconsistency between them.

       B. In order to maintain the Company as a limited liability company under the laws of the State of Maryland, the Manager shall, from time to time, take appropriate action, including the preparation and filing of such amendments to the Certificate and such other assumed name certificates, documents, instruments and publications as may be required by or desirable under law, including, without limitation, action to reflect:

              (i)    any change in the Company name; or

              (ii) any correction of false or erroneous statements in the Certificate or the desire of the Members to make a change in any statement therein in order that it shall accurately represent the agreement among the Members.

       C. Each necessary Member shall further execute, and the Company shall file and record (or cause to be filed and recorded) and shall publish, if required by law, such other and further certificates, statements or other instruments as may be necessary or desirable under the laws of the State of Maryland or the state in which any Property is located in connection with the formation of the Company and the commencement and carrying on of its business.

       SECTION 2.2. NAME, REGISTERED OFFICE, AND RESIDENT AGENT; PRINCIPAL PLACE OF BUSINESS.

       A. The name of the Company shall continue to be "Reisterstown Plaza Holdings, LLC."

       B. The principal place of business and office of the Company shall be located at c/o Inland Western Retail Real Estate Trust, Inc., 2901 Butterfield Road Oak Brook, Illinois 60523 or at such other places or within the county in which the Property is located as the Manager may from time to time designate. The Company may have such additional offices and places of business as may be established at such other locations as may be determined from time to time by the Manager.

       C. The present address of the registered office of the Company in the State of Maryland and its resident agent for service of process in the State of Maryland are as set forth in the Certificate.

       SECTION 2.3.      PURPOSE.

       A.     The purpose and business of the Company are solely to:

              (i) Acquire all the ownership interests in and exercise all the rights of the sole member of the Owner Entities and the Additional Property Owner Entities;

              (ii) Indirectly through each Owner Entity, to acquire, own, finance (using special purpose entities or otherwise), develop, redevelop, operate, lease, manage, control, sell, transfer, exchange or otherwise dispose of the Existing Property;

              (iii) Subject to the further provisions hereof and indirectly through the Additional Property Owner Entities, to acquire, own, finance, develop, redevelop, operate, lease, manage, control, sell, transfer, exchange or otherwise dispose of Additional Properties; and

              (iv) To do and perform all acts necessary or desirable to carry out any of the foregoing purposes.

       B. The Company shall not own any direct interest in real property or any other business venture, and shall not incur any debt, obligation or liability with respect to such assets. Instead, the Company shall only invest in qualified REIT real estate assets, which assets shall generate qualified REIT income and be owned separately by the Owner Entity and Additional Property Owner Entities and any debts and liabilities shall be incurred only by such Entities.

       C. Nothing in this Agreement shall be deemed to create a mutual agency between the Members with respect to any activities of the Company or the Members whatsoever. Except as expressly provided herein, no Member shall be deemed to be the agent of any other Member for any purposes and no Member shall have any authority to bind any other Member.

       D. Without the unanimous approval of the Members, the Company, the Owner Entities and the Additional Property Owner Entities shall not engage in any other business or activity.

       E. The Company intends that the Existing Property will be owned by the Owner Entities and all Additional Properties will be owned by Additional Property Owner Entities, through which the Company's business will be conducted. The terms of the organizational documents relating to the formation of each Owner Entity have been reviewed by the Members and are hereby approved by the Members, and the terms of the organizational documents relating to the formation of any Additional Property Owner Entity will be approved by the Members, provided that such approval shall not be unreasonably withheld or delayed; provided, however, that the organizational documents of any Owner Entity may be amended by Inland if the amendments do not materially adversely affect Cordish or CRC; and provided further, however, that subject to Section 6.2.D, the organization documents of any Cordish Managed Entity may be amended by Cordish if the amendments do not materially adversely affect the Company, Inland, or CRC; and further, subject to Section 6.2.D, the organization documents of any CRC Managed Entity may be amended by CRC if the amendments do not materially adversely affect the Company, Inland or Cordish. Notwithstanding the foregoing, each Member hereby acknowledges and agrees that simultaneously with the effective time of this Agreement, Inland shall cause the organizational documents of each Owner Entity to be amended and restated in their entirety to reflect the fact that Inland shall be appointed as the sole manager of each Owner Entity from and after the date hereof.

       SECTION 2.4.      TERM.

       The Company shall have perpetual existence beginning on the date that the Certificate was filed with the Maryland State Department of Assessments and Taxation; PROVIDED THAT the Company may be dissolved in accordance with Section
9.1 hereof.

       SECTION 2.5.      CLASSIFICATION OF THE COMPANY FOR TAX PURPOSES.

       The Members hereby acknowledge their intention that the Company be classified, for federal and state income tax purposes, as a partnership and not as an association taxable as a corporation pursuant to Section 7701(a)(2) of the Code and the Regulations promulgated thereunder, and hereby agree that the provisions of this Agreement shall be applied and construed in a manner to give full effect to such intent. Accordingly, each Member, by its execution or acceptance of this Agreement, covenants and agrees that (i) it will not cause the Company, any Owner Entity, or any Additional Property Owner Entity to make an election under Regulations Section 301.7701-3(b) to be taxed as a corporation for federal income tax purposes (ii) it will file its own federal and state income tax returns in a manner that is consistent with tax classification of the Company as a partnership and (iii) it will not take any action which is inconsistent with such classification.

       SECTION 2.6.      LIABILITY OF THE MEMBERS.

       No Member shall be liable under a judgment, decree or order of a court, or in any other manner for the debts or any other obligations or liabilities of the Company, an Owner Entity or an Additional Property Owner Entity solely by reason of being a Member of the Company. A Member shall be liable only to make the contributions described in Sections 3.2 and 3.3, on the terms therein described, and except as provided in Section 3.4 or 6.5.F, shall not be required to lend any funds to the Company, any Owner Entity or Additional Property Owner Entity, or to make any other contributions, assessments or payments to the Company; provided that a Member may be required to repay distributions made to it as provided in the LLC Act. No Member shall have any personal liability for any repayment of any Capital Contribution of any Member. The terms of this
Section 2.6 shall not limit or diminish in any way the obligations of the Members (and the other parties thereto) under this Agreement, the Indemnification Agreement and the Contribution Agreement.

       SECTION 2.7.      OWNERSHIP AND WAIVER OF PARTITION AND VALUATION.

       The LLC Interests of each Member in the Company shall be personal property for all purposes. All property and interests in property, real or personal, owned (directly or indirectly) by the Company shall be deemed owned (directly or indirectly) by the Company as an entity, and no Member, individually, shall have any ownership of or interest in such property or interest owned (directly or indirectly) by the Company except as a member of the Company. To avoid irreparable damage to the Company, each Member, on behalf of itself and its successors, representatives, heirs, and assigns hereby irrevocably, unconditionally and completely waives, renounces and releases each and all of the following rights that it has or may have, if any, by virtue of holding LLC Interests in the Company: (i) any right of partition or any right to take any other action that otherwise might be available to such Member for the purpose of severing its relationship with the Company or such Member's interest in the assets held by the Company from the interest of the other Members; and
(ii) any right to valuation and payment with respect to such Member's LLC Interests or any portion thereof, except to the extent specifically set forth herein. Notwithstanding any provision herein to the contrary, each Member hereby acknowledges and agrees that, pursuant to the provisions of Section 9.4.E(iii) hereof, in the event that Cordish seeks, or attempts to seek, to take any action in violation or inconsistent with the foregoing, Inland shall be permitted, in its sole and absolute discretion, to deliver a Redemption Notice to Cordish and to thereupon immediately cause the Company to purchase the Cordish LLC Interest pursuant to the terms of Sections 9.4, 9.5 and 9.6 hereof. In addition, notwithstanding any provision herein to the contrary, each Member hereby acknowledges and agrees that, pursuant to the provisions of Section 9.7.E(ii) hereof, in the event that CRC seeks, or attempts to seek, to take any action in violation or inconsistent with the foregoing, Inland shall be permitted at any time, in its sole and absolute discretion, to deliver a Redemption Notice to CRC and to thereupon immediately cause the Company to purchase the CRC LLC Interest pursuant to the terms of Sections 9.7, 9.8 and 9.9 hereof.

       SECTION 2.8.      WAIVER OF RIGHT TO JUDICIAL DISSOLUTION.

       The Members agree that irreparable damage would be done to the good will and reputation of the Company if any Member should bring an action in court to dissolve the Company. Accordingly, to avoid irreparable damage to the Company, each Member hereby irrevocably, unconditionally and completely waives, renounces and releases its right to seek a court decree of dissolution or to seek the appointment by a court of a liquidator for the Company. Notwithstanding any provision herein to the contrary, each Member hereby acknowledges and agrees that, pursuant to the provisions of Section 9.4.E(iii) hereof, in the event that Cordish seeks, or attempts to seek, to take any action in violation or inconsistent with the foregoing, Inland shall be permitted, in its sole and absolute discretion, to deliver a Redemption Notice to Cordish and to thereupon immediately cause the Company to purchase the Cordish LLC Interest pursuant to the terms of Sections 9.4, 9.5 and 9.6 hereof. In addition, notwithstanding any provision herein to the contrary, each Member hereby acknowledges and agrees that, pursuant to the provisions of Section 9.7E(ii) hereof, in the event that CRC seeks, or attempts to seek, to take any action in violation or inconsistent with the foregoing, Inland shall be permitted at any time, in its sole and absolute discretion, to deliver a Redemption Notice to CRC and to thereupon immediately cause the Company to purchase the CRC LLC Interest pursuant to the terms of Sections 9.7, 9.8 and 9.9 hereof.

                                   ARTICLE III
                 MEMBERS; COMPANY CAPITAL; PERCENTAGE INTERESTS

       SECTION 3.1.      MEMBERS.

       A. In accordance with the terms of the Contribution Agreement, Inland is hereby admitted as a Member in the Company. The respective names, business addresses and Percentage Interests of the Members are as set forth on SCHEDULE A and the Members identified on SCHEDULE A are, as of this date, the only members in the Company. SCHEDULE A shall be amended from time to time to reflect any changes of address, the admission of any additional or substitute Members or any changes to the information set forth thereon. The respective Percentage Interests of the Members set forth on SCHEDULE A shall not change or otherwise be modified or amended as a result of Capital Contributions made by the Members.

       B. One or more Persons may be admitted to the Company as additional Members from time to time only with the unanimous written consent of the Members, provided, however, that the admission of transferees permitted pursuant to Article VIII hereof shall not require the consent of the Manager or the Members.

       C. In addition to any other requirements set forth in this Agreement, no Person shall be admitted to the Company as an additional or substitute Member unless and until such Person has accepted and agreed to all the provisions of this Agreement by executing a counterpart signature page hereto or an amendment to this Agreement.

       SECTION 3.2.      INITIAL CAPITAL CONTRIBUTIONS.

       A. In accordance with the terms of the Contribution Agreement, upon the execution of this Agreement, Inland has contributed to the Company cash in the amount set forth next to its name on SCHEDULE A attached hereto and made a part hereof. The Capital Contributions of Inland provided in this Section 3.2A shall be referred to as its "INITIAL CAPITAL CONTRIBUTIONS."

       B. The Members hereby agree that, upon the admission of Inland as a Member of the Company, the Capital Accounts of the Associate Members shall be increased to equal the amounts set forth next to each Associate Member's name on SCHEDULE A, which reflect the Gross Asset Value of the Existing Property, as of the date hereof, reduced by (i) the amount of the Existing Debt as of the date hereof, (ii) the aggregate amount deposited in escrow pursuant to Section 1 of the Escrow Agreement and Section 1 of the Liquidity Escrow Agreement, and (iii) amounts not yet contributed to the Company by Inland as of the date hereof pursuant to Section 1.4.1 of the Contribution Agreement. The Capital Accounts (and Adjusted Capital Balance) of each Associate Member shall be increased from time to time, without duplication, as and when funds are released and deposited into the Operations Reserve and Capital Reserve, respectively, pursuant to Sections 2.1 and 2.2 of the Escrow Agreement, Section 2 of the Liquidity Escrow Agreement and the terms of Article I of the Contribution Agreement and Section 3.3.A of this Agreement..

       C. The initial Adjusted Capital Balance of Inland shall equal the Initial Capital Contribution of Inland as determined under Section 3.2.A hereof. The initial Adjusted Capital Balance of each Associate Member shall equal the initial Capital Account of such Associate Member as determined under Section 3.2.B hereof. The initial Adjusted Capital Balance of each Member shall be set forth opposite such Member's name on SCHEDULE A attached hereto.

       D. The manner in which Capital Contributions, Adjusted Capital Balances, Capital Accounts, the Operating Reserve and the Capital Reserve shall be determined and adjusted (under the terms and conditions of this Section 3.2 and this Agreement) is illustrated on EXHIBIT E attached hereto, which Exhibit is based on estimated figures and may not, therefore, reflect the actual figures applied under the terms of this Agreement.

       SECTION 3.3.      ADDITIONAL CAPITAL CONTRIBUTIONS.

       A. In accordance with and subject to the terms of Section 1.4.1 of the Contribution Agreement, Inland shall make additional Capital Contributions to the Company from time to time, 50% of which shall be deposited directly in the Operations Reserve and 50% of which shall be deposited directly in the Capital Reserve, as set forth in the Contribution Agreement.

       B.     Other than the Capital Contributions of the Members required under
Section 3.2 and 3.3.A, and as otherwise provided in this Agreement, no Member shall (i) be required or entitled to make any further Capital Contributions or
(ii) be required or entitled to lend any funds to the Company.

       C. Except as provided in Section 3.3.A, no Member shall have any obligation to make additional Capital Contributions to restore a deficit balance in its Capital Account. Notwithstanding the foregoing, any Member may, by delivery of written notice to the Manager delivered on or before December 31 of any year, voluntarily elect (in its sole and absolute discretion) to incur an unconditional obligation to restore a deficit balance in its Capital Account. Any such election, if made, shall be effective only for such period indicated in the written notice, and may, in the sole and absolute discretion of the electing Member, be limited to a specified dollar amount and/or specific period of time. This Section 3.3.C and any election made hereunder shall be interpreted and applied consistently with the provisions Treasury Regulation Section 1.704-1(b)(2)(ii)(c).

       SECTION 3.4.      FUNDING OF ADDITIONAL CASH REQUIREMENTS.

       A. If any Owner Entity, other than an Additional Property Owner Entity (which is addressed by Section 3.4.B), experiences a Cash Shortfall (other than to the extent that the Company's Cash Shortfall is attributable solely to an Additional Property Owner Entity, which is addressed in Section 3.4.B), the Manager shall have the right to provide written notice of such Cash Shortfall to all other Members (a "CASH SHORTFALL NOTICE"). Upon receipt of the Cash Shortfall Notice, the Members may, upon unanimous consent, elect to (a) make an Additional Capital Contribution in proportion to their respective Percentage Interests to cover the Cash Shortfall, or (b) make Cash Shortfall Loans to the Owner Entity in the amount of the Cash Shortfall and in proportion to the Member's respective Percentage Interests on the terms provided in Section 3.4.C. If the Members do not agree to make such Additional Capital Contributions or Cash Shortfall Loans, Inland shall promptly make (or cause an Affiliate or other Person selected by it to make) a Cash Shortfall Loan to the Owner Entity in the amount of the Cash Shortfall on the terms provided in Section 3.4.C. If Inland does not promptly make or cause an Affiliate or other Person selected by it to make a Cash Shortfall Loan pursuant to this Section 3.4.A, either or both of the Associate Members shall have the right, but not the obligation, to fund the amount of such loan (a "DEFAULT LOAN"), which shall constitute a loan by such funding Associate Member to Inland, which shall be a recourse demand obligation of Inland and which shall bear interest at the rate of 20% per annum, compounded monthly. All distributions of Net Cash Flow or Net Proceeds of a Capital Transaction or repayments by the

Company of any Cash Shortfall Loans otherwise payable to Inland shall be made instead to such funding Associate Member until all Default Loans (including accrued and unpaid interest) made by such funding Associate Member have been repaid in full. For the avoidance of doubt, any distributions or payments that would have otherwise been distributed or paid to Inland but are paid to such funding Associate Member in accordance with any Default Loan made pursuant to this Section 3.4.A shall, for all other purposes of this Agreement, be deemed to have been distributed or paid to Inland.

       B. If any Additional Property Owner Entity experiences a Cash Shortfall, or to the extent the Company experiences a Cash Shortfall attributable solely to one or more Additional Property Owner Entities, any Member shall have the right to provide written notice of such Cash Shortfall to all other Members (a "CASH SHORTFALL NOTICE"). Upon receipt of the Cash Shortfall Notice, the Members may upon mutual consent elect to (a) make an Additional Capital Contribution in proportion to their respective Percentage Interests to cover the Cash Shortfall, or (b) make Cash Shortfall Loans to the Additional Property Owner Entity in the amount of the Cash Shortfall and in proportion to the Member's respective Percentage Interests on the terms provided in Section 3.4.C. If the Members do not agree to make such Additional Capital Contributions or Cash Shortfall Loans, (a) Cordish shall promptly make (or cause an Affiliate or other Person selected by it to make) a Cash Shortfall Loan to the Cordish Managed Entity in the amount of the Cash Shortfall on the terms provided in Section 3.4.C. and (b) CRC shall promptly make (or cause an Affiliate or other Person selected by it to make) a Cash Shortfall Loan to the CRC Managed Entity in the amount of the Cash Shortfall on the terms provided in
Section 3.4.C. If the applicable Associate Member does not promptly make or cause an Affiliate or other Person selected by it to make a Cash Shortfall Loan pursuant to this Section 3.4.B, Inland shall have the right, but not the obligation, to fund the amount of such loan (a "DEFAULT LOAN"), which shall constitute a loan by Inland to Cordish or CRC, as the case may be, which shall be a non-recourse demand obligation of Cordish or CRC, as the case may be, and which shall bear interest at the rate of 20% per annum, compounded monthly. All distributions of Net Cash Flow or Net Proceeds of a Capital Transaction or repayment by the Company of any Cash Shortfall Loans otherwise payable to Cordish or CRC, as the case may be, shall be made instead to Inland until all Default Loans (including accrued and unpaid interest) made by Inland have been repaid in full. In addition, if all Default Loans made by Inland are not repaid in full within six (6) months, the Associate Member on whose behalf the Default Loan was made shall have no management and/or voting rights (including, but not limited to those provided in Section 6.1.D) with respect to the Existing Properties or Owner Entities pursuant to the provisions hereof until all such Default Loans made by Inland have been repaid in full. For the avoidance of doubt, any distributions or payments that would have otherwise been distributed or paid to Cordish or CRC, as the case may be, but are paid to Inland in accordance with any Default Loan made pursuant to this Section 3.4.B shall, for all other purposes of this Agreement, be deemed to have been distributed or paid to Cordish or CRC, as the case may be.

       C. Cash Shortfall Loans, if any, made pursuant to this Section 3.4 shall: (i) be evidenced by a written promissory note containing customary terms and conditions in a form attached hereto as EXHIBIT D, (ii) bear interest at the rate of 12% per annum, shall compound monthly and shall accrue until maturity and (iii) mature on the earlier of the date that is five (5) years after the initial funding of such loan or the occurrence of a Capital Transaction with respect to the Owner Entity or Additional Property Owner Entity that is the obligor on such Cash Shortfall Loan.

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       D.     If, at any time or from time to time, the Company or an Owner
Entity requires additional funds, the Manager may cause the Owner Entity to borrow the required additional funds from any Person or Persons, provided that such borrowing is an Approved Financing.

       E. The Members hereby covenant and agree to structure any Cash Shortfall Loans made pursuant to the terms of this Agreement so that such loans satisfy the "Straight Debt Safe Harbor" under Code Section 856(c)(7) and the Treasury Regulations promulgated thereunder.

       SECTION 3.5.      LOANS.

       A. The Members intend that the Company will not own any real estate directly, but will only own interests in the Owner Entities and Additional Property Owner Entities. Accordingly, unless all Members agree, the Manager shall not incur any loans or borrowings on behalf of the Company.

       B. If any Member shall lend any money to any Owner Entity or Additional Property Owner Entity, the amount of any such loan shall not be considered a Capital Contribution to the Company, increase its Capital Account or affect in any way its share of the Profits, Losses, other items of income, gain, loss or deduction or distributions of the Company but shall be a debt due from the Owner Entity or the Additional Property Owner Entity, as applicable.

       C. The proceeds of Cash Shortfall Loans, Default Loans and Development Loans made pursuant to the provisions of this Agreement and the proceeds of any financing obtained by the Associate Members pursuant to Section 6.2.B.(i) with respect to any Additional Property will only be advanced as and to the extent that costs and expenses to be funded pursuant to the provisions hereof by such Cash Shortfall Loans, Default Loans, Development Loans and/or such other financing are actually incurred.

       SECTION 3.6.      NO THIRD PARTY BENEFICIARIES.

       The obligations of Inland or the Associate Members to fund Cash Shortfall Loans hereunder shall not confer upon any creditor or other third party having dealings with the Company or any Owner Entity any right, claim or other benefit, including the right to require any such Cash Shortfall Loans.

       SECTION 3.7.      CAPITAL ACCOUNTS.

       A. The Company shall establish and maintain a separate Capital Account for each Member in accordance with the provisions of this Section 3.7. To each Member's Capital Account there shall be credited such Member's Capital Contributions, such Member's allocable share of Profits, and any items in the nature of income or gain that are specially allocated to such Member under this Agreement.

       B. To each Member's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Company property distributed to such Member pursuant to any provision of this Agreement (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Code Section 752), such Member's allocable share of Losses, and any items in the nature of expenses or losses that are specially allocated to such Member under this Agreement.

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       C.     In the event any interest in the Company is transferred in accordance with the terms of this Agreement (i.e., Article VIII hereof), the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest. In the case of a sale or exchange of an interest in the Company at a time when an election under Code Section 754 is in effect, the Capital Account of the transferee Member shall not be adjusted to reflect the adjustments to the adjusted tax bases of Company property required under Code Sections 754 and 743, except as otherwise permitted by Treasury Regulations Section 1.704-1(b)(2)(iv)(m).

       D. In determining the amount of any liability for purposes of Section 3.7.B above, there shall be taken into account Code Section 752(c) and the Treasury Regulations promulgated thereunder, and any other applicable provisions of the Code and Regulations.

       E. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations.

       SECTION 3.8.      RETURN OF CAPITAL.

       Except as provided in Article IX or as otherwise agreed by the Members, no Member shall have the right to withdraw or receive any return of its Capital Contributions. Except as provided in Article IX or as otherwise agreed by the Members, no Member shall have any right to demand or receive property (other than cash) in return of its Capital Contributions.

                                   ARTICLE IV

              DISTRIBUTIONS; ESCROWS AND REPAYMENT OF EXISTING DEBT

       SECTION 4.1.      ESCROW PAYMENTS AND EXISTING DEBT.

       A. Immediately after the execution and delivery of this Agreement, the Company shall contribute sufficient cash to the Owner Entities to repay and satisfy in full the Existing Debt (as such term is defined in the Contribution Agreement). No repayment of the Existing Debt pursuant to this Section 4.1.A shall reduce Cordish's or CRC's Adjusted Capital Balance or Capital Account. Each party hereto hereby acknowledges and agrees that it is the intention of the Manager to cause the Owner Entity, simultaneously with the execution of this Agreement, to borrow funds from an unrelated third party lender (which transaction shall constitute an Approved Financing under the terms of EXHIBIT B attached hereto). Notwithstanding any inference herein to the contrary, the repayment of the Existing Debt, and other payments and distributions described in this Section 4.1 shall be funded, in whole or in part, in the Manager's sole and absolute discretion, from the proceeds of such third party loan to the Owner Entity.

       B. The Members recognize and agree that, upon the closing of the Contribution Agreement, a portion of Inland's Initial Capital Contributions shall be placed in escrow pursuant to the terms and conditions of the Escrow Agreement and the Liquidity Escrow Agreement.

       C. Upon the closing of the Contribution Agreement, the Company shall utilize a portion of Inland's Initial Capital Contribution to pay certain expenses of closing, as agreed to by Inland and the Associate Members, which amount shall reduce the contributions into the Operations Reserve and Capital Reserve, as agreed upon by the Associate Members.

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       SECTION 4.2.      DISTRIBUTIONS OF NET CASH FLOW.

       Subject to the provisions of Section 6.4 hereof, prior to the dissolution and termination of the Company, and subject to the LLC Act, Net Cash Flow of the Company for any Fiscal Year shall be distributed monthly (if and to the extent available) by the Company in the following order of priority:

              (i) FIRST, to the Associate Members, until such time as the Unpaid Cordish Preferred Return and the Unpaid CRC Preferred Return has been reduced to zero, pro rata in proportion to the Unpaid Cordish and CRC Preferred Returns.

              (ii) SECOND, in the sole and absolute discretion of the Manager, to Inland, until such time as the Unpaid Inland Preferred Return has been reduced to zero.

              (iii) THIRD, in the sole and absolute discretion of the Manager, to the Members, in proportion to their respective Percentage Interests in the Company.

       SECTION 4.3.      NET PROCEEDS OF A CAPITAL TRANSACTION.

       Subject to the provisions of Section 6.4 hereof, prior to the dissolution and termination of the Company, Net Proceeds of a Capital Transaction may be distributed by the Company from time to time in the sole and absolute discretion of the Manager in the following order of priority:

              (i) FIRST, to the Associate Members, until such time as the Unpaid Cordish Preferred Return and the Unpaid CRC Preferred Return has been reduced to zero, pro rata in proportion to the Unpaid Cordish and CRC Preferred Returns.

              (ii) SECOND, to the Associate Members, until such time as the Adjusted Capital Balance of each Associate Member has been reduced to zero, pro rata in proportion to their respective Adjusted Capital Balances.

              (iii) THIRD, to Inland, until such time as the Unpaid Inland Preferred Return has been reduced to zero.

              (iv) FOURTH, to Inland, until such time as the Adjusted Capital Balance of Inland has been reduced to zero.

              (v) FIFTH, the balance, to the Members in proportion to their respective Percentage Interests in the Company.

       SECTION 4.4       NET PROCEEDS OF A FINANCING.

       Subject to the provisions of Section 6.4 hereof, the Net Proceeds of a Financing may be distributed by the Company from time to time in the sole and absolute discretion of the Manager:

              (i) FIRST, to Inland, until such time as the Unpaid Inland Preferred Return has been reduced to zero

              (ii) SECOND, to Inland, until such time as the Adjusted Capital Balance of Inland has been reduced to zero.

              (iii) THIRD, to the Associate Members, until such time as the Unpaid Cordish Preferred Return and the Unpaid CRC Preferred Return has been reduced to zero, pro rata in proportion to the Unpaid Cordish and CRC Preferred Returns.

              (iv) FOURTH, to the Associate Members, until such time as the Adjusted Capital Balance of each Associate Member has been reduced to zero, pro rata in proportion to their respective Adjusted Capital Balances.

              (v) FIFTH, the balance, to the Members in proportion to their respective Percentage Interests in the Company.

       SECTION 4.5.      OTHER DISTRIBUTION RULES.

       A.     For purposes of Sections 4.2, 4.3 and 4.4:

              (i) Distributions of Net Cash Flow of the Company for any calendar month will be considered distributed before the Net Proceeds of a Capital Transaction and Net Proceeds of a Financing occurring during the same calendar month.

              (ii) Whenever possible, Net Cash Flow of the Company for any calendar month will be distributed before the Net Proceeds of a Capital Transaction and Net Proceeds of a Financing are distributed if the Net Proceeds of a Capital Transaction arise from a Capital Transaction or the Net Proceeds of a Financing arise from an Approved Financing that occurred within such calendar month or within the first ten (10) days of the immediately following calendar month.

              (iii) The Manager shall adopt other reasonable ordering conventions as may be necessary to prevent any duplication of amounts that are distributable under both of such Sections.

       B. Subject to the provisions of Section 3.4 and Section 6.5.F relating to Default Loans, distributions in respect of an LLC Interest shall be made only to the Person or Persons that, according to the Company's books and records, are the holders of record of the LLC Interests in respect of which such distributions are made on the actual date of distribution. Neither the Company nor the Manager shall incur any liability for making distributions in accordance with the provisions of the preceding sentence, whether or not the Company or the Manager has knowledge or notice of any Transfer or purported Transfer of ownership of any LLC Interest. Except with respect to Default Loans, the Manager shall have no right or authority to set-off any debts or obligations of an Associate Member against any distributions due to an Associate Member hereunder, including distributions under Sections 9.6 or 9.9 hereof.

       SECTION 4.6.      WITHHOLDING.

       A. The Members hereby authorize the Company to withhold from or pay on behalf of or with respect to such Member any amount of federal, state, local, or foreign taxes that the Tax Matters Member reasonably determines that the Company is required to withhold or pay with respect to any amount distributable or allocable to the Members pursuant to this Agreement, including any taxes required to be withheld or paid by the Company pursuant to Section 1441, 1442, 1445 or 1446 of the Code. The Tax Matters Member shall give prompt notice to the Members with respect to which withholding is effected in accordance with this
Section 4.6.A and
shall provide such Member with a written explanation of the basis for its determination so to withhold or pay (a "WITHHOLDING NOTICE"). Any amount paid on behalf of or with respect to a Member pursuant to the provisions hereof shall constitute a loan by the Company to such Member, which loan shall be repaid by such Member within 15 days after notice from the Tax Matters Member that such payment must be made, unless the Company withheld such payment from a distribution which would otherwise be made to such Member in accordance with the provision hereof. Any amounts so withheld shall be treated as having been distributed to such Member and shall be promptly paid, solely out of funds from the Company, by the Tax Matters Member to the appropriate taxing authority, In the event that a Member fails to pay any amounts owed to the Company pursuant to this Section 4.6.A when due, the Tax Matters Member may, in its sole and absolute discretion, elect to make the payment to the Company on behalf of such defaulting Member, and in such event shall be deemed to have loaned such amount to such defaulting Member, which shall be treated in the same manner as a Default Loan made to such defaulting Member. For the avoidance of doubt, any distributions which would have otherwise been distributed to a Member, but are retained by the Company in accordance with this Section 4.6.A, shall, for all other purposes of this Agreement, be deemed to have been distributed to such Member.

       B. If any Member determines that the Tax Matters Member has improperly caused the Company to withhold or to advance funds with respect to such Member in accordance with the foregoing, then such Member shall provide written notice of its objection to such withholding or advance to the Tax Matters Member, (an "OBJECTION NOTICE") within thirty (30) days after its receipt of the Withholding Notice, stating its rationale for such objection. If the objecting Member and the Tax Matters Member do not reach an agreement on the contested matter within thirty (30) days following the delivery by the objecting Member of the Objection Notice, then the Tax Matters Member shall not have the right exercise any rights pursuant to Section 4.6.A and the matter shall be submitted promptly by either party to binding arbitration, pursuant to Section
10.16 of this Agreement. After such arbitration proceeding has been completed, the Tax Matters Member shall then have the right to exercise its rights pursuant to Section 4.6.A hereof only in compliance with the determination of the arbitration proceeding. Failure of a Member to deliver an Objection Notice within thirty (30) days after its receipt of a Withholding Notice shall be deemed to constitute the recipient Member's acceptance of and agreement to the withholding and/or payment and the Tax Matters Member shall be entitled to proceed pursuant to the provisions of this Section 4.6.

       C.     If the Tax Matters Member improperly proceeds pursuant to this
Section 4.6, then the Company shall be required to pay to the objecting Member the amount of any distributions that would otherwise have been made to the objecting Member in accordance with the provisions of this Agreement but for the Tax Matters Member's improperly proceeding pursuant to Section 4.6, together with all out-of-pocket expenses properly and reasonably attributable to the dispute referenced in Section 4.6.B hereof, and the Company shall be required to pay interest at the rate of twenty percent (20%) on all such amounts to the objecting Member.

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                                    ARTICLE V

                        ALLOCATION OF PROFITS AND LOSSES

       SECTION 5.1.      PROFITS AND Losses.

       A.     PROFITS.      After giving effect to the allocations under Section
5.2 hereof, Profits for any Allocation Year shall be allocated to the Members in the following order of priority:

              (i) Profits other than from a Capital Transaction (and except as otherwise provided under Section 5.1.A(iii) hereof):

                     (a) FIRST, to the Associate Members, in the amount necessary to cause the aggregate amount of Profits allocated to the Associate Members under this Section 5.1.A(i)(a) from the current Fiscal Year and all prior Fiscal Years to equal the actual amounts distributed to the Associate Members pursuant to Section 4.2(i) for the current Fiscal Year and all prior Fiscal Years; and

                     (b) SECOND, to Inland, in the amount necessary to cause the aggregate amount of Profits allocated to Inland under Section 5.1.A(i)(b) from the current Fiscal Year and all prior Fiscal Years to equal the amounts distributable to Inland pursuant to
              Section 4.2(ii) for the current Fiscal Year and all prior Fiscal Years; and

                     (c) THIRD, the balance, to the Members, in proportion to their respective Percentage Interests in the Company.

              (ii) Profits from a Capital Transaction (except as otherwise provided under Section 5.1.A(iii) hereof):

                     (a) FIRST, to each Member in an amount equal to the amount necessary to increase each such Member's Capital Account to the amount distributable to such Member pursuant to Section 4.3 hereof; and

                     (b) SECOND, the balance, to the Members, in proportion to their respective Percentage Interests in the Company.

              (iii) Profits arising from any Capital Transaction (including a hypothetical sale in connection with an in-kind distribution upon liquidation of the Company) occurring upon or resulting in the liquidation (within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g)) of the Company:

                     (a) FIRST, to the Associate Members, until the Capital Account balance of each Associate Member equals the sum of (1) its Unpaid Preferred Return plus (2) its Adjusted Capital Balance, pro rata;

                     (b) SECOND, to Inland, until the Capital Account balance of Inland equals the sum of (1) the Unpaid Inland Preferred Return plus (2) the Adjusted Capital Balance of Inland; and

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                     (c)    THIRD, the balance, to the Members, in proportion to
              their respective Percentage Interests in the Company.

       B.     LOSSES. After giving effect to the allocations under Section
5.2 hereof, Loss for any Allocation Year shall be allocated to the Members in the following order of priority:

              (i)    Losses other than as provided in Section 5.1 .B(ii) hereof:

                     (a) FIRST, to Inland, to the extent of Losses attributable to the Existing Property, but in an amount without causing Inland to have an Adjusted Capital Account Deficit;

                     (b) SECOND, to Cordish, to the extent of Losses attributable to the Cordish Managed Entities, but in an amount without causing Cordish to have an Adjusted Capital Account Deficit;

                     (c) THIRD, to CRC, to the extent of Losses attributable to the CRC Managed Entities, but in an amount without causing CRC to have an Adjusted Capital Account Deficit;

                     (d) FOURTH, to the Members, pro rata in accordance with their Capital Account balances, the maximum that can be allocated without causing a Member to have an Adjusted Capital Account Deficit; and

                     (e) FIFTH, the balance, to the Members, in proportion to their respective Percentage Interests in the Company.

              (ii) Losses arising from any Capital Transaction (including a hypothetical sale in connection with an in-kind distribution upon liquidation of the Company) occurring upon or resulting in the liquidation (within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g)) of the Company:

                     (a) FIRST, to the Associate Members, until the Capital Account balance of each Associate Member equals the sum of (1) its Unpaid Preferred Return plus (2) its Adjusted Capital Balance, pro rata;

                     (b) SECOND, to Inland, the maximum amount that can be allocated without causing Inland to have an Adjusted Capital Account Deficit;

                     (c) THIRD, to the Associate Members, pro rata, in the maximum amount that can be allocated without causing either Associate Member to have an Adjusted Capital Account Deficit; and

                     (d) FOURTH, the balance, to the Members, in proportion to their respective Percentage Interests in the Company.

       SECTION 5.2.      REGULATORY AND SPECIAL ALLOCATIONS.

       A. Notwithstanding any other provisions of this Article V, the special allocations provisions set forth on SCHEDULE 5.2, which are hereby incorporated into this Section 5.2.A by this reference as if set forth in their entirety, shall apply prior to any other allocations of Profits and Losses (and any items of income, gain, loss or deduction).

       SECTION 5.3.      OTHER ALLOCATION RULES.

       A. For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as reasonably determined by the Manager using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

       B. Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Members for tax purposes in the same proportions as they share Profits or Losses, as the case may be, for the Allocation Year.

       C. The Members are aware of the income tax consequences of the allocations made by this Article V and hereby agree to be bound by the provisions of this Article V in reporting their shares of Company income and loss for income tax purposes.

       D. The Members agree that each Associate Member shall be allocated an amount of nonrecourse liabilities of the Company in an amount not less than each Associate Member's Code Section 704(c) "built in gain" in the Existing Property, in accordance with Treasury Regulations Section 1.752-3(a)(2). Any non-recourse liabilities not allocated pursuant to the preceding sentence shall be allocated to the Members, in proportion to their Percentage Interests in the Company, subject to paragraph (v) of EXHIBIT B.

       E. Profits, Losses and any other items of income, gain, loss or deduction shall be allocated to the Members pursuant to this Article V as of the last day of each Fiscal Year, provided that Profits, Losses and such other items shall also be allocated at such times as the Gross Asset Values of Company Assets are adjusted pursuant to subparagraph (b) of the definition of "Gross Asset Value" in Article I.

       SECTION 5.4.      TAX ALLOCATIONS: CODE SECTION 704(c).

       A. In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to the Existing Property, and any other property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value. The Members hereby irrevocably agree that the Company shall elect to use the "traditional method" as described in Treasury Regulations Section 1.704-3(d) with respect to allocations relating to the Existing Property (the "TRADITIONAL METHOD").

       B. In the event the Gross Asset Value of any Company property is adjusted pursuant to paragraph (b) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder, based on the Traditional Method.

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       C.     Any elections or other decisions relating to such allocations shall be made by the Manager, in any manner that reasonably reflects the purpose and intention of this Agreement.

                                   ARTICLE VI

                    GOVERNANCE AND ADMINISTRATIVE PROVISIONS

       SECTION 6.1.      MANAGEMENT OF BUSINESS AND AFFAIRS.

       A. Except as otherwise expressly provided in this Agreement, the business and affairs of the Company (including the business and affairs of the Company with respect to each Owner Entity and each Additional Property Owner Entity) shall be exclusively and solely vested in the Manager. Except as otherwise expressly provided in this Agreement, no Member, other than the Manager, shall be an agent of the Company or have any authority to bind or take action on behalf of the Company.

       B. The Members hereby designate and appoint Inland to serve as the Manager of the Company and the Members hereby cause the Company to designate and appoint Inland to serve as the Manager of each Owner Entity. Subject to the approval of the Members for Major Decisions and other limitations set forth in this Agreement, as well as the delegation of certain obligations and responsibilities by the Manager pursuant to this Agreement, the management of the Existing Property and the Additional Properties shall rest with and remain the sole and absolute right and responsibility of the Manager. The Associate Members agree to cooperate with Inland by executing any consents or certificates of the Company necessary to demonstrate to a lender, tenant or other service provider to an Owner Entity that Inland has the power and authority set forth in this Section 6.1. Without limiting the generality of the foregoing, but subject to the express provisions of this Agreement to the contrary, including, but not limited to, Section 6.2, the Manager shall have the full power and authority to do all things deemed necessary or desirable by it in its sole and absolute discretion to conduct the business of the Company and to effectuate the purposes set forth in Section 2.3 hereof, including, without limitation:

              (i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance of the Company's assets) and incurring of any obligations that it deems necessary for the conduct of the activities of the Company;

              (ii) the acquisition, sale, transfer, exchange or other disposition of any assets of the Company (including, but not limited to, the exercise or grant of any conversion, option, privilege, or subscription right or any other right available in connection with any assets at any time held by the Company);

              (iii) the mortgage, pledge, encumbrance or hypothecation of any assets of the Company (including, without limitation, any Existing Property), the use of the assets of the Company (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement which the Manager believes will directly benefit the Company and on any terms that the Manager sees fit, the lending of funds to other Persons and the repayment of obligations of the Company;

              (iv) the management, operation, leasing (including the amendment and/or termination of any lease), landscaping, repair, alteration, demolition, replacement or improvement of any Property;

              (v) the negotiation, execution and performance of any contracts, leases, conveyances or other instruments that the Manager considers useful or necessary to the conduct of the Company's operations or the implementation of the Manager's powers under this Agreement, including contracting with property managers, contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents (including Affiliates of Inland) and the payment of their expenses and compensation out of the Company's assets;

              (vi) the distribution of Company cash and other Company assets in accordance with this Agreement and the holding, management, investment, and reinvestment of cash and other assets of the Company;

              (vii) the selection and dismissal of employees of the Company (including, without limitation, employees having the title or holding the office of "president," "vice president," "secretary" or "treasurer"), and agents, outside attorneys, accountants, consultants and contractors of the Company and the determination of their compensation and other terms of employment or hiring;

              (viii) the maintenance of such insurance for the benefit of the Company and the Members as it deems necessary or appropriate including casualty, liability and other insurance on the Properties of the Company, which insurance may be obtained by a blanket insurance policy obtained by an Affiliate of Inland;

              (ix) the control of any matters affecting the rights and obligations of the Company, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment of any claim, cause of action, liability, debt or damages due or owing to or from the Company, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolutions, and the representation of the Company in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolutions, the incurring of legal expenses and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

              (x) holding, managing, investing and reinvesting cash and other assets of the Company;

              (xi) the collection and receipt of rents, revenues and income of the Company;

              (xii) in addition to working capital and/or reserves required to be maintained under this Agreement, the maintenance of working capital and other reserves in such amounts as the Manager deems appropriate and reasonable from time to time;

              (xiii) the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the Manager for the accomplishment of any of the powers of the Manager enumerated in this Agreement;

              (xiv) causing any Owner Entity or any of the Additional Property Owner Entities to take any of the foregoing actions or the undertaking of any of the foregoing actions in connection with or with respect to any Owner Entity or any of the Additional Property Owner Entities (including without limitation, contributing or loaning Company funds to, incurring indebtedness on behalf of, or guaranteeing the obligations of any Owner Entity or any Additional Property Owner Entity); or

              (xv) causing the Owner Entity to make any decision or take any action under the provisions of the Escrow Agreement and the Liquidity Escrow Agreement, in its sole and absolute discretion.

       C. The Manager shall keep the Members informed as to all matters of concern to the Company and the Members. In addition to and without limiting the duties and obligations of the Manager as set forth above, but subject to the provisions of Sections 6.2 and 6.6, the Manager shall use commercially reasonable efforts to:

              (i) cause the Company and each Owner Entity and Additional Property Owner Entity, directly or through its agents, at all times to perform and comply with the provisions of any loan commitment, agreement, mortgage, deed of trust, lease, construction contract or other contract, instrument or agreement to which the Company or any Owner Entity or Additional Property Owner Entity is a party or which affects the Property or the operation thereof;

              (ii) keep and maintain at least such insurance coverage as may be required by the holder of any mortgage or deed of trust encumbering all or any portion of any Property;

              (iii) deliver to the Members promptly upon the receipt or sending thereof copies of all notices, reports and communications (a) between the Company or any Owner Entity or Additional Property Owner Entity and any holder of a mortgage or deed of trust affecting all or any portion of the Property which relate to any existing or pending default thereunder or to any financial or operational information required by such holder and (b) regarding material violations affecting the Property;

              (iv) open and maintain bank accounts for funds of the Company and each Owner Entity;

              (v) employ contractors for the ordinary maintenance and repair of the Property, including installation of tenant improvements as required by leases on the Property;

              (vi) retain or engage real estate brokers licensed to do business in the states in which the Property, or any part thereof, is located;

              (vii) use reasonable efforts to enter into leases of space and other occupancy agreements on market terms and conditions, and in accordance with the requirements of any applicable loan;

              (viii) employ such managing or other agents necessary for the operation, management and leasing of each Property including, without limitation, a property manager (which may be an Affiliate of Inland or of Cordish or CRC);

              (ix) retain or engage attorneys and accountants, to the extent such professional services are required during the term of the Company; and

              (x) do any act which is necessary or desirable to carry out any of the foregoing.

       D. Notwithstanding the provisions of Section 6.1.B and 6.1.C, except as may otherwise be provided in Sections 6.2 or 6.6 or elsewhere in this Agreement, neither the Manager nor any other Member shall have any authority, in the name of or on behalf of the Company or any Owner Entity or Additional Property Owner Entity, to take any of the following actions or make any of the following decisions without the prior written consent or approval of all of the Members (each, a "MAJOR DECISION"):

              (i) allow the Company (as opposed to any Owner Entity or any Additional Property Owner Entity) to incur debt, liabilities, guarantees, or borrowings,

              (ii) except with respect to or in connection with an Approved Financing, cause any Owner Entity or Additional Property Owner Entity to incur any debt or borrowing, or otherwise refinance, recast, extend, compromise, or prepay (except in connection with condemnation or casualty) any debt encumbering one or more of the Properties;

              (iii)  prior to December 31, 2009, and except as provided in
       Article IX hereof, and except with respect to a tax free exchange under
       Section 1031 of the Code or a reinvestment under Section 1033 of the Code, or other transaction in which the Company recognizes no gain or a DE MINIMIS (I.E., less than 1% of the selling price) gain, sell, transfer, assign, convey, exchange or otherwise dispose of or transfer all or any portion of any Property or the Company Assets (other than personal property of the Properties which may be disposed of or replaced due to wear and tear or obsolescence);

              (iv) except as provided in Article VIII, admit any Person as an additional Member of the Company;

              (v) assign the property or assets of the entire Company in trust for creditors or file on behalf of the entire Company a voluntary petition for relief under the bankruptcy laws or similar voluntary petition under state laws;

              (vi) cause the Company to become a party to any merger, consolidation or share exchange with any other entity or person, or dissolve or terminate the Company if any such transaction would have a material adverse effect on either Associate Member;

              (vii) other than in connection with an Approved Financing, pledge, assign or encumber any equity interest in any Owner Entity;

              (viii) pledge, assign or encumber any equity interest in any Additional Property Owner Entity;

              (ix) cause any Owner Entity or Additional Property Owner Entity to take any of the foregoing actions; and

              (x) fail to maintain at least $8.5 million of Approved Financing on the Existing Property which is allocable to CRC for purposes of Section 752 of the Code.

       E. Inland shall cause the Company and each Owner Entity to arrange and maintain property, casualty and liability insurance with respect to the Existing Properties in amounts and on terms that are consistent with the customary practices of Inland and its Affiliates with respect to similar properties and taking into account all relevant factors including the nature and location of the Existing Properties; PROVIDED, HOWEVER, Inland shall cause (i) any improvements on the Existing Properties to be insured against damage by fire and the other hazards covered by a standard extended coverage and all-risk insurance policy or a builders risk insurance policy, as applicable, for the full insurable value thereof (without reduction for depreciation or co-insurance) and with a reasonable deductible, (ii) each Existing Property with completed improvements to be covered by use and occupancy insurance covering, as applicable, rental income or business interruption, with coverage in an amount not less than twelve (12)-months anticipated gross rental income or gross business earnings, as applicable, attributable to such Existing Property; and
(iii) each Owner Entity to maintain commercial general liability and umbrella liability insurance with respect to each Existing Property providing for combined limits of liability of not less than $25 million for both injury to or death of a person and for property damage per occurrence; The Company, Cordish, CRC and each Additional Property Owner Entity shall be named as additional insureds. Upon the request of either Associate Member, Inland shall deliver to such Associate Member copies of such insurance policies and other documents and information necessary in order to verify its compliance with the provisions of this Section 6.1.E.

       F. Whenever a Member ("REQUESTING MEMBER") requests that another Member (the "REQUESTED MEMBER") consent to any action required of the Requested Member under the provisions of this Agreement, notice shall be delivered by the Requesting Member to the Requested Member pursuant to the provisions of Section
10.2 hereof, which notice shall be in writing and shall include (a) a summary of the terms and conditions of the actions requested to be taken by the Requesting Member, (b) a copy of any proposed documentation, including any document to be executed by the Company or the Requested Member in connection therewith, and (c) a notice that conspicuously states that "THIS NOTICE IS BEING PROVIDED TO YOU IN ACCORDANCE WITH THE TERMS OF THE AMENDED AND RESTATED OPERATING AGREEMENT OF REISTERSTOWN PLAZA HOLDINGS, LLC. IF YOU DO NOT GIVE YOUR APPROVAL OR DISAPPROVAL OF THE ACTION PROPOSED IN THIS NOTICE TO BE TAKEN WITHIN TEN (10) BUSINESS DAYS AFTER YOU RECEIVE THIS REQUEST FOR APPROVAL, YOUR APPROVAL OF THE PROPOSED ACTION WILL BE DEEMED GIVEN." . If the Requested Member does not respond to the Requesting Member within ten (10) business days of receipt of such notice, the Requested Member shall be deemed to have approved the action requested by the Requesting Member. Notwithstanding the inference from the foregoing provisions to the contrary, the foregoing provisions of this Section 6.1.F shall not be deemed to reduce any specific time periods for notice otherwise expressly set forth in this Agreement. In furtherance of the foregoing, in the event that any provision of this Agreement sets forth a specific time period for notice which is other than ten (10) business days, the provisions of this Section 6.1.F (including the notice to be delivered hereunder) shall be modified to reflect such specific time period.

       SECTION 6.2.      DELEGATION OF AUTHORITY REGARDING SPECIFIC MATTERS.

       A. The Manager hereby delegates to the Associate Members the specific and exclusive authority to arrange for, negotiate and acquire in the manner provided in Section 6.5 hereof, one or more Additional Properties. However, except as provided in Section 6.2.C below, the Associate Members may not manage or bind the Company with respect to the Existing Property. Subject to the terms of this Section 6.2 and Section 6.5 hereof, the signature of either Associate Member alone shall be both necessary and sufficient to: (i) acquire any Additional Property; (ii) organize any Additional Property Owner Entity; (iii) execute any promissory notes, deeds of trust, mortgages, or other instruments of hypothecation with respect to the financing or re-financing of any Additional Property; or (iv) enter into any partnership, operating or other agreements with respect to an Additional Property Owner Entity, or any entity in which any Additional Property Owner Entity holds an equity interest. All of the Members agree that a copy of this Agreement may be furnished to appropriate third parties in order to confirm the matters set forth in the immediately preceding sentence. Inland agrees to cooperate with each Associate Member by executing any consents or certificates of the Company necessary to demonstrate to a lender, tenant or other service provider to an Additional Property Owner Entity that such Associate Member has the power and authority set forth in this Section 6.2.A.

       B. In addition, notwithstanding any provision of Section 6.1 to the contrary, but subject in all respects to the provisions of this Section 6.2 and
Section 6.5 hereof, the Manager hereby delegates to the Associate Members the specific and exclusive authority to direct the management of the business and affairs of any Additional Property Owner Entity and the Additional Properties. Cordish and CRC shall, between them, agree from time to time as to which Additional Properties and which Additional Property Owner Entities shall be managed by Cordish and which shall be managed by CRC. In connection therewith, Cordish, as to those Additional Properties owned by Cordish Managed Entities, and CRC, as to those Additional Properties owned by CRC Managed Entities, is authorized, in the name of and on behalf of the Company, to cause any such Additional Property Owner Entity to take any and all actions whatsoever, including but not limited to the following actions:

              (i) To negotiate, in the name of and on behalf of the Additional Property Owner Entity, financing for the acquisition, construction, development, redevelopment, or improvement of the Additional Property, which may be secured by the Additional Property (but which shall be nonrecourse in all respects to the Company and Inland and shall be secured solely by the Additional Property to which such financing relates, together with any guaranty or credit enhancement given by an Associate Member or any Associate Member Affiliate or other Person other than the Company) and to take any and all actions necessary or convenient to cause the Additional Property Owner Entity, to close on any such financing; PROVIDED, HOWEVER, that (a) prior to the Additional Property Owner Entity executing any binding agreement regarding such financing of an Additional Property, the applicable Associate Member shall consult with Inland regarding the terms of the financing and shall provide Inland with the opportunity to review any material documents to be executed by the Additional Property Owner Entity in connection therewith, although so long as the financing is consistent with and satisfies the guidelines set forth above in this subsection 6.2.B(i), or so long as the Additional Property Owner Entity owns an equity interest in another entity (and does not own a direct real property interest and does not incur such financing directly), Inland's consent to such execution shall not be required, (b) payment and performance of any recourse financing secured by an Additional Property managed by an Associate Member from a third-party lender unaffiliated with such Associate Member shall be guaranteed by such Associate Member (or an Affiliate thereof or other Person); and (c) such financing shall be an "Approved Financing" under the terms and conditions of EXHIBIT B attached hereto. No guaranty or credit enhancement (or payment thereunder) provided by an Associate Member shall increase its Capital Account or Adjusted Capital Balance; instead any such payment shall be treated as a Development Loan (subject to the terms of Section 6.5.F hereof) to the Additional Property Owner Entity.

              (ii) To direct the Additional Property Owner Entity with respect to the entering into, modifying, extending, making any decisions required or permitted to be made under, enforcing any of an Additional Property Owner Entity's rights under or terminating the management agreement for the Additional Property.

              (iii) To take any action enumerated under Sections 6.1.B and 6.1.C, but solely with respect to the Additional Property and in the name of the Additional Property Owner Entity, provided however that, notwithstanding any provision hereof to the contrary (other than as provided in Sections 9.6 and 9.9), the disposition by the Company of an interest in an Additional Property Owner Entity and/or the disposition by an Additional Property Owner Entity of any Additional Property, any part thereof or any interest therein, shall require the consent of Inland.

              (iv) Subject to the provisions of this Agreement, to take any other action associated with the construction, improvement, development and/or redevelopment of the Additional Property, including the negotiation and execution of any and all contracts or agreements in connection therewith.

              (v) To take any other action and make any other decision pertaining to the conduct of the business and affairs of the Additional Property Owner Entity and the Additional Property.

Notwithstanding any provision of this Section 6.2, the actions described in Sections 6.1.D shall constitute Major Decisions as they relate to the Additional Properties which the Associate Member managing the respective Additional Property Owner Entity shall not have the right to take pursuant to the provisions of this Section 6.2 and/or Section 6.5 without the prior written consent of Inland.

       C. Notwithstanding anything to the contrary otherwise contained herein, Inland recognizes and agrees that, pursuant to the terms and conditions of that certain Leasing and Construction Services Agreement (the "LEASING AGREEMENT") of even date herewith, Cordish and CRC shall have the right and power to provide certain leasing and construction services to the Existing Property on behalf of the Owner Entities. Cordish and CRC may withdraw and use funds from the Operations Reserve and Capital Reserve to fulfill any obligations of Cordish and CRC under the Leasing Agreement.

       D. Notwithstanding any provision of this Agreement to the contrary, if Inland reasonably determines that the Company, any Owner Entity or any Additional Property Owner

Entity has taken or expects to take an action that would jeopardize Inland's status as a REIT, Inland shall have absolute authority to take any and all actions that Inland reasonably determines is necessary to preserve the continued qualification of Inland as a REIT or to avoid the imposition of additional taxes under the REIT Rules on Inland; provided that such action by Inland shall not alter or diminish the distributions to the Associate Members under Article IV and Article IX of this Agreement. In furtherance of the foregoing, each Associate Member hereby severally covenants and agrees that it shall timely deliver to Inland monthly reports, and such other documents and information as Inland shall reasonably request, regarding the operations relating to the Additional Properties managed by each such Associate Member in order to enable Inland to comply with the REIT Rules and applicable REIT reporting and compliance requirements and in order to enable Inland to preserve the continued qualification of Inland as a REIT and to avoid the imposition of additional taxes under the REIT Rules on Inland. Without limiting in any way its obligations under this Section 6.2.D, in connection with its obligations under this Section 6.2.D, each Associate Member hereby covenants and agrees to (i) cooperate with and provide accurate information to Inland to the extent necessary for Inland to comply with the REIT Rules and applicable REIT reporting and compliance requirements (which require that Inland satisfies certain income and asset tests which could be impacted by the operations of the Additional Properties), (ii) notify Inland in writing prior to an Associate Member adding services not currently provided to tenants or others (to verify that any such services do not cause any amounts of gross income that would otherwise qualify under Section 856(c)(3) of the Code to fail to qualify under such Code provision as a result of the provision of such services), (iii) provide Inland with quarterly asset and income statements, within twenty (20) days after the end of each calendar quarter, in a form to be provided to the Associate Member by Inland, (iv) timely and accurately complete and respond in full to any and all annual questionnaires delivered by Inland, to the extent reasonably related to Inland's qualification or taxation as a REIT, (v) notify Inland in writing prior to the acquisition of any securities and prior to having any tenant issue promissory notes or other securities in lieu of, or in addition to, such tenant's obligations to pay rent under any sublease and (vi) cause the Additional Property Owner Entity it manages to derive solely gross income from operations that is described from time to time by Inland in written guidance delivered to the Associate Member or is otherwise permitted under the REIT Rules. Notwithstanding anything in this Agreement to the contrary, neither Associate Member shall be required independently to determine whether any transaction or arrangement could jeopardize Inland's ability to qualify as a REIT or would result in the imposition of additional taxes on Inland under the REIT Rules; provided, however, if either Associate Member has actual knowledge or believes, or is otherwise informed by Inland in the exercise of Inland's reasonable judgment, that a transaction or arrangement involving an Additional Property a potential Additional Property or an Additional Property Owner Entity would jeopardize Inland's ability to qualify as a REIT or result in Inland's payment of additional taxes under the REIT Rules, such Associate Member or Additional Property Owner Entity shall take such actions (or refrain from taking such actions) as are required to protect Inland's REIT status or to avoid the imposition of such taxes (as the case may be); provided, further, that if (a) the Associate Member or any Additional Property Owner Entity is required under this Agreement to take actions (or refrain from taking such actions) to protect Inland's REIT status or to avoid such additional taxes, (b) such action is not otherwise contemplated by this Agreement, and (c) such action (or inaction) causes such Associate Member or Additional Property Owner Entity to incur costs or damages, Inland shall reimburse such Associate Member or Additional Property Owner Entity (as applicable) for the amount of the reasonable costs and damages so incurred. In addition to the foregoing, the Members have consented and agreed to enter into that certain Declaration of Trust and related agreements as set forth on EXHIBIT C attached hereto as of the date hereof; provided, however, that Inland shall reimburse any Additional Property Owner for any loss, cost, expense and damage as a result of the transfer of any Additional Property to such Trust. Each Associate Member hereby covenants and agrees to have its representatives meet from time to time (at least quarterly) with representatives of Inland, at the reasonable request of Inland, to review the current status of the REIT Rules and applicable compliance and reporting obligations as they pertain to the operation of the Additional Properties.

       E. Each Associate Member shall be liable for its own actions and shall not be jointly liable for any obligation hereunder.

       SECTION 6.3.      DUTIES AND CONFLICTS.

       A. The Members, in connection with their respective duties and responsibilities hereunder, shall at all times act in good faith and, except as expressly set forth herein, any decision or exercise of right of approval, consent, disapproval or deferral of approval by a Member (including the Manager) is to be made by such Member pursuant to the terms of this Agreement in good faith, but recognizing that each Member may act in its own economic self interest and in accordance with such tax and business objectives as it deems appropriate or desirable for such Member. Except as otherwise agreed to in writing by the Members, no Member (including the Manager) or any partner, officer, shareholder or employee of any Member shall receive any salary or other remuneration for its services rendered pursuant to this Agreement. Notwithstanding the foregoing, an Affiliate of Inland may manage the Existing Property pursuant to a separate management agreement, the execution by the Company of which shall expressly not require the consent of either Associate Member.

       B. Each Member recognizes that the other Members (including the Manager) have or may have other business interests, activities and investments, some of which may be in conflict or competition with the business of the Company and that such other Member (including the Manager) is entitled to carry on such other business interests, activities and investments. No Member (including the Manager) shall be obligated to devote all or any particular part of its time and effort to the Company and its affairs.

       C. The Manager shall not be liable to the Company or any other Member for any error in judgment, mistake or law or fact or for any other act or thing which it may do or refrain from doing in connection with the business and affairs of the Company, except in the case of an intentional breach of any provision of this Agreement (after written notice to the Manager and a reasonable time to cure) or its willful misconduct, gross negligence or bad faith.

       SECTION 6.4.      OPERATIONS AND CAPITAL RESERVES.

       A. The Company shall establish, from the Initial Capital Contributions of Inland, a reserve (the "OPERATIONS RESERVE") of 50% of all cash remaining after the application of funds in accordance with Section 4.1. Thus, the payment to the Operations Reserve shall be approximately $17,452,928. The Operations Reserve shall be deposited in an interest-bearing account in a bank designated by Cordish (and as the sole signatory thereon) and acceptable to Inland. Interest earned, if any, on the Operations Reserve shall be released from the Operations Reserve and included in Gross Receipts. The balance of the Operations Reserve shall be increased from time to time without duplication (i) as and when funds are released from the escrow account(s) and designated to be deposited in the Operations Reserve in accordance with terms of Sections 2.1 and 2.2 of the Escrow Agreement and Section 2 of the Liquidity Escrow Agreement, (ii) as and when Inland makes Additional Capital Contributions to the Company under the terms of Section 3.3.A hereof but solely to the extent that such funds are designated to be deposited in the Operations Reserve pursuant to the terms of this Agreement and Article I of the Contribution Agreement, and (iii) as and when funds are designated to be deposited in the Operations Reserve pursuant to the terms of the Contribution Agreement. The balance of the Operations Reserve shall be decreased from time to time as and when funds are withdrawn from such account and applied in the manner set forth in this Agreement. Notwithstanding any provision of Article IV hereof to the contrary, all amounts payable to Cordish as a Cordish Preferred Return or as an Unpaid Cordish Preferred Return shall be paid solely from (x) the Operations Reserve, and shall reduce dollar for dollar the balance of the Operations Reserve; (y) Net Cash Flow received by the Company to the extent derived solely from the activities of any Cordish Managed Entity and/or (z) Development Loans made by Cordish pursuant to Section 6.5.F hereof. Cordish shall be permitted to cause the Company to withdraw and use funds in the Operations Reserve, without the consent of Inland or CRC, within the authority granted to Cordish, to direct the acquisition, development and operations of Additional Properties (either directly or indirectly by a Cordish Managed Entity), as well as to pay any claim owed by Cordish under the Indemnification Agreement. Inland, acting in its capacity as Manager, shall be permitted to cause the Company to withdraw and use funds in the Operations Reserve for any other Company purpose, but only to the extent the revenues of the Company are insufficient to accomplish such purposes and Inland obtains the prior written consent of Cordish to such withdrawal and use, which consent may be withheld in Cordish's sole and absolute discretion; PROVIDED, HOWEVER, that in no event shall funds (other than earnings thereon) be released from the Operations Reserve to make distributions to Members.

       B. The Company shall establish, from the Initial Capital Contributions of Inland, a reserve (the "CAPITAL RESERVE") of 50% of all cash remaining after the application of funds in accordance with Section 4.1.A and 4.1.B hereof. Thus, the payment to the Capital Reserve shall be approximately $16,502,928. The Capital Reserve shall be deposited in an interest-bearing account in a bank designated by CRC (and as the sole signatory thereon) and acceptable to Inland. Interest earned, if any, on the Capital Reserve shall be released from the Capital Reserve and included in Gross Receipts. The balance of the Capital Reserve shall be increased from time to time without duplication (i) as and when funds are released from the escrow account(s) and designated to be deposited in the Capital Reserve in accordance with terms of Sections 2.1 and
2.2 of the Escrow Agreement and Section 2 of the Liquidity Escrow Agreement,
(ii) as and when Inland makes Additional Capital Contributions to the Company under the terms of Section 3.3.A hereof but solely to the extent that such funds are designated to be deposited in the Capital Reserve pursuant to the terms of this Agreement and Article I of the Contribution Agreement, and (iii) as and when funds are designated to be deposited in the Capital Reserve pursuant to the terms of the Contribution Agreement. The balance of the Capital Reserve shall be decreased from time to time as and when funds are withdrawn from such account and applied in the manner set forth in this Agreement. Notwithstanding any provision of Article IV hereof to the contrary, all amounts payable to CRC as a CRC Preferred Return or as an Unpaid CRC Preferred Return shall be paid solely from (x) the Capital Reserve, and shall reduce dollar for dollar the balance of the Capital Reserve; (y) Net Cash Flow received by the Company to the extent derived solely from the activities of any CRC Managed Entity and/or (z) Development Loans made by CRC pursuant to Section 6.5.F hereof. CRC shall be permitted to cause the Company to withdraw and use funds in the Capital Reserve, without the consent of Inland or Cordish, within the authority granted to CRC, to direct the acquisition, development and operations of Additional Properties

(either directly or indirectly by a CRC Managed Entity). Inland, acting in its capacity as Manager, shall be permitted to cause the Company to withdraw and use funds in the Capital Reserve for any other Company purpose, but only to the extent the revenues of the Company are insufficient to accomplish such purposes and Inland obtains the prior written consent of CRC to such withdrawal and use, which consent may be withheld in CRC's sole and absolute discretion; PROVIDED, HOWEVER, that in no event shall funds (other than earnings thereon) be released from the Capital Reserve to make distributions to Members.

       SECTION 6.5       ACQUISITION OF ADDITIONAL PROPERTIES.

       A. The Members anticipate expanding the business of the Company by acquiring one or more Additional Properties (through Additional Property Owner Entities) and causing the Additional Properties to be developed, redeveloped or refurbished. The Members intend and agree that Cordish shall organize and manage Cordish Managed Entities and CRC shall organize and manage CRC Managed Entities. Any Associate Member may identify potential Additional Properties for acquisition and development by the Company and shall notify the other Members of any such identification and provide the other Members with the opportunity to comment thereon. Each Associate Member shall have the right and authority, subject to the provisions of Section 6.l.D applicable to the Associate Members pursuant to Section 6.2.A hereof, to supervise and coordinate all aspects of the acquisition, financing, development and/or redevelopment of each Additional Property, shall keep Manager informed with respect to all such activity and shall have the duties and obligations set forth in Section 6.1.C and elsewhere in this Agreement with respect to the Additional Properties, to the extent applicable; PROVIDED, HOWEVER, that any such Additional Property may only be acquired by an Additional Property Owner Entity and only if (i) such Additional Property and the related Development Plan for such Additional Property has been approved by the Associate Member who will manage such Additional Property, (ii) all available environmental reports and similar reports for such Additional Property have been submitted to the Manager and the Manager has approved the environmental and similar condition of such Additional Property, (iii) the Manager determines that the acquisition of such Additional Properties would not impose additional liabilities or obligations on the Company (other than to the extent that such liabilities or obligations would remain liabilities and obligations solely of the applicable Additional Property Owner Entity) and (iv) the Manager determines that the acquisition of such Additional Properties would not adversely affect the continued qualification of Inland as a REIT and would not cause the imposition of additional taxes under the REIT Rules on Inland.

       B. Unless otherwise agreed by the Members in writing, each Additional Property shall be acquired by an Additional Property Owner Entity which shall be a single-purpose limited liability company similar in form and structure to each Owner Entity. Each Additional Property Owner Entity shall be owned solely by the Company.

       C. Unless otherwise agreed by the Members in writing, the Associate Members may utilize cash then held in the Operations Reserve and the Capital Reserve to fund the costs relating to any Additional Property in addition to incurring (or causing an Additional Property Owner Entity to incur) financing for the acquisition, development and/or redevelopment of the Additional Property (subject to the limitations set forth in this Agreement). Unless otherwise agreed by the Members in writing, and notwithstanding any authority granted to the Associate Members under this Agreement (specifically including, but not limited to, Section 6.2 hereof), the Company shall not utilize any Company cash other than the cash in the Operations Reserve or the Capital Reserve in connection with the acquisition of, financing of, operation of, and other costs relating to, the Additional Properties and the Additional Property Owner Entities.

       D. Each of the Associate Members shall cause the Company and each Additional Property Owner Entity to arrange and maintain property, casualty and liability insurance with respect to the Additional Properties it manages in amounts and on terms that are consistent with the customary practices of the Associate Members and their Affiliates with respect to similar properties and taking into account all relevant factors including the nature and location of the Additional Properties; PROVIDED, HOWEVER, with respect to each Additional Property managed by an Associate Member, such Associate Member shall cause (i) any improvements on the Additional Properties to be insured against damage by fire and the other hazards covered by a standard extended coverage and all-risk insurance policy or a builders risk insurance policy, as applicable, for the full insurable value thereof (without reduction for depreciation or co-insurance) and with a reasonable deductible, (ii) each Additional Property with completed improvements to be covered by use and occupancy insurance covering, as applicable, rental income or business interruption, with coverage in an amount not less than twelve (12)-months anticipated gross rental income or gross business earnings, as applicable, attributable to such Additional Property; and
(iii) each Additional Property Owner Entity to maintain commercial general liability and umbrella liability insurance with respect to each Additional Property providing for combined limits of liability of not less than $25 million for both injury to or death of a person and for property damage per occurrence; The Company, Inland and each Owner Entity shall be named as additional insureds. Upon the request of Inland, an Associate Member shall deliver to Inland copies of such insurance policies and other documents and information necessary in order to verify its compliance with the provisions of this Section 6.5.D for the Additional Property it manages.

       E. Subject to the terms of Section 6.2.B(i) hereof, the Associate Members shall have the right and authority to arrange the original financing for each Additional Property on behalf of the Additional Property Owner Entity in accordance with Section 6.2.B(i) without the need to obtain the consent or approval of the Manager or other Members, and to utilize the funds (including interest thereon) in the Operations Reserve and Capital Reserve in connection with the acquisition, development and/or redevelopment of Additional Properties.

       F. If any Additional Property Owner Entity has a need for funds in connection with the acquisition, development and/or redevelopment of an Additional Property, or if the Company requires additional funds in connection with the acquisition of an equity interest in an Additional Property Owner Entity, or if the Additional Property Owner Entities do not have sufficient cash flow to fund the Cordish Preferred Return and the CRC Preferred Return that year to the Company, and in either case such amount exceeds the amount available in the sole discretion of Cordish as to a Cordish Managed Entity or CRC as to a CRC Managed Entity from the Operations Reserve, the Capital Reserve and the proceeds of any financing arranged by the respective Associate Member pursuant to Section 6.5.E hereof, then the Associate Member managing the particular Additional Property Owner Entity shall have the right to provide written notice of the need for such funds ("REQUIRED DEVELOPMENT FUNDS") to the Members (a "DEVELOPMENT FUNDS NOTICE"). Upon receipt of the Development Funds Notice, the Members may upon mutual consent (in their sole and absolute discretion) elect to (a) make an Additional Capital Contribution in proportion to their respective Percentage Interests, or (b) make loans ("DEVELOPMENT LOANS") to the Additional Property Owner Entity in the amount of the Required

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Development Funds described in the Development Funds Notice in proportion to the
Members' respective Percentage Interests on the same terms and form as a Cash Shortfall Loan made with respect to the Additional Property as set forth in
Section 3.4.C hereof. The Members hereby covenant and agree to structure any Development Loans made pursuant to the terms hereof so that such loans satisfy the "Straight Debt Safe Harbor" under Section 856(c)(7) and the Treasury Regulations promulgated thereunder. If the Members do not agree to make such Additional Capital Contributions or Development Loans, the Associate Member who manages the applicable Additional Property shall promptly make (or cause an Affiliate or other Person selected by it to make) a Development Loan to the Additional Property Owner Entity in the amount of the Required Development Funds in accordance with Section 6.2.B(i) and on the same terms applicable to a Cash Shortfall Loan made with respect to the Additional Property as set forth in
Section 3.4.C hereof. If such Associate Member does not promptly make or cause an Affiliate or other Person selected by it to make a Development Loan pursuant to this Section 6.5.E, Inland shall have the right, but not the obligation, in its sole and absolute discretion, to fund the amount of such Development Loan, which shall constitute a Default Loan by Inland to such Associate Member in the same manner as set forth in Section 3.4.B hereof. If Inland does not elect (in its sole discretion and with no duty or obligation to do so) to make such a Development Loan or Default Loan and if such Additional Property Owner Entity will become insolvent or will be in default under any of its financing obligations, then Inland shall have the unilateral right at any time to cause the Company to distribute the entire ownership interest in such Additional Property Owner Entity to the Associate Member who managed such Additional Property (notwithstanding any other provisions of this Agreement to the contrary) on the terms provided in Section 9.6.B or Section 9.9.B., as the case may be, and the Adjusted Capital Balance of the Associate Member who managed such Additional Property shall be reduced by an amount equal to the portion of the Operations Reserve or Capital Reserve, as the case may be, theretofore contributed to such Additional Property Owner Entity.

       G. Notwithstanding anything to the contrary otherwise contained herein, and in addition to the obligations and conditions set forth herein, in the event an Associate Member desires that an Additional Property Owner Entity managed by it acquire a direct interest in real property (as opposed to an indirect interest, such as a partnership interest or limited liability company interest in another entity that owns real property), before such Additional Property Owner Entity acquires title to such Additional Property, such Associate Member shall provide Inland with a copy of a Phase I environmental report that does not recommend that any further studies, tests or remediation be conducted with respect to such property.

       H. Prior to the acquisition of an Additional Property, and in addition to the obligations and conditions set forth herein, the Associate Member who will manage such Additional Property or Additional Property Owner Entity shall deliver to the Manager a proposed Development Plan for such Additional Property. The Manager shall have the right to review and comment on each Development Plan so submitted by such Associate Member. Within ten (10) business days after the delivery of the proposed Development Plan for an Additional Property, the Manager shall provide such Associate Member with its comments thereon (including whether or not the Manager believes at such time the Additional Property will comply with the requirements in Section 6.6, below, provided, however, that the Manager's initial belief as set forth in this sentence shall not be deemed to be a waiver of the Manager's or Inland's rights hereunder), if any, which such Associate Member shall take into consideration.

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       I.     The Associate Member who will manage such Additional Property shall cause the development, redevelopment, construction and improvement of each Additional Property to be completed substantially in accordance with the Development Plan therefor.

       SECTION 6.6       COMPLIANCE WITH CERTAIN REQUIREMENTS.

       Notwithstanding any other provision of this Agreement or any other document governing the management and operation of the Property, Inland shall have the right to cause the Company, each Owner Entity and any Additional Property Owner Entity to take any reasonable action or to refrain from taking any action (including but not limited to using a protective trust to own assets) to (i) preserve the continued qualification of Inland as a real estate investment trust under Section 856 of the Code (a "REIT"), (ii) preserve the continued qualification of any Affiliates of Inland as taxable REIT subsidiaries and (iii) avoid the imposition of additional taxes on Inland under Section 857 of the Code or Section 4981 of the Code and the Treasury Regulations promulgated thereunder (collectively the "REIT RULES"). The Members agree that in the event that Inland proposes to take any action (or cause the Company or any Owner to take any action) to ensure the continued qualification of Inland as a REIT or to avoid the imposition of additional taxes under the REIT Rules on Inland, Inland shall (x) notify and consult with the Associate Members regarding, and prior to taking, such proposed action and (y) except as provided in Section 6.2.D, not have liability to any other Member for monetary damages or otherwise for losses sustained or liabilities incurred in connection with such actions provided that Inland acts in good faith to determine and implement a course of action that preserves Inland's REIT status or avoids the imposition of additional taxes on Inland in a manner which minimizes the adverse effects on any other Member's rights and obligations hereunder. In no event, however, shall the distributions to the Associate Members under Article IV and Article IX of this Agreement be altered or affected by any action so taken by Inland.

       SECTION 6.7       EXCULPATION AND INDEMNIFICATION.

              A. Neither the Members nor any employee, representative, agent or Affiliate of the Members (collectively, the "COVERED PERSONS") shall be liable to the Members, the Company or any other Person who has an interest in or claim against the Company or any Additional Property Owner Entity or Owner Entity for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

              B. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's gross negligence or willful misconduct with respect to such acts or omissions; PROVIDED, HOWEVER, that any indemnity under this Section 6.7 by the Company shall be provided out of and to the extent of Company assets only, and the Members shall not have personal liability on account thereof.

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              C.     To the fullest extent permitted by applicable law, expenses
(including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 6.7

              D. A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

              E. To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Covered Person.

              F. The foregoing provisions of this Section 6.7 shall survive any termination of this Agreement.

              G. Notwithstanding any provisions herein to the contrary, the provisions of this Agreement, specifically including, but not limited to, the provisions of this Section 6.7, shall not in any way be construed to limit or affect the terms and conditions of the Indemnification Agreement.

                                   ARTICLE VII

                           BOOKS AND RECORDS; RESERVES

       SECTION 7.1.      BANK ACCOUNTS.

       The Manager shall have authority to open bank accounts and designate signatories with respect thereto on behalf of the Company and each Owner Entity and may authorize property managers to open such bank accounts as it shall deem necessary or desirable for the management and operation of the Property and the conduct of Company business (including the business of each Owner Entity). With respect to any Additional Properties managed by an Associate Member pursuant to the provisions hereof, the Associate Member who manages such Additional Property shall open and be the sole signatory on all bank accounts and keep all bank and accounting records with respect to such Additional Property and shall supply them to the Manager for incorporation into the books and records of the Company; provided, however, the Associate Members shall make all information regarding the Additional Properties and

                                     - 41 -
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Additional Property Owner Entities available to Inland for its review, as required under the terms of this Article VII.

       SECTION 7.2.      BOOKS OF ACCOUNT.

       The Company and each Owner Entity and Additional Property Owner Entity shall keep accurate and complete books of account and records showing the assets and liabilities, operations, transactions and financial condition of the Company, each Owner Entity and Additional Property Owner Entity and each Property. All such books of account and records may be inspected by any Member, its designees or representatives from time to time and upon reasonable prior notice at the office of the Company or other person maintaining the same. Cordish hereby acknowledges and agrees that pursuant to the terms of the Contribution Agreement, Cordish has agreed to deliver to Inland prior to the date hereof any and all of the books and records, organizational documents, banking records and statements and other financial statements (including ancillary documents relating thereto) of the Company and each Owner Entity covering all periods from the date of their formation until the date hereof. Cordish hereby covenants and agrees to cooperate with the Manager, and in particular will make available, as the Manager reasonably requests, management decisions, liaison personnel, information, approvals and acceptances so that the Manager may properly perform its obligations under this Agreement.

       SECTION 7.3.      OPERATING STATEMENTS.

       A. As and when prepared or received by the Manager, the Manager shall promptly provide each Member with copies of all reports, studies, operating statements, budgets and other material documents received by each Owner Entity and the Additional Property Owner Entities. The Manager shall at least once every Fiscal Year have the Company's books and records reviewed at Company expense by the Accountant. A copy of the reviewed audited financial statements shall be submitted promptly after completion to all Members, and not later than ninety (90) days after the end of each Fiscal Year. Each Associate Member shall provide the Manager with any and all reports and information regarding the Additional Property and the Additional Property Owner Entity that it manages and that the Manager requires in order to comply with its obligations under this
Section 7.3.

       B. As promptly as practical after the end of each calendar quarter, the Manager shall forward to each Member (i) a quarterly Net Cash Flow statement setting forth the calculation of Net Cash Flow and all disbursements of cash from the Company, (ii) unaudited financial statements of the Company, including a balance sheet as of the end of such quarter, statements of changes in Members' capital accounts during such quarter, statements of profit and loss for such quarter, all prepared in accordance with generally accepted accounting principles applied on a consistent basis, (iii) a revised projection of income and expenses of the Company for the remainder of the current Fiscal Year, (iv) in the event a Capital Transaction has occurred, a statement of the Net Proceeds of a Capital Transaction for such Capital Transaction. As promptly as practical after the end of each calendar year, the Manager shall forward to each Member the same statements described in the preceding sentence for the preceding calendar year. The Manager may, at its option, require each Associate Member to be responsible for the preparation of all such reports with respect to any Additional Property and any Additional Property Owner Entity that it manages, including, but not limited to, the reports and information required to be delivered to Inland under the terms of Section 6.2.D.

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       C.     As soon as practicable, but not later than seventy-five (75) days after the end of the Fiscal Year, and only after the written approval by the Manager, the Tax Matters Member shall, as a Company expense, furnish the Members with all necessary tax reporting information required by the Members for the preparation of their respective federal, state and local income tax returns, including each Member's pro rata share of income, gain, loss, deductions and credits for such Fiscal Year. The Tax Matters Member hereby covenants and agrees that no tax return of the Company, any Owner Entity or any Additional Property Owner Entity shall be filed with any governmental authority without the prior written consent of all Members.

       D. As soon as practicable, but not later than seventy-five (75) days after the end of the Fiscal Year, and only after the written approval by the Manager, the Tax Matters Member shall, as a Company expense, furnish each Member with copies of the Company's federal partnership Return of Income and other income tax returns, together with each Member's Schedule K-1 or analogous schedule, which returns shall be signed by the Tax Matters Member on behalf of the Company and co-signed by the Accountant as preparer.

       E. Except as otherwise provided in this Agreement, all decisions as to accounting principles, whether for the Company's books or for income tax purposes (and such decisions may be different for each such purpose) and all elections available to the Company under applicable tax law shall be made by the Tax Matters Member. The Company shall cause all federal, state and local income and other tax returns to be timely filed by the Company, provided that such returns shall be subject to prior review and approval by Inland and the Associate Members.

       F. Each Member shall promptly provide the Manager and/or the Tax Matters Member, as applicable, with the information necessary in order to enable the Manager and/or the Tax Matters Member to furnish the information, reports and/or statements called for pursuant to this Section 7.3. The Manager's and/or the Tax Matters Member's obligations to provide reports, information and filings, shall be contingent upon the receipt of the relevant information from the Members.

       SECTION 7.4.      THE ACCOUNTANT.

       The Timonium, Maryland office of American Express Tax and Business Services, Inc. shall be retained as the accountant for the Company (the "ACCOUNTANT") and shall prepare the tax returns of the Company, subject to the review and written approval of Inland and the Associate Members. The fees and expenses of the Accountant shall be a Company expense. Upon reasonable advance notice to the Manager, any Member may, in its discretion and at such Member's expense, cause a nationally recognized accounting firm selected by such Member in its reasonable discretion to conduct an annual audit of the books, records and accounts of the Company, any Owner Entity or Additional Property Owner Entity (in addition to any audit conducted by the Accountant).

       SECTION 7.5.      TAX MATTERS MEMBER.

       A. Cordish is hereby designated to act as the "Tax Matters Member" under Code section 6231(a)(7) for the Fiscal Year ending December 31, 2004 and Inland shall be the Tax Matters Member for all other Fiscal Years. To the extent provided in Code sections 6221 through 6231 and subject to the provisions hereof, the Tax Matters Member shall represent the Company and the Members in their capacities as Members before taxing authorities or courts of

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competent jurisdiction in tax matters affecting the Company or the Members in their capacities as Members. To the extent the Company meets the criteria set forth in Section 6231(a)(l)(B)(i) of the Code, the Company shall not elect to be subject to the unified partnership audit procedures under Section 6231(a)(1)(B)(ii) of the Code. The Tax Matters Member shall cause the Accountant to report the transactions contemplated in the Contribution Agreement and herein with respect to the admission of Inland in accordance with the manner set forth herein and only with the written approval of all Members. In this regard, Inland acknowledges and agrees that its investment in the Company shall not result in a purchase or sale of the Existing Properties or the Member interests of Cordish or CRC in the Company and that the adjusted tax basis of the Existing Properties will not be increased as a result of Inland's investment in the Company.

       B. Subject to the limitations set forth in this Agreement, the Tax Matters Member is authorized to make any and all elections for federal, state, and local tax purposes, including, without limitation, any election, if permitted by applicable law: (i) to adjust the basis of Company Assets pursuant to Code sections 754, 734(b), and 743(b), or comparable provisions of state or local income tax law, in connection with Transfers of LLC Interests and Company distributions; (ii) to treat the Company as a partnership for income tax purposes (or the functional equivalent thereof under applicable state and/or local income tax law); and (iii) to treat the Owner Entity as a disregarded entity for all tax purposes. The Company shall not make an election under
Section 754 of the Code without the prior written consent of Cordish and CRC; provided, however, and for the avoidance of doubt, that the Manager shall be permitted, in its sole and absolute discretion, to cause the Company to make a
Section 754 election effective for the year in which the later to occur of the Closings under Section 9.5 and Section 9.9.

       C. To the extent that such matters would have a material effect on any Member, the Tax Matters Member shall obtain the consent of the other Members before it can (i) extend the statute of limitations for assessment of tax deficiencies against the Members with respect to adjustments to the Company's federal, state, or local income tax returns, or (ii) execute any settlement agreement that binds the Members or otherwise affects the rights of the Company and the Members.

       D. Prior to the taking of any action and/or the making of any election by the Tax Matters Member (including all such actions and/or elections specifically referred to in this Agreement) which has a material adverse effect on another Member, the Tax Matters Member shall provide prompt written notice of such intended action and/or election to the other Member. If the other Member sends the Tax Matters Member a written objection within thirty (30) business days of receiving the notice (or such shorter time as may be required to take such action or to make such election), the Tax Matters Member and the other Member shall confer about the intended action or election, as applicable. If agreement cannot be reached within sixty (60) business days after the receipt by the Tax Matters Member of the other Member's written objection (or such shorter time as may be required to take such action or to make such election), the Tax Matters Member shall take the action or make the election, as applicable as originally proposed unless the other Member provides an opinion from the other Member's regular outside legal tax counsel, or, at the option of the other Member, another nationally recognized law firm that is reasonably acceptable to the Tax Matters Member, in either case at the other Member's sole expense, that the action or election, as applicable as proposed would more likely than not have an adverse tax consequence to the other Member. In making such determination, the other Members' counsel (or such other law firm selected by it in accordance with the foregoing) shall be instructed to give effect to the provisions of Articles III and IV hereof, and the last sentence of

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Section 7.5.A. Any dispute regarding any action under this Section 7.5.D shall be submitted to arbitration in accordance with the provisions of Section 7.5.F hereof.

       E. Within five business days of its receipt, the Tax Matters Member shall give written notice to the other Members of the receipt of any written notice relating to a controversy or related proceeding which could have a material adverse effect on the other Member with the Internal Revenue Service or any state or local taxing authority, including, without limitation, (A) written notice that the Internal Revenue Service or any state or local taxing authority intends to examine the Company's income tax returns for any year; (B) written notice of commencement of an administrative proceeding at the Company level related to the Company under section 6223 of the Code; (C) written notice of any final Company administrative adjustment relating to the Company pursuant to a proceeding under section 6223 of the Code; (D) any request from the Internal Revenue Service or any comparable state or local taxing agency for waiver of any applicable statute of limitations with respect to the filing of any tax return by the Company; (E) any information document requests from the Internal Revenue Service or any other taxing authority, and (F) any Form 5701 or comparable state or local audit adjustment notices. Within ninety (90) days after receipt of notice of a final Company administrative adjustment, the Tax Matters Member shall notify each Member if it does not intend to file for judicial review with respect to such adjustment.

       F. The Tax Matters Member shall keep the other Members fully and promptly informed about the status of any tax controversy or related proceeding involving the Company which could have a material adverse effect on the other member. If, as a result of a notice provided by the Tax Matters Member under
Section 7.5.E or otherwise, another Member believes, based upon the nature of the government inquiry, that the government could be considering an adjustment that would have an adverse effect upon the other Member, then other Member shall have the right to hire and retain counsel of its choice to represent the Company in connection with such issue, shall have the right to control the contest of such issue, and shall participate in such contest to the maximum extent allowable by law, but shall keep the Tax Matters Member fully informed. If the Tax Matters Member does not agree that the government could be considering an adjustment that would have an adverse effect upon the other Member, then this dispute shall be promptly submitted to a senior tax partner at a nationally recognized law firm (other than the other Member's regular outside tax counsel) selected by the other Member (the "ARBITRATOR"). The Arbitrator so selected shall be instructed to give effect to the provisions of this Agreement in determining whether the adjustment could have an adverse effect on the other Member. The Arbitrator's determination shall be final and binding on the parties and if the determination is that the adjustment could have an adverse effect on the other Member, then the other Member shall have the rights set forth in this
Section 7.5.F. All information provided to the Arbitrator by the Company or either Member shall be kept strictly confidential by the Arbitrator.

       G. All expenses incurred by Cordish as the Tax Matters Member (or incurred by the Company as a result of actions taken on behalf of the Company by Cordish as the Tax Matters Member) for the 2004 taxable year (including, but not limited to, the costs and expenses incurred by the Company and/or Cordish for the preparation of the 2004 tax returns of the Company and the Owner Entities and the expenses of counsel retained by any Member to represent the Company under section 7.5.F in connection with any tax controversy or related proceeding of the Company) shall be borne solely by the Associate Members. All expenses incurred by Inland as the Tax Matters Member (including the expenses of counsel retained by the other Member to represent the Company under section 7.5.F) in connection with any tax controversy or related

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proceeding of the Company will be borne 50% by Inland, 25% by Cordish and 25% by
CRC. Nothing herein shall be construed to restrict Inland, during the periods that Inland is the Tax Matters Member, from engaging an accounting or law firm to assist the Tax Matters Member in discharging its duties hereunder, so long as the compensation paid by the Company for such services is customary.

                                  ARTICLE VIII

                            TRANSFER OF LLC INTERESTS

       SECTION 8.1.      NO TRANSFER.

       A. Except as provided in this Article VIII, no Member may Transfer any LLC Interest, except as hereinafter set forth in this Article VIII or upon prior written consent of all of the other Members, which consent may be granted or withheld in the sole and absolute discretion of the other Members. Any Transfer of an LLC Interest in contravention of this Article VIII shall be null and void and shall be deemed a material breach of, and a default under, this Agreement, and the other Members shall have all the rights and remedies available under this Agreement.

       B. For the purposes of this Article VIII the rules applicable to the Transfer of an LLC Interest shall apply in the same manner to transfers of an interest in the Members; PROVIDED, HOWEVER, that the following transfers shall not be subject to this Section 8.1 .B: (i) transfers of an interest in a Member to a Person who, as of the date hereof, is a member of such entity; or (ii) transfers of interest in Inland if an Affiliate of Inland retains at least a 20% interest; or (iii) transfers of interest in Inland in connection with a sale or transfer by Inland Western Retail Real Estate Trust, Inc. or any of its Affiliates, of all or substantially all of its assets; or (iv) transfers of interest in Cordish as long as David Cordish, Blake Cordish, Reed Cordish and/or Jonathan Cordish retains control of Cordish; or (v) transfers of interest in CRC as long as the existing principals of CRC retain control of CRC.

       SECTION 8.2.      PERMITTED TRANSFERS.

       A. The restrictions on Transfers under Section 8.1 shall not apply to any (i) Transfer (for any consideration or no consideration) by Inland or Cordish or CRC of all or any part of its LLC Interest to any 80% Owned Affiliate of the transferor Member (provided that counsel to the non-Transferring Member reasonably determines that such Transfer would not have any adverse tax effect (directly or indirectly) on the non-Transferring Member), or (ii) Transfer to any other Member.

       B. A permitted transferee of a Member pursuant to Section 8.1.A or 8.2.A hereof that acquires the LLC Interest of a Member shall not be recognized by the Company as a Member and shall have only the rights of an assignee of the transferor Member's LLC Interest, except upon compliance with the terms of
Section 8.2.C. A Member who assigns all of its LLC Interest to a permitted transferee (other than the other Member) in accordance with the provisions of this Agreement shall nevertheless remain a Member of the Company subject to all the duties and obligations imposed on it under this Agreement until such time as the transferee of such LLC Interest is admitted to the Company as a substitute Member in accordance with Section 8.2.C. Upon any permitted assignment of an LLC Interest pursuant to Section 8.2, the transferor and transferee shall file with the Company an executed or authenticated copy of the written instrument of assignment or transfer.

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       C.     No transferee of the whole or a portion of a Member's LLC Interest shall have the right to become a substituted Member in place of its transferor unless and until all of the following conditions are satisfied:

              (i) the transferor and transferee have executed and acknowledged such instruments as the other Members may reasonably deem necessary or desirable to effect such Transfer;

              (ii) a duly executed and acknowledged written instrument of transfer has been filed with the Company setting forth the intention of the transferor that the transferee become a substituted Member in its place;

              (iii) the transferee accepts and agrees to be bound by all the provisions of this Agreement by executing and delivering a counterpart signature page hereto; and

              (iv) the transfer would not materially and adversely affect the treatment of the Company for tax purposes under the Code or the tax laws of any state in which the Company does business.

       SECTION 8.3.      SUCCESSION BY OPERATION OF LAW.

       A. In the event of an Event of Bankruptcy with respect to a Member or the merger, consolidation, dissolution or liquidation of the Member, all of such Member's rights to distributions and allocations by the Company, shall pass to such Member's legal successor, but such legal successor shall not become a Member of the Company without the prior written consent of the other Members, which consent may be granted or withheld in all of the sole and absolute discretion of such other Members.

       B. Upon occurrence of an Event of Bankruptcy of a Member, or any other event that causes a Member to cease to be a member of the Company, the business of the Company shall continue without dissolution. Notwithstanding any other provision of this Agreement, each Member waives any right that it might have under the LLC Act to agree in writing to dissolve the Company upon the occurrence an Event of Bankruptcy or any other such event.

       SECTION 8.4.      ADDITIONAL RESTRICTIONS ON TRANSFERS.

       The LLC Interests described in this Agreement have not been registered under the Securities Act of 1933, as amended (the "1933 ACT") or under the securities laws of the State of Maryland or any other jurisdiction (the "STATE ACTS"). Consequently, in addition to any and all other restrictions on transferability set forth herein, the LLC Interests may not be sold, assigned, pledged, hypothecated or otherwise disposed of or Transferred, except in accordance with the provisions of the 1933 Act and the State Acts.

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                                   ARTICLE IX

                   DISSOLUTION AND TERMINATION OF THE COMPANY

       SECTION 9.1.      DISSOLUTION.

       The Company shall be dissolved and commence winding up and liquidating only upon the first to occur of any of the following:

       A. The sale, condemnation or other disposition of all or substantially all of the Properties and the receipt of all consideration therefor;

       B.     At any time that there are no Members; or

       C. The written election of all the Members to dissolve, wind up and liquidate the Company.

       SECTION 9.2.      TERMINATION.

       Notwithstanding any other provision of this Agreement, in all cases of valid, voluntary dissolution of the Company (the parties acknowledging that the right of a Member to cause an involuntary dissolution of the Company or a partition of the Company has been expressly waived, renounced and released under Sections 2.7 and 2.8 hereof), the business of the Company shall be wound up and the Company terminated as promptly as practicable thereafter, and each of the following shall be accomplished:

       A. The Manager shall cause to be prepared a statement setting forth the assets and liabilities of the Company as of the date of dissolution, a copy of which statement shall be furnished to all of the Members.

       B. The property and assets of the Company shall be liquidated by the Manager as promptly as possible, but in an orderly and businesslike and commercially reasonable manner. The Manager may, in the exercise of its business judgment and if commercially reasonable, determine to defer the sale of all or any portion of the property and assets of the Company if deemed necessary or appropriate to realize the fair market value of any such property or assets. In lieu of a sale of assets, and a dissolution of the Company, the Manager shall be authorized in its sole and absolute discretion to cause the Company to purchase and redeem the interests of the Associate Members pursuant to Sections 9.4 and
9.7 hereof.

       SECTION 9.3.      LIQUIDATING MEMBER.

       Upon the dissolution of the Company, Inland shall act as the liquidating member (in such capacity, the "LIQUIDATING MEMBER"). The Liquidating Member shall, upon the dissolution and upon completion of the winding up of the affairs of the Company, file appropriate certificate(s) to such effect in the proper governmental office or offices under the LLC Act as then in effect. Notwithstanding the foregoing, each Member, upon the request of the Liquidating Member, shall promptly execute, acknowledge and deliver all such documents, certificates and other instruments as the Liquidating Member shall reasonably request to effectuate the proper dissolution and termination of the Company, including the winding up of the business of the Company. Any tax matters that are continuing as of the time of such liquidation and dissolution and/or that arise after such liquidation and dissolution (if such liquidation and dissolution should ever occur) shall be governed by the provisions of Section 7.5 hereof, and the provisions of this sentence shall survive any such liquidation and/or dissolution of the Company.

       SECTION 9.4       CORDISH TERMINATION RIGHTS.

       A. Cordish shall have the right, but not the obligation, to require the Company to purchase and redeem all, but not less than all, of the LLC Interests of Cordish in the Company for the Cordish Liquidation Amount (as such term is defined in Section 9.6.A hereof and subject to Section 9.6.B hereof) if a Redemption Notice (as defined in Section 9.4.C below) is delivered by Cordish at any time during the period beginning on the date that is 24 calendar months from the date hereof and ending on the date that is 42 calendar months from the date hereof.

       B. Inland shall have the right, but not the obligation, to require the Company to purchase and redeem all, but not less than all, and Cordish shall be required to assign all, of the LLC Interests of Cordish in the Company for the Cordish Liquidation Amount (subject to Section 9.6.B hereof), if (except as provided in Section 9.4.E hereof) a Redemption Notice is delivered by Inland at any time during the period beginning on the date that is 42 calendar months from the date hereof and ending on the date that is 48 calendar months from the date hereof.

       C. In order to exercise the rights to require the Company to purchase and redeem the LLC Interests of Cordish under this Section 9.4, Cordish or Inland, as appropriate (the "EXERCISING MEMBER"), shall deliver to all the other Members and to the Company written notice (the "REDEMPTION NOTICE") of the exercise of such right, which notice shall state the Exercising Member's computation of the Cordish Liquidation Amount. The delivery of the Redemption Notice by the Exercising Member shall constitute an irrevocable commitment by Cordish to transfer and deliver, and the Company to purchase and redeem, the LLC Interests then held by Cordish for the Cordish Liquidation Amount. Closing on the purchase and redemption of Cordish's LLC Interests shall take place in accordance with Section 9.5 hereof. Any purchase and redemption of Cordish's LLC Interests under this Section 9.4 shall require the simultaneous repayment (at Closing) of all Default Loans made on behalf of Cordish pursuant to the provisions of this Agreement. All Cash Shortfall Loans and Development Loans made by Cordish with respect to the Additional Properties shall be repaid in full at the Closing except that if an interest in an Additional Property Owner Entity is distributed to Cordish, then all Cash Shortfall Loans and Development Loans made to such entity shall remain outstanding and any distribution of Additional Property Owner Entity Interests to Cordish pursuant to the provisions hereof shall be made subject to such Cash Shortfall Loans and Development Loans.

       D. Upon the delivery of the Redemption Notice by Cordish, Cordish shall thereupon only be entitled to receive the Cordish Liquidation Amount and Inland shall have sole authority to act on behalf of the Company to obtain at Closing the funds required to purchase and completely redeem the LLC Interests of Cordish, including borrowing money from third-party lenders, Members or Affiliates and seeking Capital Contributions from additional Members to be admitted to the Company.

       E. Notwithstanding any provision of this Section 9.4 and this Article IX to the contrary, and specifically notwithstanding the time period during which Inland is permitted to deliver a Redemption Notice under Section 9.4.B hereof, Inland shall have the right, but not the obligation, in its sole and absolute discretion, to deliver a Redemption Notice to Cordish and to cause the purchase and redemption of all of the LLC Interests held by Cordish or its Affiliates in the Company pursuant to the terms of this Article IX, upon the occurrence of one or more of the following events:

              (i) if, there are any unpaid indemnification obligations of Cordish and/or David S. Cordish to any "Inland Indemnified Party" pursuant to the terms and conditions of the Indemnification Agreement, which indemnification obligations have been unpaid for sixty (60) days following the date that such obligations have been either (A) liquidated and agreed to by the parties hereto or (B) determined by an arbitrator in accordance with the terms of Section 13.12 of the Indemnification Agreement;

              (ii)   if, (a) Inland suffers an Indemnified Loss pursuant to
Section 10.17B hereof and (b) an arbitration conducted under Section 10.16 hereof determines that Cordish owes and has failed to pay such Indemnified Loss within sixty (60) days of written notice provided by Inland; or

              (iii)  if Cordish breaches any of the provisions of Sections 2.7,
2.8 or 9.1 hereof.

       SECTION 9.5.      CORDISH CLOSING.

       A. The closing of the redemption of Cordish's LLC Interests by the Company pursuant to Section 9.4 (the "CLOSING") shall be held at the principal offices of Cordish and, subject to any other specific time periods for Closing stated in this Agreement, shall occur on the date specified in the Redemption Notice, which date shall be no sooner than 30 days and no later than 120 days following the delivery of the Redemption Notice.

       B. At the Closing, Cordish shall transfer and assign its LLC Interests to the Company free and clear of any liens, encumbrances or any interests of any third party and shall execute or cause to be executed any and all documents required to transfer fully good and clear title to the LLC Interests being transferred, including, but not limited to, any and all documents necessary to evidence such transfer. In the event that Cordish does not timely execute any and all documents necessary to evidence and effect such transfer of all of LLC Interests held by Cordish and any of its Affiliates in the Company and to reflect the complete and absolute withdrawal of Cordish and its Affiliates from the Company at the Closing, then the Manager is hereby appointed the attorney-in-fact of, and is hereby authorized on behalf of, Cordish, to execute, acknowledge and deliver all such documents and take all such other actions as may be required to evidence and effect such transfer of all of the LLC Interests of Cordish in the Company. Such appointment and authorization are coupled with an interest and shall be irrevocable. The failure by Cordish to execute any document shall not delay the Closing or cause the Closing to be ineffective.

       C. At the Closing, Inland shall cause the Company to distribute to Cordish the Cordish Liquidation Amount and each party shall repay the Default Loans as applicable. If ownership interests in any Cordish Managed Entities are distributed to Cordish, the parties shall execute and/or cause to be executed any and all documents required to transfer title to the applicable ownership interests being transferred, including, but not limited to, any and all documents necessary to evidence such transfer; provided, however, that the Company and Inland shall only be obligated to deliver an assignment of such ownership interests on an "as is" basis and without recourse to the Company or Inland. Cordish shall pay and be solely responsible for (a) any pre-prepayment or due-on-sale penalties and (b) any transfer, recordation, sales and excise taxes as a result of any in-kind distributions to Cordish or otherwise as a result of the transactions contemplated by this Article IX of this Agreement.

       D. If any consents from lenders or otherwise are required in order to carry out any provision of this Agreement, the parties hereby agree to cooperate in good faith and will proceed promptly and diligently to obtain all such consents; provided, however, that the failure to obtain such consent may be waived by Inland in its sole and absolute discretion.

       SECTION 9.6.      PURCHASE PRICE ON REDEMPTION OF CORDISH LLC INTERESTS.

       A. The purchase price payable by the Company to Cordish (or its Affiliate) for its LLC Interest (the "CORDISH LIQUIDATION AMOUNT") shall be an amount equal to the sum of the following:

              (i) The Cordish Preferred Return and Unpaid Cordish Preferred Return as of the date of Closing, all as reasonably determined by the Company's Accountant, plus

              (ii) The Cordish Adjusted Capital Balance as of the date of the Closing.

The parties agree that for purposes of making the foregoing determinations, the books of the Company shall be closed as of the Closing.

       B. Notwithstanding anything in this Section 9.6 to the contrary, Inland may elect on behalf of the Company, by delivery of written notice to Cordish, to require Cordish to accept as full and complete payment and consideration for the transfer and complete redemption of its LLC Interests in the Company, in lieu of the cash payment of the Cordish Liquidation Amount, an "as is" in-kind assignment and distribution to Cordish without recourse to the Company or Inland of all (100%) of the ownership interests in the Cordish Managed Entities, together with all assets in the Cordish Additional Properties Trust Estate, as defined in the Declaration of Trust.

       C. If Inland does not timely elect to make an in-kind redemption under Section 9.6.B, Cordish may, by delivering written notice to Inland, elect to require the Company to effect the complete redemption of Cordish's LLC Interests in exchange for an in-kind distribution of all (100%) of the ownership interests in the Cordish Managed Entities managed by Cordish by way of an "as is" assignment without recourse to the Company and Inland in such Cordish Managed Entities, together with all assets in the Cordish Additional Properties Trust Estate, as defined in the Declaration of Trust. Such assignment shall be the full and complete payment and consideration for the Cordish LLC Interests, shall be in lieu of any obligation of the Company to make a payment of the Cordish Liquidation Amount and Cordish shall have no right to receive or demand any payment of all or any portion of the Cordish Liquidation Amount.

       D. Each party hereby covenants and agrees that following the payment of the Cordish Liquidation Amount or following the execution of the assignment of the ownership interests in the Cordish Managed Entities under the terms of Sections 9.6.B and 9.6.C of this Agreement, neither Cordish nor any Affiliate of Cordish shall have any rights with respect to the Company, the Owner Entity, the assets of the Company or the assets of the Owner Entity either as owner, lender or otherwise and neither Cordish nor any Affiliate of Cordish shall have any right to receive any further payments or distributions from the Company or the Owner Entity under the terms of this Agreement or otherwise, specifically including, but not limited to, the

Cordish Preferred Return, if any, the Unpaid Cordish Preferred Return, if any, Cordish's Capital Account and Cordish's Adjusted Capital Balance.

       E. Upon the redemption of the Cordish LLC Interests, the books and records of the Company and the Cordish Managed Entities shall be closed.

       F. Any in-kind redemption hereunder shall be treated as a distribution of property under Section 731 of the Code.

       SECTION 9.7.      CRC TERMINATION RIGHTS.

       A. CRC shall have the right, but not the obligation, to require the Company to purchase and redeem all, but not less than all, of the LLC Interests of CRC in the Company for the CRC Liquidation Amount (as such term is defined in Section 9.9.A hereof and subject to Section 9.9.B hereof) if a Redemption Notice (as defined in Section 9.7.C below) is delivered by CRC at any time during the period beginning on the date that is 24 calendar months from the date hereof and ending on the date that is 42 calendar months from the date hereof; or

       B. Inland shall have the right, but not the obligation, to require the Company to purchase and redeem all, but not less than all, and CRC shall be required to assign all, of the LLC Interests of CRC in the Company for the CRC Liquidation Amount (subject to Section 9.9.B hereof) (except as provided in
Section 9.7.E hereof), if a Redemption Notice is delivered by Inland at any time during the period beginning on the date that is 42 calendar months from the date hereof and ending on the date that is 48 calendar months from the date hereof.

       C. In order to exercise the rights to require the Company to purchase and redeem the LLC Interests of CRC under this Section 9.7, CRC or Inland, as appropriate (the "EXERCISING MEMBER"), shall deliver to all the other Members and to the Company written notice (the "REDEMPTION NOTICE") of the exercise of such right, which notice shall state the Exercising Member's computation of the CRC Liquidation Amount. The delivery of the Redemption Notice by the Exercising Member shall constitute an irrevocable commitment by CRC to transfer and deliver, and the Company to purchase and redeem, the LLC Interests then held by CRC for the CRC Liquidation Amount. Closing on the purchase and redemption of CRC's LLC Interests shall take place in accordance with Section 9.8 hereof. Any purchase and redemption of CRC's LLC Interests under this Section 9.7 shall require the simultaneous repayment (at Closing) of all Default Loans made on behalf of CRC pursuant to the provisions of this Agreement. All Cash Shortfall Loans and Development Loans made by CRC with respect to the Additional Properties shall be repaid in full at the Closing except that if an interest in an Additional Property Owner Entity is distributed to CRC, then all Cash Shortfall Loans and Development Loans made to such entity shall remain outstanding and any distribution of Additional Property Owner Entity Interests to CRC pursuant to the provisions hereof shall be made subject to such Cash Shortfall Loans and Development Loans.

       D. Upon the delivery of the Redemption Notice by CRC, CRC shall thereupon only be entitled to receive the CRC Liquidation Amount and Inland shall have sole authority to act on behalf of the Company to obtain at Closing the funds required to purchase and completely redeem the LLC Interests of CRC, including borrowing money from third-party lenders, Members or Affiliates and seeking Capital Contributions from additional Members to be admitted to the Company.

       E. Notwithstanding any provision of this Section 9.7 and this Article IX to the contrary, and specifically notwithstanding the time period during which Inland is permitted to deliver a Redemption Notice under Section 9.7.B hereof, Inland shall have the right, but not the obligation, in its sole and absolute discretion, to deliver a Redemption Notice to CRC and to trigger the redemption of all of the LLC Interests held by CRC or its Affiliates in the Company pursuant to the terms of this Article IX, upon the occurrence of one or more of the following events:

              (i)    if, (a) Inland suffers an Indemnified Loss pursuant to
Section 10.17B hereof and (b) an arbitration conducted under Section 10.16 hereof determines that CRC owes and has failed to pay such Indemnified Loss within sixty (60) days of written notice provided by Inland; or

              (ii) if CRC breaches the provisions of Sections 2.7., 2.8 or 9.1 hereof.

       SECTION 9.8.      CRC CLOSING.

       A. The closing of the redemption of CRC's LLC Interests by the Company pursuant to Section 9.7 (the "CLOSING") shall be held at the principal offices of CRC and, subject to any other specific time periods for Closing stated in this Agreement, shall occur on the date specified in the Redemption Notice, which date shall be no sooner than 30 days and no later than 120 days following the delivery of the Redemption Notice.

       B. At the Closing, CRC shall transfer and assign its LLC Interests to the Company free and clear of any liens, encumbrances or any interests of any third party and shall execute or cause to be executed any and all documents required to transfer fully good and clear title to the LLC Interests being transferred, including, but not limited to, any and all documents necessary to evidence such transfer. The failure by CRC to execute any documents shall not delay the Closing or cause the Closing to be ineffective.

       C. At the Closing, Inland shall cause the Company to distribute to CRC the CRC Liquidation Amount and each party shall repay the Default Loans as applicable. If ownership interests in any CRC Managed Entities are distributed to CRC, the parties shall execute and/or cause to be executed any and all documents required to transfer title to the applicable ownership interests being transferred, including, but not limited to, any and all documents necessary to evidence such transfer; provided, however, that the Company and Inland shall only be obligated to deliver an assignment of such ownership interests on an "as is" basis and without recourse to the Company or Inland. CRC shall pay and be solely responsible for (a) any under pre-prepayment or due-on-sale penalties and (b) any transfer, recordation, sales and excise taxes as a result of any in-kind distributions to CRC or otherwise as a result of the transactions contemplated in this Article IX of this Agreement.

       D. If any consents from lenders or otherwise are required in order to carry out any provision of this Agreement, the parties hereby agree to cooperate in good faith and will proceed promptly and diligently to obtain all such consents; provided, however, that the failure to obtain such consent may be waived by Inland in its sole and absolute discretion.

       SECTION 9.9.      PURCHASE PRICE ON REDEMPTION OF CRC LLC INTERESTS.

       A. The purchase price payable by the Company to CRC for its LLC Interest (the "CRC LIQUIDATION AMOUNT") shall be an amount equal to the sum of the following:

              (i) The CRC Preferred Return and the Unpaid CRC Preferred Return as of the date of Closing, plus

              (ii) The CRC Adjusted Capital Balance as of the date of the Closing.

The parties agree that for purposes of making the foregoing determinations, the books of the Company shall be closed as of the Closing.

       B. Notwithstanding anything in this Section 9.9 to the contrary, Inland may elect on behalf of the Company, by delivery of written notice to CRC, to require CRC to accept as full and complete payment and consideration for the transfer and complete redemption of its LLC Interests in the Company, in lieu of the cash payment of the CRC Liquidation Amount, the in-kind assignment and distribution to CRC without recourse to the Company or Inland of all (100%) of the ownership interests in the CRC Managed Entities, together with all assets in the CRC Additional Properties Trust Estate, as defined in the Declaration of Trust.

       C. If Inland does not timely elect to make an in-kind redemption under Section 9.9.B, CRC may, by delivering written notice to Inland, elect to require the Company to effect the complete redemption of CRC's LLC Interests in exchange for an in-kind distribution of all (100%) of the ownership interests in the CRC Managed Entities by way of an "as is" assignment without recourse to the Company and Inland of 100% of the ownership interests in the CRC Managed Entities, together with all assets in the CRC Additional Properties Trust Estate, as defined in the Declaration of Trust. Such assignment shall be the full and complete payment and consideration for the CRC LLC Interests, shall be in lieu of any obligation of the Company to make a payment of the CRC Liquidation Amount and CRC shall have no right to receive or demand any payment of all or any portion of the CRC Liquidation Amount.

       D. Each party hereby covenants and agrees that following the payment of the CRC Liquidation Amount or following the execution of the assignment of the ownership interests in the CRC Managed Entities under the terms of Sections 9.9.B and 9.9.C of this Agreement, neither CRC nor any Affiliate of CRC shall have any rights with respect to the Company, the Owner Entity, the assets of the Company or the assets of the Owner Entity either as owner, lender or otherwise and neither CRC nor any Affiliate of CRC shall have any right to receive any further payments or distributions from the Company or the Owner Entity under the terms of this Agreement or otherwise, specifically including, but not limited to, the CRC Preferred Return and the Unpaid CRC Preferred Return, if any.

       E. Upon the redemption of the CRC LLC Interests, the books and records of the Company and the CRC Managed Entities shall be closed.

       F. Any in-kind redemption hereunder shall be treated as a distribution of property under Section 731 of the Code.

                                    ARTICLE X

                                  MISCELLANEOUS

       SECTION 10.1.     FURTHER ASSURANCES.

       Each Member agrees to execute, acknowledge, deliver, file, record and publish such further certificates, amendments to certificates, instruments and documents, and do all such other acts and things as may be required by law, or as may be required to carry out the intent and purposes of this Agreement.

       SECTION 10.2.     NOTICES.

       All notices, demands, consents, approvals, requests or other communications which any of the parties to this Agreement may desire or be required to give hereunder (collectively, "NOTICES") shall be in writing, shall comply with Section 6.1.F hereof, and shall be given by personal delivery, by overnight delivery service or by United States registered or certified mail (postage prepaid, return receipt requested) addressed as hereinafter provided. Except as otherwise specified herein, the time period in which a response to any notice or other communication must be made, if any, shall commence to run on the earliest to occur of (a) if by personal delivery, the date of receipt, or attempted delivery, if such communication is refused; (b) if given by overnight delivery service, the first business day after the day of delivery to the overnight carrier; and (c) if sent by mail (as aforesaid), the date of receipt or attempted delivery, if such mailing is refused. Until further notice, notices and other communications under this Agreement shall be addressed to the parties listed below as follows:

       (i)    If to the Company or Cordish, to:

                     RRP Investors, LLC
                     c/o The Cordish Company
                     601 East Pratt Street
                     Suite 600
                     Baltimore, MD 21202
                     Attention: President

              With a copy (which shall be for informational purposes only) to:

                     c/o The Cordish Company
                     601 East Pratt Street
                     Suite 600
                     Baltimore, MD 21202
                     Attention: General Counsel

       (ii)   If to the Company or CRC, to:

                     CR Reisterstown Plaza, LLC
                     1427 Clarkview Road
                     Suite 500
                     Baltimore, MD 21209

              With a copy (which shall be for information purposes only) to:

                     CR Reisterstown Plaza, LLC
                     1427 Clarkview Road
                     Suite 500
                     Baltimore, MD 21209
                     Attn: General Counsel

       (iii)  If to the Company or Inland, to:

                     c/o Inland Western Retail Real Estate Trust, Inc. 2901 Butterfield Road
                     Oak Brook, Illinois 60523

              and with copies (which shall be for informational purposes only) to:

                     c/o The Inland Real Estate Group, Inc.
                     2901 Butterfield Road
                     Oak Brook, Illinois 60523
                     Attention: General Counsel

              and to:

                     John J. Ghingher III, Esquire
                     Saul Ewing, LLP
                     100 South Charles Street
                     Baltimore, Maryland 21201

Any Member may designate another addressee (and/or change its address) for Notices hereunder by a Notice given pursuant to this Section.

       SECTION 10.3.     INDEPENDENT REPRESENTATION.

       Inland hereby acknowledges and agrees that it has consulted its independent counsel with respect to the tax and non-tax consequences of its investment in the Company, and that neither Associate Member nor any Associate Member Affiliate shall have any liability to Inland or its Affiliates (except as otherwise provided herein, in the Contribution Agreement or the Indemnification Agreement) as a result of any adverse consequences to Inland, direct or indirect partner (or other equity owner) of Inland as a result of Inland's investment in the Company, Inland's ownership of an LLC Interest in the Company. Each Associate Member hereby acknowledges and agrees that it has consulted its independent counsel with respect to the tax and non-tax consequences of its continued investment in the Company, and that neither Inland nor any Inland Affiliate shall have any liability to Associate Member or any Associate Member Affiliate as a result of any adverse consequences to either Associate Member or any Associate Member Affiliate (except as otherwise provided herein, in the Contribution Agreement or the Indemnification Agreement) as a result of either Associate Member's continued investment in the Company, the Associate Member's ownership of an LLC Interests in Company or such Associate Member's possible withdrawal from the Company. The foregoing provision is not intended to and shall not operate to diminish or limit the liability of either Member resulting from such Member's breach of or default under any provision of this Agreement or under the Contribution Agreement, nor shall it diminish or limit the liability of any party to the Indemnification Agreement.

       SECTION 10.4.     GOVERNING LAW.

       This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto shall be governed by and construed in accordance with the laws of the State of Maryland (but not including the choice of law rules thereof).

       SECTION 10.5.     CAPTIONS.

       All titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision hereof.

       SECTION 10.6.     PRONOUNS.

       All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, and neuter, singular and plural, as the identity of the party or parties may require.

       SECTION 10.7.     SUCCESSORS AND ASSIGNS.

       This Agreement shall be binding upon the parties hereto and their respective executors, administrators, legal representatives, heirs, successors and permitted assigns, and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective executors, administrators, legal representatives, heirs, successors and permitted assigns.

       SECTION 10.8.     EXTENSION NOT A WAIVER.

       No delay or omission in the exercise of any power, remedy or right herein provided or otherwise available to a Member or the Company shall impair or affect the right of such Member or the Company thereafter to exercise the same. Any extension of time or other indulgence granted to a Member hereunder shall not otherwise alter or affect any power, remedy or right of any other Member or of the Company, or the obligations of the Member to whom such extension or indulgence is granted.

       SECTION 10.9.     CONSTRUCTION.

       None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or any third party. No Member shall be obligated personally for any debt, obligation or liability of the Company solely by being a Member of the Company.

       SECTION 10.10. SEVERABILITY.

       In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and other application thereof shall not in any way be effected or impaired thereby.

       SECTION 10.11. CONSENTS.

       Any consent or approval to any act or matter required under this Agreement must be in writing and shall apply only with respect to the particular act or matter to which such consent or approval is given, and shall not relieve any Member from the obligation to obtain the consent or approval, as applicable, wherever required under this Agreement to any other act or matter.

       SECTION 10.12. ENTIRE AGREEMENT.

       This Agreement, together with the Contribution Agreement, Escrow Agreement, the Liquidity Escrow Agreement, the Indemnification Agreement and any other agreement ancillary or related hereto or thereto, contains the entire agreement between the parties relating to the subject matter hereof and all prior agreements relative hereto which are not contained herein are terminated. Amendments, variations, modifications or changes herein may be made effective and binding upon the parties by, and only by, the setting forth of same in a document duly executed by each party, and any alleged amendment, variation, modification or change herein which is not so documented shall not be effective as to any party.

       SECTION 10.13. RULES OF CONSTRUCTION.

       Unless the context clearly indicates to the contrary, the following rules apply to the construction of this Agreement:

              (i) Words importing the singular number include the plural number and words importing the plural number include the singular number.

              (ii) Words of the masculine gender include correlative words of the feminine and neuter genders.

              (iii) The table of contents and the headings or captions used in this Agreement are for convenience of reference and do not constitute a part of this Agreement, nor affect its meaning, construction, or effect.

              (iv) Words importing persons include any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

              (v) Any reference in this Agreement to a particular "Article," "Section" or other subdivision shall be to such Article, Section or subdivision of this Agreement unless the context shall otherwise require.

              (vi) Each reference in this Agreement to an agreement or contract shall include all amendments, modifications, and supplements to such agreement or contract unless the context shall otherwise require.

              (vii) When any reference is made in this document or any of the schedules or exhibits attached hereto to the Agreement, it shall mean this Agreement, together with all other schedules and exhibits attached hereto, as though one document.

       SECTION 10.14. COUNTERPARTS.

       This Agreement may be executed in any number of counterparts, and each such counterpart will for all purposes be deemed an original, and all such counterparts shall constitute one and the same instrument.

       SECTION 10.15. EXPENSES

       Subject to the terms of this Agreement and the Indemnification Agreement to the contrary, each of Cordish, CRC and Inland hereby covenants and agrees that any and all costs and expenses (including, but not limited to, attorney's fees and other professional fees) incurred by each of Cordish, Inland, CRC and their respective Affiliates in connection with the negotiation and documentation of, and the transactions contemplated by, this Agreement, the Contribution Agreement, the Indemnification Agreement and the Reorganization Agreement, shall be borne solely by the party incurring such costs and expenses and its Affiliate and shall not be borne by the Company, the Owner Entity and any unrelated parties.

       SECTION 10.16. ARBITRATION.

              A. In the event that any dispute shall arise between the Company and any Member or between any Member, with respect to the application of any of the provisions of this Agreement, and such dispute is not resolved to the satisfaction of such parties within twenty (20) days after either party shall notify the other in writing of its desire to arbitrate the dispute (the "ARBITRATION NOTICE"), then the dispute shall be resolved in accordance with the Commercial Arbitration Rules of the American Arbitration Association then pertaining. The decision of the arbitrator shall be binding, final and conclusive on the parties. Unless the parties otherwise agree, such arbitration proceedings shall be conducted in Baltimore City, Maryland. The arbitrator shall be selected by the American Arbitration Association in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The fees of the arbitrator and the expenses incident to the proceedings shall be borne by the losing party. The reasonable fees of respective counsel engaged by the parties, and the fees of expert witnesses and other witnesses called for the parties, shall also be paid by the losing party. The decision of the arbitrator shall be rendered within thirty (30) days after the conclusion of the arbitration. A judgment of a court of competent jurisdiction may be entered upon the award of the arbitrator in accordance with the rules and statutes applicable thereto then obtaining. At the request of any Member or the Company, the arbitrator may order and compel specific performance.

              B. Subject to the provisions of Section 10.16.A, if the Company or any Member brings suit or other legal proceedings to enforce the provisions of this Agreement against the other, then the party prevailing in such suit or proceeding shall be reimbursed by the other for all reasonable attorneys' fees and litigation costs and expenses incurred by the prevailing party in connection with such suit or proceeding.

              C. Any lawsuit, action, or proceeding arising under this Agreement that is not subject to arbitration shall, to the extent there is federal jurisdiction over the parties and subject matter, be brought exclusively in the Northern Division of the United States District Court for the District of Maryland. In the event federal jurisdiction does not exist, such lawsuit, action or proceeding shall be brought in the Circuit Court for Baltimore County, Maryland.

              D. Subject to the provisions of Section 10.16.A, the Company and each Member do hereby waive trial by jury in any action, suit, proceeding, and/or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Agreement or any claim of injury or damage, and/or statutory remedy.

       SECTION 10.17. GENERAL INDEMNITY/LIABILITY

              A. The Members acknowledge and agree that the terms and conditions of this Section 10.17 shall not limit or vitiate in any manner whatsoever, the indemnification obligations of the Members and/or their Affiliates under the Indemnification Agreement.

              B. Each Member hereby covenants and agrees to indemnify and hold harmless the Company, the other Members and their Affiliates from and against any and all expenses (including reasonable attorneys' fees), losses, damages, liabilities, charges and claims of any kind or nature whatsoever (collectively "INDEMNIFIED LOSSES") arising out of or resulting from any fraudulent act, negligence, willful misconduct or breach or default of any covenants and provisions of this Agreement, by such Member.

              C. If any third party shall notify any party hereto, or such party's Affiliate (the "INDEMNIFIED PARTY") with respect to any matter (a "THIRD PARTY CLAIM") which may give rise to a claim for indemnification against any other party hereto (the "INDEMNIFYING PARTY") under this Section 10.17, then the Indemnified Party shall promptly (and in any event within five (5) Business Days after receiving notice of the Third Party Claim) notify each Indemnifying Party thereof in writing; PROVIDED, HOWEVER, that the failure to so notify the Indemnifying Party shall not affect the rights to indemnification hereunder except to the extent that the Indemnifying Party is actually prejudiced by such failure.

              D. Any Indemnifying Party will have the right at any time to assume and thereafter conduct the defense of the Third Party Claim with counsel of his or its choice reasonably satisfactory to the Indemnified Party; PROVIDED, HOWEVER, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld or delayed unreasonably) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified Party; PROVIDED, FURTHER, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim unless and until the Indemnifying Party obtains for the benefit of the Indemnified Party, as part of such judgment or settlement, a complete and absolute release of any liabilities from the third party making such Third Party Claim.

              E. Unless and until an Indemnifying Party assumes the defense of the Third Party Claim as provided in Section 10.17.D hereof, however, the Indemnified Party may defend against the Third Party Claim in any manner it reasonably may deem appropriate; PROVIDED, HOWEVER, that any cost and expense incurred by the Indemnified Party in connection with such defense shall be paid for and advanced directly by the Indemnifying Party in immediately available funds.

              F. In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of each of the Indemnifying Parties (not to be withheld or delayed unreasonably).

       IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Operating Agreement of REISTERSTOWN PLAZA HOLDINGS, LLC as of the day and year first above written.

                                 RRP INVESTORS, LLC


                                 By:/s/ Glenn Weinlegs
                                    --------------------------------------
                                    Glenn Weinlegs  Authorized Person


                                 CR REISTERSTOWN PLAZA, LLC


                                 By:/s/ [ILLEGIBLE]
                                    --------------------------------------
                                    [ILLEGIBLE],  Authorized Person


                                 INLAND REISTERSTOWN HC, L.L.C.


                                 By: Inland Western Retail Real Estate Trust, Inc., sole member


                                       By:/s/ [ILLEGIBLE]
                                          --------------------------------------
                                          [ILLEGIBLE],  President

                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                        REISTERSTOWN PLAZA HOLDINGS, LLC

       Names, Addresses, Initial Capital Account Balances and Percentage Interests of Members

                                   SCHEDULE A

                                         INITIAL CAPITAL     PERCENTAGE
NAME AND ADDRESS                         ACCOUNT BALANCE      INTEREST
------------------------------------------------------------------------
RRP Investors, LLC
601 East Pratt Street
Suite 600
Baltimore, MD 21202                      $    17,452,928*           2.5%

CR Reisterstown Plaza, LLC
1427 Clarkview Road
Suite 500
Baltimore, Maryland 21209                $    16,502,928*           2.5%

Inland Reisterstown HC LLC
c/o Inland Western Retail Real Estate
  Trust, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523                $    88,453,326**           95%
------------------------------------------------------------------------
           TOTALS                        $   122,409,182*       100.000%
========================================================================

*    Plus or minus final adjustments at closing.

** Plus additional amounts contributed at closing per Section 1 of the Contribution Agreement.

                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                        REISTERSTOWN PLAZA HOLDINGS, LLC

                             Regulatory Allocations
                                  SCHEDULE 5.2

1.     DEFINITIONS.

       The defined terms used in this SCHEDULE 5.2 shall have meanings specified in the Amended and Restated Operating Agreement to which this SCHEDULE 5.2 is attached:

2.     REGULATORY ALLOCATIONS.

       A. Prior to any other allocations under Article V, the following special allocations shall be made in the following order:

              1.     MINIMUM GAIN CHARGEBACK. Except as otherwise provided in
       Section 1.704-2(f) of the Treasury Regulations, notwithstanding any other provision of Section 5.2, if there is a net decrease in Company Minimum Gain during any fiscal year, each Member shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with sections 1.704-2(f)
       (6) and 1.704-2(j) (2) of the Treasury Regulations. This Paragraph A.1 is intended to comply with the minimum gain charge back requirement in
       Section 1.704-2(f) of the Treasury Regulations and shall be interpreted consistently therewith.

              2. MEMBER MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Section 1.704-2(i) (4) of the Treasury Regulations, notwithstanding any other provision of Section 5.2, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any fiscal year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i) (5) of the Treasury Regulations, shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i) (4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)
       (4) and 1.704-2(j) (2) of the Treasury Regulations. This Paragraph A.2 is intended to comply with the minimum gain charge back requirement in
       Section 1.704-2(i) (4) of the Treasury Regulations and shall be interpreted consistently therewith.

              3. QUALIFIED INCOME OFFSET. Any Member who unexpectedly receives any adjustment, allocation, or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(5) or (6) shall be specially allocated items of income and gain (consisting of a PRO RATA portion of each item of Company income, including gross income and gain for such year) in an amount and manner sufficient to eliminate any deficit balance in such Member's Capital Account resulting therefrom, as quickly as possible, such allocations to be made in accordance with the "qualified income offset" provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(3).

              4. GROSS INCOME ALLOCATION. In the event any member has a deficit Capital Account at the end of any fiscal year which is in excess of the amount such Member is obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specifically allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Paragraph A.4 shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such amount after all other allocations provided for in Article V have been made as if this Paragraph
       A.4 were not in the Agreement.

              5. MEMBER NONRECOURSE DEDUCTIONS. Any Member Nonrecourse Deductions for any fiscal year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)
       (1).

       B. SECTION 754 ADJUSTMENTS. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code
Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member's interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                        REISTERSTOWN PLAZA HOLDINGS, LLC

                        DESCRIPTION OF EXISTING PROPERTY
                               AND OWNER ENTITIES

                                    EXHIBIT A

A.     EXISTING OWNER ENTITIES:

       1. Reisterstown Road Plaza Associates, LLC, a Maryland limited liability company

       2.     RRP Hecht, LLC, a Maryland limited Liability company

B.     EXISTING PROPERTY DESCRIPTIONS: (See Attached)

                            REISTERSTOWN ROAD PLACE]
                              PROPERTY DESCRIPTION

                         LEGAL DESCRIPTION OF PARCEL ONE
                           50.0564 ACRES PLUS OR MINUS

       Beginning for the same at a point on the northwesternmost Right-of-Way Line of Patterson Avenue, as laid out and now existing with a variable width; said point being on and 20.16 feet from the beginning of the Third or north 49 degrees 17 minutes 18 seconds west 1301.02 feet Deed Line of that certain piece, parcel or tract of land which, by a Deed dated March 17, 1980 and recorded among the Land Records of Baltimore, Maryland in Liber W.A. No. 3890, folio 166, was granted and conveyed by and between Reisterstown Road Plaza, Inc. to Reisterstown Plaza Associates; said point being North 52 degrees 21' 51" East
0.24 feet from a rebar and cap heretofore set; thence leaving said north westernmost Right-of-Way Line of Patterson Avenue and running with the remainder of the aforesaid Third and all of the Fourth and part of the Fifth Deed Lines of the said Reisterstown to Reisterstown conveyance as now surveyed with all of the following courses and distances referred to the Baltimore Survey Control System, the three following courses and distances, viz: 1) North 49 degrees 17' 18" West 1280.86 feet to a rebar and cap now set; 2) North 43 degrees 43' 54" East 473.62 feet to a rebar and cap now set and 3) North 46 degrees 16' 06" West 450.00 feet to a nail now set at a point on the south easternmost Right-of-Way Line of Brookhill Road, as laid out and now existing 50 feet wide; thence leaving said Deed outline and running with the aforesaid south easternmost Right-of-Way Line of Brookhill Road 4) North 43 degrees 43' 54" East 1002.94 feet to a point of intersection with the south westernmost Right-of-Way Line of Reisterstown Road, as laid out and now existing 94 feet wide; thence running along the aforesaid south westernmost Right-of-Way Line of Reisterstown Road the following two courses and distances, viz: 5) South 44 degrees 49' 10" East 1098.65 feet to a point and 6) South 46 degrees 11' 20" East 564.04 feet to a point of intersection with the aforesaid north westernmost Right-of-Way Line of Patterson Avenue; thence running with the aforesaid north westernmost Right-of-Way Line of Patterson Avenue the following six courses and distances, viz: 7) South 43 degrees 48' 40" West 4.91 feet to a point; 8) southeasterly along a line curving to the right having a radius of 50.00 feet for an arc length of 51.13 feet, said curve subtended by a long chord bearing of South 08 degrees 50' 44" East 48.93 feet to a point; 9) southwesterly along a line curving to the right having a radius of 190.00 feet for an arc length of 49.45 feet, said curve subtended by a long chord bearing of South 27 degrees 54' 19" West 49.31 feet to a point; 10) South 35 degrees 21' 37" West 183.52 feet to a point; 11) South 39 degrees 22' 00" West 463.15 feet to a point and 12) South 47 degrees 52' 52" West 656.78 feet to the place of beginning. Containing 2,290,453 square feet or 52.5816 acres of land, more or less.

       Saving and Excepting the following tract of land:

       Beginning for the same at a point located South 60'46'34" West 291.06 feet from a point on the northwesterly Right-of-Way Line of Patterson Avenue, as laid out and now existing with a variable width, said Right-of-Way point (N
21.324.55 W 24.655.32) being at the beginning of the Third or "by a line curving to the left with a radius of 190.00 feet the distance of 49.44 feet...."Deed
Line of that certain piece, parcel or tract of land which, by a Deed dated April 1, 1982 and recorded among the Land Records of Baltimore City in Liber S.E.B. No. 0057, folio 795 was granted and conveyed by and between Reisterstown Plaza Associates to the Mayor and City Council of Baltimore; said point of beginning being at the beginning of the First or South forty-four (44) degrees, twenty-nine (29) minutes and forty-five (45) seconds West three hundred sixty-nine (369.00) feet Deed Line of that certain piece, parcel or tract of Land which, by a Deed dated July 18, 1989 and recorded among the aforesaid Land Records in Liber

LEGAL DESCRIPTION OF PARCEL ONE
50.0564 ACRES PLUS OR MINUS
Page 2

S.E.B. No. 2171, folio 097 was granted and conveyed by and between May Centers, Inc. to RRP Hecht Building Limited Partnership; thence running with all of the First through the Twelfth Deed Lines of the aforesaid May to RRP conveyance the following twelve courses and distances, viz: (1) South forty-four (44) degrees, twenty-nine (29) minutes and forty-five (45) seconds West three hundred sixty-nine (369.00) feet; (2) North forty-five (45) degrees, thirty (30) minutes and fifteen (15) seconds West forty-six and seventeen one hundredths (46.17) feet; (3) South forty-four (44) degrees, twenty-nine (29) minutes and forty-five
(45) seconds West seventy-four (74.00) feet; 4) North forty-five (45) degrees, thirty (30) minutes and fifteen (15) seconds West one hundred sixteen and eighty three one hundredths (116.83) feet; (5) North forty-four (44) degrees, twenty-nine (29) minutes and forty-five (45) seconds East eighty-four (84.00) feet; (6) North forty-five (45) degrees, thirty (30) minutes and fifteen (15) seconds West one hundred twelve (112.00) feet; (7) North forty-four (44) degrees, twenty-nine (29) minutes and forty-five (45) seconds East one hundred fourteen(114.00) feet; (8) North forty-five (45) degrees, thirty (30) minutes and fifteen (15) seconds West ten (10.00) feet; (9) North forty-four (44) degrees, twenty-nine (29) minutes and forty-five (45) seconds East one hundred (100.00) feet; (10) South forty-five (45) degrees, thirty (30) minutes and fifteen (15) seconds East ten (10.00) feet; (11) North forty-four (44) degrees, twenty-nine (29) minutes and forty-five (45) seconds East one hundred forty-five (145.00) feet; and (12) South forty-five (45) degrees, thirty (30) minutes and fifteen (15) seconds East two hundred seventy five (275.00) feet to the place of beginning. Containing 110,000 square feet or 2.5252 acres of land, more or less.

       Containing, in all, 50.0564 acres, more or less.

       Being all of that certain piece, parcel or tract of land which, by a Deed dated December 18, 2002 and recorded among the aforesaid Land Records in Liber F.M.C. No. 3193, folio 233, was granted and conveyed by and between REISTERSTOWN PLAZA ASSOCIATES to REISTERSTOWN PLAZA ASSOCIATES, LLC.

LEGAL DESCRIPTION OF PARCEL ONE
50.0564 ACRES PLUS OR MINUS
Page 2

                         LEGAL DESCRIPTION OF PARCEL TWO
                            2.5252 ACRES PLUS OR MINUS

       Beginning for the same at a point located South 60'46'34" West 291.06 feet from a point on the northwesterly Right-of-Way Line of Patterson Avenue, as laid out and now existing with a variable width, said Right-of-Way point (N
21.324.55 W 24.655.32) being at the beginning of the Third or "by a line curving to the left with a radius of 190.00 feet the distance of 49.44 feet...."Deed
Line of that certain piece, parcel or tract of land which, by a Deed dated April 1, 1982 and recorded among the Land Records of Baltimore City in Liber S.E.B. No. 0057, folio 795 was granted and conveyed by and between Reisterstown Plaza Associates to the Mayor and City Council of Baltimore; said point of beginning being at the beginning of the First or South forty-four (44) degrees, twenty-nine (29) minutes and forty-five (45) seconds West three hundred sixty-nine (369.00) feet Deed Line of that certain piece, parcel or tract of Land which, by a Deed dated July 18, 1989 and recorded among the aforesaid Land Records in Liber S.E.B. No. 2171, folio 097 was granted and conveyed by and between May Centers, Inc. to RRP Hecht Building Limited Partnership; thence running with all of the First through the Twelfth Deed Lines of the aforesaid May to RRP conveyance the following twelve courses and distances, viz: (1) South forty-four (44) degrees, twenty-nine (29) minutes and forty-five (45) seconds West three hundred sixty-nine (369.00) feet; (2) North forty-five (45) degrees, thirty (30) minutes and fifteen (15) seconds West forty-six and seventeen one hundredths (46.17) feet; (3) South forty-four (44) degrees, twenty-nine (29) minutes and forty-five (45) seconds West seventy-four (74.00) feet; 4) North forty-five (45) degrees, thirty (30) minutes and fifteen (15) seconds West one hundred sixteen and eighty three one hundredths (116.83) feet; (5) North forty-four (44) degrees, twenty-nine (29) minutes and forty-five (45) seconds East eighty-four (84.00) feet; (6) North forty-five (45) degrees, thirty (30) minutes and fifteen (15) seconds West one hundred twelve (112.00) feet; (7) North forty-four (44) degrees, twenty-nine (29) minutes and forty-five (45) seconds East one hundred fourteen(114.00) feet; (8) North forty-five (45) degrees, thirty (30) minutes and fifteen (15) seconds West ten (10.00) feet; (9) North forty-four (44) degrees, twenty-nine (29) minutes and forty-five (45) seconds East one hundred (100.00) feet; (10) South forty-five (45) degrees, thirty (30) minutes and fifteen (15) seconds East ten (10.00) feet; (11) North forty-four (44) degrees, twenty-nine (29) minutes and forty-five (45) seconds East one hundred forty-five (145.00) feet; and (12) South forty-five (45) degrees, thirty (30) minutes and fifteen (15) seconds East two hundred seventy five (275.00) feet to the place of beginning. Containing 110,000 square feet or
2.5252 acres of land, more or less.

       Being all of that certain piece, parcel or tract of land which, by a Deed dated December 18, 2002 and recorded among the aforesaid Land Records in Liber F.M.C. No. 3193, folio 224, was granted and conveyed by and between RRP HECHT BLDG. LIMITED PARTNERSHIP, LLLP to RRP HECHT, LLC.

                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                        REISTERSTOWN PLAZA HOLDINGS, LLC

                           TERMS OF APPROVED FINANCING

                                    EXHIBIT B

The following restrictions and limitations will be in place for financing secured by a Property:

       (i) Any Approved Financing must be nonrecourse to the Company, with any carve-outs provided by any person other than the Company;

       (ii) Any Approved Financing with respect to any Existing Property must be arms length and on commercially reasonably terms;

       (iii) No portion of Approved Financing with respect to any Existing Property may be cross defaulted or cross collateralized with any other properties;

       (iv) Unless Inland, Cordish or CRC otherwise agrees to bear any such cost or expense, the Approved Financing documents must permit (direct or indirect) transfers of the property encumbered by such Approved Financing to any one or more Persons who are Members of the Company as of the date hereof;

       (v) The Approved Financing on the Existing Property shall, at all times, be comprised of at least $8.5 million of debt classified as nonrecourse indebtedness which shall be allocated to CRC under Section 752 of the Code;

       (vi) If securitized financing is to be obtained, the Owner Entity or Additional Property Owner Entity, as applicable, shall form a "single purpose" limited liability company ("SPE") which shall be owned 100% by the Owner Entity or Additional Property Owner Entity, as the case may be, and which SPE may act as the borrower of such Approved Financing. In such event, the SPE shall be considered to be part of the definition of Owner Entity or Additional Property Owner Entity, as the case may be, for all purposes of this Agreement; and

       (vii) The total amount of the Approved Financing secured by the Existing Properties shall not exceed $60.0 million in the aggregate on the Existing Properties.

                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                        REISTERSTOWN PLAZA HOLDINGS, LLC

                        FORM OF REIT DECLARATION OF TRUST

                                    EXHIBIT C

                         THE REISTERSTOWN PLAZA HOLDINGS
                                PROTECTIVE TRUST

       THIS DECLARATION OF TRUST (this "DECLARATION") is made and entered into on __________________, 2004, by REISTERSTOWN PLAZA HOLDINGS, LLC, a Maryland limited liability company, its successors or assigns, as Grantor (the "GRANTOR"), Inland Reisterstown HC, L.L.C. (the "TRUSTEE"), RRP INVESTORS, LLC (the "CORDISH PROPERTIES TRUSTEE") AND CR REISTERSTOWN PLAZA, LLC (the "CRC PROPERTIES TRUSTEE")

                                   WITNESSETH:

       WHEREAS, the Grantor desires to establish a trust (the "TRUST") for the benefit of [The Inland Western Retail Real Estate Protective Trust Inc.] (the "BENEFICIARY"); and

       WHEREAS, the Grantor hereby declares that henceforth the Trustee shall hold the property described in Schedule A, Part I annexed hereto and incorporated herein, and the Grantor hereby declares that as of__________, 2004, and as of 11:59:59 p.m. eastern standard time of each day preceding the last day of any calendar quarter in which the Grantor and/or any Controlled Partnership Subsidiary (as defined in Schedule A, Part II) owns property described in Schedule A, Part II, Part III and Part IV, the (i) Trustee will hold the property described in Schedule A, Part II annexed hereto and incorporated herein, together with any additional property which may be added to the Trust from time to time by the Grantor or otherwise, and all investments and reinvestments thereof (the "TRUST ESTATE") (ii) the Cordish Properties Trustee will hold the property described in Schedule A, Part III annexed hereto and incorporated herein, together with any additional property which may be added to the Trust from time to time by the Grantor or otherwise, and all investments and reinvestments thereof (the "CORDISH PROPERTIES TRUST ESTATE"), and (iii) the CRC Properties Trustee will hold the property described in Schedule A, Part IV annexed hereto and incorporated herein, together with any additional property which may be added to the Trust from time to time by the Grantor or otherwise, and all investments and reinvestments thereof (the "CRC PROPERTIES TRUST ESTATE"), IN TRUST, for the uses and purposes and with the powers and authority and upon the terms and conditions herein contained.

                                    ARTICLE I

                DISTRIBUTION OF INCOME AND PRINCIPAL; TERMINATION

       1. DISTRIBUTION OF INCOME. The Trustee shall hold, manage, invest and reinvest the Trust Estate and shall collect the income therefrom in accordance with the terms of this Declaration. The Trustee shall not distribute any of the income or proceeds of the Trust Estate to the Beneficiary other than as provided in Section 2 of this Article I hereof. The Cordish Properties Trustee shall hold, manage, invest and reinvest the Cordish Properties Trust Estate, and shall collect the income therefrom in accordance with the terms of this Declaration. The Cordish Properties Trustee shall not distribute any of the income or proceeds of the Cordish Properties Trust Estate to the Beneficiary other than as provided in Section 2 of this Article I hereof. The CRC Properties Trustee shall hold, manage, invest and reinvest the CRC Properties Trust Estate, and shall collect the income therefrom in accordance with the terms of this Declaration. The CRC Properties Trustee shall not distribute any of the income or proceeds of the CRC Properties Trust Estate to the Beneficiary other than as provided in Section 2 of this Article I hereof.

       2. DISTRIBUTION OF PRINCIPAL; TERMINATION. The Trustee shall not transfer all or any part of the Trust Estate, and/or any income accrued or accumulated thereon, to the Beneficiary (or to any designated assignee of such Beneficiary), unless and until approved by the Trustee or unless as otherwise provided in the Amended and Restated Operating Agreement of Grantor dated as of__________, 2004 (the "LLC AGREEMENT"). The Cordish Properties Trustee shall not transfer all or any part of the Cordish Properties Trust Estate, and/or any income accrued or accumulated thereon, to the Beneficiary (or to any designated assignee of such Beneficiary), unless and until approved by the Cordish Properties Trustee or unless as otherwise provided in the LLC Agreement. The CRC Properties Trustee shall not transfer all or any part of the CRC Properties Trust Estate, and/or any income accrued or accumulated thereon, to the Beneficiary (or to any designated assignee of such Beneficiary), unless and until approved by the CRC Properties Trustee or unless as otherwise provided in the LLC Agreement. The Trust hereunder shall terminate upon the earlier of (i) the distribution of the entire remaining Trust Estate, Cordish Properties Trust Estate and the CRC Properties Trust Estate to the Beneficiary or (ii) the date that is twenty-one (21) years from the date hereof.

                                   ARTICLE II

         GRANTOR NOT TREATED AS BENEFICIARY OR OWNER OF TRUST ESTATE OR
                       ADDITIONAL PROPERTIES TRUST ESTATE

       The Grantor intends that it not be treated as a beneficiary of the Trust for any purposes or as the owner of any part of the Trust Estate, Cordish Properties Trust Estate or CRC Properties Trust Estate for federal income tax purposes pursuant to Subtitle A, Chapter 1J, Part 1E of the Internal Revenue Code of 1986, as amended, (the "CODE") or any successor provisions thereto, and all provisions of this Declaration shall be construed so as to effectuate this intent.

                                   ARTICLE III

                                POWERS OF TRUSTEE

       1. CONSTRUCTION. The Trustee shall have the following powers with respect to the Trust Estate, the Cordish Properties Trustee shall have the following powers with respect to the Cordish Properties Trust Estate and the CRC Properties Trustee shall have the following powers with respect to the CRC Properties Trust Estate. The term "Trustee" for purposes of this Article III shall mean either the Trustee, the Cordish Properties Trustee or the CRC Properties Trustee as is appropriate and the term "Trust Estate" shall mean the Trust Estate, the Cordish Properties Trust Estate or the CRC Properties Trust Estate as is appropriate.

       2. GENERAL POWERS. Subject to Paragraph 7, the Grantor hereby gives to the Trustee, its substitutes or successors, in addition to, and not by way of limitation on, any and all powers and authority conferred upon it by law, the following powers and authority which may be exercised by it under this Declaration at any time and from time to time for any purpose without the necessity of giving notice to, or of obtaining authorization or confirmation with respect thereto from, any court or from the Grantor (except as otherwise set forth in the following subsections):

                     a. To hold and retain all or any part of the Trust Estate in the form in which the same may be at the time of receipt thereof by it as long as it deems advisable, to purchase or acquire for investment, by liquidation of any such asset or otherwise, any additional property of any kind or nature (including, without limitation, any real property or any interest in real property, any stocks, whether common, preferred or otherwise, participation in any discretionary common trust fund or other investment fund administered by any fiduciary hereunder, bonds, secured or unsecured, debentures, obligations, mortgages, or other securities) and to invest and reinvest the same as part of the Trust Estate, even though such holding, purchase, acquisition, investment or reinvestment, at any time or from time to time, may be non-income producing or underproductive, or otherwise would not be permitted by law for the investment of trust funds or would not be considered appropriate for retention by a trustee; PROVIDED THAT any disposition of all or any part of the Trust Estate and/or any investment or reinvestment of any proceeds of any disposition of any portion of the Trust Estate should require the written consent of each Trustee and the Beneficiary.

                     b. To sell, exchange, give options upon, partition or otherwise alter any property at any time forming part of the Trust Estate, at public or private sale, for such purposes, and upon such terms, in such manner and at such prices as it determines to be advisable, and to make, execute and deliver any and all stock powers, deeds, conveyances, bills of sale, leases, mortgages and other instruments necessary thereto, PROVIDED THAT any such action shall require the written consent of each Trustee and the Beneficiary.

                     c. To renew or extend the time of payment of any obligation, including taxes, whether such obligation is secured or unsecured or payable to or by it, for as long a period or periods of time and upon such terms as it determines; and to pay, adjust, settle, compromise, arbitrate or contest any claim or demand, including a claim or demand for taxes, in favor of or against it, upon such terms as it deems advisable.

                     d. To borrow money from any person for such periods of time and upon such commercially reasonable terms and conditions for any purpose connected with the protection, preservation or administration of this Trust and the Trust Estate, whenever in its judgment the same is considered advisable; to execute promissory notes or other obligations for amounts so borrowed; and to secure the payments of any amounts so borrowed by pledge, deed of trust or mortgage of any property forming a part of the Trust Estate, PROVIDED THAT any such action shall require the written consent of each Trustee and the Beneficiary.

                     e. To vote or assign the right to vote, in person or by general or limited proxy, any shares of stock or other securities held by the Trust at any and all meetings of stockholders for any and all purposes without any limitation whatsoever; and to refrain from voting with respect thereto, PROVIDED THAT any such action shall require the written consent of each Trustee and the Beneficiary.

                     f. To exercise all options, rights and privileges; to convert stocks, bonds, notes, mortgages, or other property into stocks, bonds, notes, mortgages, or other property; to grant or receive put and call options, engage in hedging transactions, and acquire derivatives with respect to all or any part of the Trust Estate; to subscribe for additional or other stocks, bonds, notes, mortgages, or other property, and to make such conversions and subscriptions and to make payments therefor; and to hold such stocks, bonds, notes, mortgages, or other property so acquired as investments, PROVIDED THAT any such action shall require the written consent of each Trustee and the Beneficiary.

                     g. To consent, directly or through a committee or other agent, to the reorganization, consolidation, merger, dissolution or liquidation, foreclosure or lease or sale of assets, incorporation or reincorporation, or readjustment of the capital or financial structure of any corporation or other entity in which the Trust may have any interest; to serve as a member of any stockholders' or bondholders' protective committee; to deposit any such stock or other securities in accordance with any such transaction; to pay any assessments, expenses and sums of money which may be required for the protection or furtherance of the interests of the Trust with reference thereto; and to receive and retain as investments of the Trust any new securities issued as a result of the execution of any such transaction, whether or not they otherwise would be permitted by law for the investment of Trust funds or would be considered appropriate for retention by a trustee; and to make any payment and to take any steps which may be necessary or proper to enable the Trust to obtain the benefit of any such transaction; PROVIDED THAT any matter that requires the vote of the holders of shares of stock that are held as part of the Trust Estate shall require the written consent of each Trustee and the Beneficiary.

                     h. To employ any person or persons to handle the management or maintenance of any property forming a part of the Trust Estate, including receipt and payment of money, without being liable for loss incurred thereby; and to employ such investment or legal counsel, financial advisors, accountants, bookkeepers, agents, custodians, experts, clerks or other persons as the Trustee deems advisable in the administration of the Trust Estate, and to compensate them in such amounts as the Trustee deems reasonable, and to charge the expenses thereof to income or principal or both as the Trustee determines, and to rely on information or advice furnished by such persons and to delegate to them any discretions which the Trustee deems proper.

                     i. To register any property in the name of its nominee or nominees, without qualification or description, or to hold the same unregistered or in such other form that title shall pass by delivery, or, in the case of a fiduciary, in its own name without qualification or description.

                     j. To maintain and keep the Trust Estate, or any portion thereof, at any place in the United States or elsewhere, or with a depository or custodian at any such place, as the Trustee determines.

                     k. To carry insurance against such hazards and in such amounts, with either stock companies or mutual companies, as it deems advisable.

                     1. To exercise all powers and authority conferred upon the Trustee under law or by this Declaration with respect to all accumulations of income held hereunder.

                     m. To exercise all powers and authority, including any discretion conferred upon the Trustee in this Declaration, after the termination of the Trust until the Trust Estate is fully distributed.

                     n. To execute and deliver agreements, assignments, bills of sale, contracts, deeds, notes, powers of attorney, stock powers, proxies, receipts, and other instruments in writing which in the Trustee's judgment are necessary or desirable for the proper management, investment and discharge of the Trust and the Trust Estate or for the exercise of any power or authority conferred upon the Trustee in this Declaration, PROVIDED THAT the written consent of each Trustee and the Beneficiary shall be required as to any matter for which such consent is required under any other subparagraph of this paragraph 2.

       3. COMPREHENSIVENESS OF POWERS AND CONCLUSIVENESS OF EXERCISE OF DISCRETION. The powers and authority herein granted to the Trustee may be exercised in whole or in part at any time and from time to time and shall be deemed to be supplementary to and not exclusive of the general powers of a trustee pursuant to law and shall include all powers necessary to carry the same into effect. The enumeration of specific powers herein shall not be construed in any way to limit or affect the general powers herein granted. In the exercise of each such power, whether specific or general, the Trustee shall be required to use the degree of judgment and care that a reasonable, prudent investor would use if it were the owner of the assets of the Trust Estate, having due regard for the preservation of the assets and the value thereof. Within the scope of the discretion allowed to the Trustee, the Trustee's judgment as to the advisability and mode of exercising any such power or authority shall be final and conclusive upon all persons interested or who may become interested in the Trust Estate or any Trust created hereunder.

       4. AUTHORITY TO ACCEPT ADDITIONAL PROPERTY. The Trustee is authorized and empowered to receive additional property from any other person as additions to the Trust created hereunder, and to hold the same in trust and to administer it as an integral part thereof pursuant to the terms and provisions hereof.

       5. LIMITATIONS ON LIABILITY. The Trustee shall not be liable for the acts, omissions, or defaults of any agent appointed with due care, or of any other Trustee. The Trustee shall not be obliged to examine the accounts, records or acts of a previous Trustee or any allocation of such Trustee. The Trustee shall not be liable for failure to demand or contest an accounting of any other Trustee, or of any predecessor, or otherwise to compel any Trustee to redress a breach of trust, unless so requested in writing by the other Trustee and the Beneficiary.

       6. NON-JUDICIAL ACCOUNTINGS. In order to avoid the expense and delay incident to a judicial settlement of its accounts, the Trustee from time to time during the term of any Trust hereunder, in the Trustee's sole and absolute discretion, may render an accounting of its proceedings as Trustee to the Grantor, who shall have full power to settle finally any such accounting and on the basis of such settlement to release the Trustee from all liability for its acts or omissions as Trustee. Such settlement and release shall be binding upon all persons interested or who may become interested in the Trust Estate or any trust created hereunder (including creditors), including those who may be under legal disability or not yet in being, and shall have the force and effect of a final decree, judgment or order of a court of competent jurisdiction rendered in an appropriate action or proceeding for an accounting in which jurisdiction was duly obtained over all necessary and proper parties. The foregoing provisions, however, shall not preclude the Trustee from having its accounts judicially settled if it shall so desire.

       7. LIMITATION ON TRUSTEE'S POWERS. At any time that the Grantor is serving as Trustee, the Grantor shall exercise the powers granted hereunder only in its fiduciary capacity and for the sole and exclusive benefit of the Beneficiary. None of the powers granted to the Trustee hereunder shall enable any person to (i) buy, exchange, or otherwise deal with the Trust Estate or any income accrued thereon for less than adequate and full consideration in money or money's worth, other than by a distribution to the Beneficiary pursuant to Article I hereof; (ii) borrow the principal of the Trust, directly or indirectly, without adequate interest or security; (iii) require the Trustee to exchange all or any part of the Trust Estate by substituting other property of equal value; or (iv) require the Trustee to vote any corporate stock or other securities held as a part of the Trust Estate other than in the exercise of the Trustee's fiduciary duties to the Beneficiary.

       8. EXONERATION FROM BOND. Neither the Trustee nor any successor Trustee hereunder shall be required to give or file any bond or other security for the faithful performance of the duties of such office.

                                   ARTICLE IV

                               SUCCESSOR TRUSTEES

       1.            APPOINTMENT OF SUCCESSOR.   If the Trustee named herein
shall resign or otherwise cease to act as a Trustee hereunder, the Beneficiary shall appoint a qualified individual or entity to serve as replacement and successor Trustee. Any such appointment shall be in writing and delivered to the individual or entity being appointed. If the Cordish Properties Trustee named herein shall resign or otherwise cease to act as Cordish Properties Trustee hereunder, the Beneficiary shall appoint a qualified individual or entity to serve as replacement and successor Cordish Properties Trustee. Any such appointment shall be in writing and delivered to the individual or entity being appointed. If the CRC Properties Trustee named herein shall resign or otherwise cease to act as CRC Properties Trustee hereunder, the Beneficiary shall appoint a qualified individual or entity to serve as replacement and successor CRC Properties Trustee. Any such appointment shall be in writing and delivered to the individual or entity being appointed.

       2. MEANING OF TERM WITH SUCCESSOR TRUSTEE. The term "Trustee," "Cordish Properties Trustee" and "CRC Properties Trustee" as used herein shall be deemed to include any successor Trustee whenever the same shall be acting in such capacity hereunder.

                                    ARTICLE V

                                MEANING OF TERMS

       As used in this Declaration, the masculine, feminine or neuter genders shall be deemed to include all genders and the singular shall be deemed to include the plural and vice versa, except where any such construction would be unreasonable.

                                   ARTICLE VI

                                  CHOICE OF LAW

       All questions, whether of administration, validity or effect, arising under or with respect to this Declaration or the Trust hereby created, and all and several of the respective rights, duties, benefits and liabilities of the parties hereto or any other persons interested or who may become interested in the Trust Estate, the Cordish Properties Trust Estate, the CRC Properties Trust Estate or any Trust created hereunder, shall be governed by and determined under and in accordance with the laws of the State of Maryland.

                                   ARTICLE VII

                              BINDING ON SUCCESSORS

       This Declaration shall extend to and be binding upon the executors, administrators, legal representatives, successors and assigns of the parties hereto.

                                  ARTICLE VIII

                                 IRREVOCABILITY

       The Grantor has been fully advised as to the legal effect of the execution of this instrument and informed of the character and amount of the property being made subject hereto and declares that this Trust shall be irrevocable and that there shall hereafter be no power at any time to revoke, change or annul any of the provisions herein contained; except that other properties may hereafter be brought within the operation of this Trust. The Grantor shall execute such further instruments as shall be necessary to vest the Trustee, the Cordish Properties Trustee and the CRC Properties Trustee with full title to the property hereby transferred.

                                   ARTICLE IX

       Each of the Trustee, the Cordish Properties Trustee and CRC Properties Trustee, by joining in the execution of this Declaration, signifies its acceptance of this Trust on and subject to the terms and conditions hereof and hereby acknowledges its receipt of the Trust Estate, the Cordish Properties Trust Estate and the CRC Properties Trust Estate

                                   ARTICLE IX

       This Declaration may be executed in any number of counterparts, and each such counterpart will for all purposes be deemed an original, and all such counterparts shall constitute one and the same instrument.


                                   END OF PAGE
                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

       IN WITNESS WHEREOF, the undersigned has executed this Declaration as of the date first above mentioned.

                                    GRANTOR:

                                    REISTERSTOWN PLAZA HOLDINGS, LLC


                                    By:
                                         ---------------------------------------
                                    Its:
                                         ---------------------------------------

Witness:


---------------------------

                                    TRUSTEE:

                                    INLAND REISTERSTOWN HC, L.L.C.


                                    By:
                                         ---------------------------------------
                                    Its:
                                         ---------------------------------------

Witness:


---------------------------

                                    CORDISH PROPERTIES TRUSTEE:

                                    RRP INVESTORS, LLC


                                    By:
                                         ---------------------------------------
                                    Its:
                                         ---------------------------------------

Witness:


---------------------------

                                    CRC PROPERTIES TRUSTEE:

                                    CR REISTERSTOWN PLAZA, LLC


                                    By:
                                         ---------------------------------------
                                    Its: Authorized Person


Witness:


---------------------------

                                                              SCHEDULE A, PART I

                                  TRUST ESTATE


                                     $100.00

                                                             SCHEDULE A, PART II

                                  TRUST ESTATE

       1. Any and all equity securities, within the meaning of Section 856(c) of the Code, owned directly or indirectly by the Grantor and/or any Controlled Partnership Subsidiary (1) which are not owned, directly or indirectly, by an "Additional Property Owner Entity," as such term is defined in the LLC Agreement, and issued by any entity treated as a corporation for federal income tax purposes under Section 7701 of the Code, other than by a "taxable REIT subsidiary" under Section 856(1) of the Code, if Inland Western Retail Real Estate Trust, Inc., a Maryland corporation (the "REIT"), an indirect "partner" in Grantor, otherwise would be considered for purposes of Section 856(c)(4)(B)(iii)(III) to hold more than 10 percent of the total value of the outstanding securities of the issuer as of 11:59:59 pm eastern standard time of the day preceding the last day of the end of any calendar quarter, unless such equity securities are otherwise considered "real estate assets" within the meaning of Section 856(c)(5) of the Code; PROVIDED, HOWEVER, that the securities of any issuer includible in the Trust Estate pursuant to this paragraph 1, shall be only the portion of such securities sufficient to reduce the REIT's ownership (as determined for purposes of Section 856 of the Code) of such securities to less than 10 percent of the total value of the outstanding securities of such issuer.

       2. Any and all debt securities, within the meaning of Section 856(c) of the Code, owned directly or indirectly by the Grantor and/or any Controlled Partnership Subsidiary, which are not owned, directly or indirectly, by an Additional Property Owner Entity, and issued by any corporation, partnership, limited liability company, or other person or entity other than by:

          (a) a "taxable REIT subsidiary" under Section 856(1) of the Code or a "qualified REIT subsidiary" under Section 856(i) of the Code;

          (b) a corporation (or other entity treated as a corporation for federal income tax purposes under Section 7701 of the Code), partnership (or other entity treated as a partnership for federal income tax purposes pursuant to Section 7701 of the
                 Code), or limited liability company in which neither the REIT nor any "taxable REIT subsidiary" of the REIT owns (directly or indirectly) an interest other than such debt securities or by an individual provided that such debt securities qualify as "straight debt" within the meaning of Section 856(c)(7) of the Code; or

          (c) a partnership or other entity treated as a partnership for federal income tax purposes pursuant to Section 7701 of the Code in which the REIT owns (directly or indirectly) a profits interest of at least 20 percent, provided that such debt

----------

(1) For purposes of this Schedule A, a "Controlled Partnership Subsidiary" is any partnership, business trust, joint venture or limited liability company in which the Grantor, the REIT, any qualified REIT subsidiary of REIT, or any other Controlled Partnership Subsidiary is a general partner, a joint venturer, or a managing member, as applicable.

                 securities qualify as "straight debt" within the meaning of
                 Section 856(c)(7) of the Code;

if the REIT otherwise would be considered for purposes of Section 856(c)(4)(B)(iii)(III) to hold more than 10 percent of the total value of the outstanding securities of the issuer as of 11:59:59 pm eastern standard time of the day preceding the end of any calendar quarter, unless such debt securities are otherwise considered "real estate assets" within the meaning of Section 856(c)(5) of the Code; PROVIDED, HOWEVER, that the debt securities of any issuer includible in the Trust Estate pursuant to this paragraph 2, shall be only the portion of such securities sufficient to reduce the REIT's ownership (as determined for purposes of Section 856 of the Code) of such securities to less than 10 percent of the total value of the outstanding securities of such issuer.

       3. If the Grantor and/or any Controlled Partnership Subsidiary owns both
(a) securities of an issuer that would be includible in the Trust Estate pursuant to paragraph 1 of this Schedule A, Part II and (b) securities of such issuer that would be includible in the Trust Estate pursuant to paragraph 2 of this Schedule A, Part II, the Trust Estate shall include securities of such issuer in the following priority: first, securities of such issuer includible pursuant to paragraph 1 of this Schedule A, Part II and, second, securities of such issuer includible pursuant to paragraph 2 of this Schedule A, Part II, to the extent necessary to reduce the REIT's ownership (as determined for purposes of Section 856 of the Code) of the securities of such issuer to less than 10% of the total outstanding securities of such issuer.

                                                            SCHEDULE A, PART III

                         CORDISH PROPERTIES TRUST ESTATE

       1. Any and all equity securities, within the meaning of Section 856(c) of the Code, owned directly or indirectly by an "Additional Property Owner Entity" of Grantor (as such term is defined in the LLC Agreement) which is managed by RRP Investors, LLC ("CORDISH") and/or any Controlled Partnership Subsidiary (2) which is owned by an Additional Property Owner Entity, which is managed by Cordish, and which are issued by any entity treated as a corporation for federal income tax purposes under Section 7701 of the Code, other than by a "taxable REIT subsidiary" under Section 856(1) of the Code, if Inland Western Retail Real Estate Trust, Inc., a Maryland corporation (the "REIT"), an indirect "partner" in Grantor, otherwise would be considered for purposes of Section 856(c)(4)(B)(iii)(III) to hold more than 10 percent of the total value of the outstanding securities of the issuer as of 11:59:59 pm eastern standard time of the day preceding the end of any calendar quarter, unless such equity securities are otherwise considered "real estate assets" within the meaning of Section 856(c)(5) of the Code; PROVIDED, HOWEVER, that the securities of any issuer includible in the Cordish Properties Trust Estate pursuant to this paragraph 1, shall be only the portion of such securities sufficient to reduce the REIT's ownership (as determined for purposes of Section 856 of the Code) of such securities to less than 10 percent of the total value of the outstanding securities of such issuer.

       2. Any and all debt securities, within the meaning of Section 856(c) of the Code, owned directly or indirectly by the Grantor and/or any Controlled Partnership Subsidiary, which are owned by an Additional Property Owner Entity managed by Cordsh and issued by any corporation, partnership, limited liability company, or other person or entity other than by:

          (a) a "taxable REIT subsidiary" under Section 856(1) of the Code or a "qualified REIT subsidiary" under Section 856(i) of the Code;

          (b) a corporation (or other entity treated as a corporation for federal income tax purposes under Section 7701 of the Code), partnership (or other entity treated as a partnership for federal income tax purposes pursuant to Section 7701 of the
                 Code), or limited liability company in which neither the REIT nor any "taxable REIT subsidiary" of the REIT owns (directly or indirectly) an interest other than such debt securities or by an individual provided that such debt securities qualify as "straight debt" within the meaning of Section 856(c)(7) of the Code; or

          (c) a partnership or other entity treated as a partnership for federal income tax purposes pursuant to Section 7701 of the Code in which the REIT owns (directly

----------

(2) For purposes of this Schedule A, a "Controlled Partnership Subsidiary" is any partnership, business trust, joint venture or limited liability company in which an Additional Properties Owner Entity of the Grantor, the REIT, any qualified REIT subsidiary of REIT, or any other Controlled Partnership Subsidiary is a general partner, a joint venturer, or a managing member, as applicable.

                 or indirectly) a profits interest of at least 20 percent, provided that such debt securities qualify as "straight debt" within the meaning of Section 856(c)(7) of the Code;

if the REIT otherwise would be considered for purposes of Section 856(c)(4)(B)(iii)(III) to hold more than 10 percent of the total value of the outstanding securities of the issuer as of 11:59:59 pm eastern standard time of the day preceding the end of any calendar quarter, unless such debt securities are otherwise considered "real estate assets" within the meaning of Section 856(c)(5) of the Code; PROVIDED, HOWEVER, that the debt securities of any issuer includible in the Cordish Properties Trust Estate pursuant to this paragraph 2, shall be only the portion of such securities sufficient to reduce the REIT's ownership (as determined for purposes of Section 856 of the Code) of such securities to less than 10 percent of the total value of the outstanding securities of such issuer.

       3. If the Grantor and/or any Controlled Partnership Subsidiary owns through an Additional Properties Subsidiary, managed by Cordish both (a) securities of an issuer that would be includible in the Cordish Properties Trust Estate pursuant to paragraph 1 of this Schedule A, Part III and (b) securities of such issuer that would be includible in the Cordish Properties Trust Estate pursuant to paragraph 2 of this Schedule A, Part III, the Cordish Properties Trust Estate shall include securities of such issuer in the following priority: first, securities of such issuer includible pursuant to paragraph 1 of this Schedule A, Part III and, second, securities of such issuer includible pursuant to paragraph 2 of this Schedule A, Part III, to the extent necessary to reduce the REIT's ownership (as determined for purposes of Section 856 of the Code) of the securities of such issuer to less than 10% of the total outstanding securities of such issuer.

                                                             SCHEDULE A, PART IV

                           CRC PROPERTIES TRUST ESTATE


       1. Any and all equity securities, within the meaning of Section 856(c) of the Code, owned directly or indirectly by an "Additional Property Owner Entity" of Grantor (as such term is defined in the LLC Agreement) which is managed by CR Reisterstown Plaza, LLC ("CRC") and/or any Controlled Partnership Subsidiary(3) which is owned by an Additional Property Owner Entity, which is managed by CRC, and which are issued by any entity treated as a corporation for federal income tax purposes under Section 7701 of the Code, other than by a "taxable REIT subsidiary" under Section 856(1) of the Code, if Inland Western Retail Real Estate Trust, Inc., a Maryland corporation (the "REIT"), an indirect "partner" in Grantor, otherwise would be considered for purposes of Section 856(c)(4)(B)(iii)(III) to hold more than 10 percent of the total value of the outstanding securities of the issuer as of 11:59:59 pm eastern standard time of the day preceding the end of any calendar quarter, unless such equity securities are otherwise considered "real estate assets" within the meaning of Section 856(c)(5) of the Code; PROVIDED, HOWEVER, that the securities of any issuer includible in the CRC Properties Trust Estate pursuant to this paragraph 1, shall be only the portion of such securities sufficient to reduce the REIT's ownership (as determined for purposes of Section 856 of the Code) of such securities to less than 10 percent of the total value of the outstanding securities of such issuer.

       2. Any and all debt securities, within the meaning of Section 856(c) of the Code, owned directly or indirectly by the Grantor and/or any Controlled Partnership Subsidiary, which are owned by an Additional Property Owner Entity managed by CRC and issued by any corporation, partnership, limited liability company, or other person or entity other than by:

          (d) a "taxable REIT subsidiary" under Section 856(1) of the Code or a "qualified REIT subsidiary" under Section 856(i) of the Code;

          (e) a corporation (or other entity treated as a corporation for federal income tax purposes under Section 7701 of the Code), partnership (or other entity treated as a partnership for federal income tax purposes pursuant to Section 7701 of the
                 Code), or limited liability company in which neither the REIT nor any "taxable REIT subsidiary" of the REIT owns (directly or indirectly) an interest other than such debt securities or by an individual provided that such debt securities qualify as "straight debt" within the meaning of Section 856(c)(7) of the Code; or

          (f) a partnership or other entity treated as a partnership for federal income tax purposes pursuant to Section 7701 of the Code in which the REIT owns (directly

----------

(3) For purposes of this Schedule A, a "Controlled Partnership Subsidiary" is any partnership, business trust, joint venture or limited liability company in which an Additional Properties Owner Entity of the Grantor, the REIT, any qualified REIT subsidiary of REIT, or any other Controlled Partnership Subsidiary is a general partner, a joint venturer, or a managing member, as applicable.

                 or indirectly) a profits interest of at least 20 percent, provided that such debt securities qualify as "straight debt" within the meaning of Section 856(c)(7) of the Code;

if the REIT otherwise would be considered for purposes of Section 856(c)(4)(B)(iii)(III) to hold more than 10 percent of the total value of the outstanding securities of the issuer as of 11:59:59 pm eastern standard time of the day preceding the end of any calendar quarter, unless such debt securities are otherwise considered "real estate assets" within the meaning of Section 856(c)(5) of the Code; PROVIDED, HOWEVER, that the debt securities of any issuer includible in the CRC Properties Trust Estate pursuant to this paragraph 2, shall be only the portion of such securities sufficient to reduce the REIT's ownership (as determined for purposes of Section 856 of the Code) of such securities to less than 10 percent of the total value of the outstanding securities of such issuer.

       3. If the Grantor and/or any Controlled Partnership Subsidiary owns through an Additional Properties Subsidiary, managed by CRC both (a) securities of an issuer that would be includible in the CRC Properties Trust Estate pursuant to paragraph 1 of this Schedule A, Part III and (b) securities of such issuer that would be includible in the CRC Properties Trust Estate pursuant to paragraph 2 of this Schedule A, Part III, the CRC Properties Trust Estate shall include securities of such issuer in the following priority: first, securities of such issuer includible pursuant to paragraph 1 of this Schedule A, Part III and, second, securities of such issuer includible pursuant to paragraph 2 of this Schedule A, Part III, to the extent necessary to reduce the REIT's ownership (as determined for purposes of Section 856 of the Code) of the securities of such issuer to less than 10% of the total outstanding securities of such issuer.

================================================================================

                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                        REISTERSTOWN PLAZA HOLDINGS, LLC

                             FORM OF PROMISSORY NOTE

                                    EXHIBIT D

================================================================================

                           FORM OF CASH SHORTFALL LOAN

                                 PROMISSORY NOTE

 $_____________  _____________,____________       ______________, Maryland

       FOR VALUE RECEIVED, the undersigned, [a subsidiary LLC of REISTERSTOWN PLAZA HOLDINGS, LLC] (the "MAKER"), promises to pay to the order of ________________(the "LENDER"), at_____________ or at such other place as the holder hereof may from time to time designate in writing, the principal sum of_________________Dollars ($_______________), plus interest on the principal balance thereof from time to time outstanding at an annual rate ("RATE") of twelve percent (12%) per annum. The entire principal balance of this Note, all accrued and unpaid interest thereon, and all other applicable fees, costs and charges, if any, shall be due and payable in accordance with Section 3.4 of that certain Amended and Restated Limited Liability Company Agreement of Reisterstown Plaza Holdings, LLC dated as of July___, 2004.

       All payments hereunder shall be made in lawful money of the United States and in immediately available funds.

       This Note may be prepaid, in whole or in part, at any time without penalty. Any partial prepayments shall not, however, relieve the Maker of the obligation to pay periodic installments of principal and/or interest hereunder as and when the same would otherwise fall due.

       THE LENDER, THE MAKER AND ANY OTHER PARTY LIABLE HEREON IN ANY CAPACITY, WHETHER AS ENDORSER, SURETY, GUARANTOR, OR OTHERWISE, EACH WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THE LOAN EVIDENCED HEREBY AND/OR THE CONDUCT OF THE RELATIONSHIP BETWEEN THE LENDER, THE MAKER AND/OR ANY OTHER PARTY LIABLE HEREON IN ANY CAPACITY, WHETHER AS ENDORSER, SURETY, GUARANTOR, OR OTHERWISE.

       The Maker promises to pay all costs of collection, including reasonable attorneys' fees, upon default in the payment of the principal of this Note or interest hereon when due, whether at maturity, as herein provided, or by reason of acceleration of maturity under the terms hereof, whether suit be brought or not.

       In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

       This Note may not be changed orally, but only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

       The Maker warrants and represents that the loan evidenced hereby is being made for business or investment purposes.

       It is the intention of the Maker and the Lender to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law, then notwithstanding anything to the contrary in this Note or the Maker's Operating Agreement, the aggregate of all consideration which constitutes interest under applicable law that is contracted for, charged or received under this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on the Note by the Lender, or, if this Note shall have been paid in full, refunded to the Maker.

       This Note shall be governed in all respects by the laws of the State of Maryland (without regard to its conflicts of laws provisions) and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

                              [a subsidiary LLC of Reisterstown Plaza Holdings, LLC]


                              By:
                                 -----------------------------------------------
                              Name:
                                    --------------------------------------------

Title:
      ------------------------------------------------

================================================================================

                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                        REISTERSTOWN PLAZA HOLDINGS, LLC

                              CALCULATIONS EXHIBIT

                                    EXHIBIT E

================================================================================

This example is intended to illustrate the manner in which the Capital Contributions, Capital Account balances, Adjusted Capital Balances and Operations Reserve and Capital Reserve balances will be calculated under the terms of the Amended and Restated Operating Agreement of Reisterstown Plaza Holdings, LLC to which this example is attached. The figures in this example are intended solely for illustrative purposes and may not reflect actual figures.

ASSUMPTIONS:

     -    Gross Proceeds under Contribution Agreement - $100,000,000
     -    Existing Debt - $39,974,969
     -    Earnout Amount - $11,546,674
     -    Amount Deposited in Escrow upon Closing - $11,158,900
     -    Initial Amount Deposited to Operations Reserve - $18,972,228
     -    Initial Amount Deposited in Capital Reserve - $18,022,228

DETERMINATION OF INITIAL ADJUSTED CAPITAL BALANCE (DETERMINED UNDER DEFINITION OF "ADJUSTED CAPITAL BALANCE"):

     - Inland - Gross Asset Value ($100,000,000) MINUS Earnout Amount ($11,546,674) = $88,453,326 (This amount includes the amount of any financing entered into by the Owner Entities simultaneously with the execution of the Agreement to which this Exhibit is attached.)
     -    Cordish - $700,000 plus [50% of: Gross Asset Value ($100,000,000)
          MINUS Existing Debt ($39,974,969) MINUS Escrow Amount ($11,158,900) MINUS Earnout Amount ($11,546,674) MINUS transaction expenses ($775,000) = $18,972,228
               - [50% OF ACTUAL CONSTRUCTION COSTS WILL BE BORNE BY CORDISH IF NOT FUNDED OUT OF OPERATIONS RESERVE.]
     - CRC - [50% of: Gross Asset Value ($100,000,000) MINUS Existing Debt ($39,974,968) MINUS Escrow Amount ($11,158,900) MINUS Earnout Amount ($11,546,674) MINUS transaction expenses ($775,000)] less $250,000 =
          $18,022,228
               - [50% OF ACTUAL CONSTRUCTION COSTS WILL BE BORNE BY CRC IF NOT FUNDED OUT OF CAPITAL RESERVE.]

DETERMINATION OF INITIAL CAPITAL ACCOUNT (DETERMINED UNDER SECTION 3.2):

     - Inland - Initial Capital Contribution (amount contributed upon Closing including Escrow Amount but excluding Earnout Amount) = Gross Proceeds ($100,000,000) MINUS Earnout Amount ($11,546,671) = $88,453,326
     -    Cordish - $700,000 plus [50% of: Gross Asset Value ($100,000,000)
          MINUS Existing Debt ($39,974,969) MINUS Escrow Amount ($11,158,900) MINUS Earnout Amount ($11,546,674) MINUS transaction expenses ($775,000) = $18,972,228
               - [50% OF ACTUAL CONSTRUCTION COSTS WILL BE BORNE BY CORDISH IF NOT FUNDED OUT OF OPERATIONS RESERVE.]
     - CRC - [50% of: Gross Asset Value ($100,000,000) MINUS Existing Debt ($39,974,968) MINUS Escrow Amount ($11,158,900) MINUS Earnout Amount ($11,546,674) MINUS transaction expenses ($775,000)] less $250,000 =
          $18,022,228
               - [50% OF ACTUAL CONSTRUCTION COSTS WILL BE BORNE BY CRC IF NOT FUNDED OUT OF CAPITAL RESERVE.]

DETERMINATION OF INITIAL BALANCE OF OPERATIONS RESERVE:

     -    Cordish - $700,000 plus [50% of: Gross Asset Value ($100,000,000)
          MINUS Existing Debt ($39,974,969) MINUS Escrow Amount ($11,158,900) MINUS Earnout Amount ($11,546,674) MINUS transaction expenses ($775,000) = $18,972,228
               - [50% OF ACTUAL CONSTRUCTION COSTS WILL BE BORNE BY CORDISH IF NOT FUNDED OUT OF OPERATIONS RESERVE.]

DETERMINATION OF INITIAL BALANCE OF CAPITAL RESERVE:

     - CRC - [50% of: Gross Asset Value ($100,000,000) MINUS Existing Debt ($39,974,968) MINUS Escrow Amount ($11,158,900) MINUS Earnout Amount ($11,546,674) MINUS transaction expenses ($775,000)] less $250,000 =
          $18,022,228
               - [50% OF ACTUAL CONSTRUCTION COSTS WILL BE BORNE BY CRC IF NOT FUNDED OUT OF CAPITAL RESERVE.]

EFFECT OF PAYMENT OF EARNOUT (ASSUMES CONTRIBUTION OF $10,000,000):

Assumption   $10,000,000 contribution by Inland of Earnout Funds

     -    Inland Capital Account: Increased by $10,000,000
     -    Inland Adjusted Capital Balance: Increased by $10,000,000
     - Cordish Capital Account: Increased by 50% of Additional Contribution ($5,000,000)
     - CRC Capital Account: Increased by 50% of Additional Contribution ($5,000,000)
     - Cordish Adjusted Capital Balance: Increased by 50% of Additional Contribution ($5,000,000)
     - CRC Adjusted Capital Account: Increased by 50% of Additional Contribution ($5,000,000)
     - Operations Reserve Balance: Increased by 50% of Additional Contribution ($5,000,000)

     - Capital Reserve Balance: Increased by 50% of Additional Contribution ($5,000,000) ($5,000,000)

EFFECT OF RELEASE OF ESCROW AMOUNT (ASSUMES RELEASE OF $1,000,000):

Assumption   $1,000,000 released from Escrow

     -    Inland Capital Account: No change
     -    Inland Adjusted Capital Balance: No change
     - Cordish Capital Account: Increased by 50% of amount released from escrow ($500,000)
     - Cordish Adjusted Capital Balance: Increased by 50% of amount released from escrow ($500,000)
     - Operations Reserve Balance: Increased by 50% of amount released from escrow ($500,000)
     - CRC Capital Account: Increased by 50% of amount released from escrow ($500,000)
     - CRC Adjusted Capital Balance: Increased by 50% of amount released from escrow ($500,000)
     - Capital Reserve Balance: Increased by 50% of amount released from escrow ($500,000)

EFFECT OF PAYMENT OF INDEMNITY TO INLAND (ASSUMES PAYMENT OF $1.000,000):

Assumption   $1,000,000 paid from Liquidity Escrow to Inland

     -    Inland Capital Account: Decreased by $1,000,000
     -    Inland Adjusted Capital Balance: Decreased by $1,000,000
     -    Cordish Capital Account: No change
     -    Cordish Adjusted Capital Balance: No change
     -    Operations Reserve Balance: No change
     -    CRC Capital Account: No change
     -    CRC Adjusted Capital Balance: No change
     -    Capital Reserve Balance: No change

Assumption   $1,000,000 paid from Operations Reserve (i.e., from an indemnity obligation under the LLC Agreement)

     -    Inland Capital Account: Decreased by $1,000,000
     -    Inland Adjusted Capital Balance: Decreased by $1,000,000
     -    Cordish Capital Account: Decreased by $1,000,000
     -    Cordish Adjusted Capital Balance: Decreased by $1,000,000
     -    Operations Reserve Balance: Decreased by $1,000,000

                                                                  Exhibit 1.1.1.

                                 PROMISSORY NOTE

$19,000,000.00                                      Baltimore, Maryland
                                                    July 20, 2004

       FOR VALUE RECEIVED, the undersigned, INLAND WESTERN RETAIL REAL ESTATE TRUST, INC. a Maryland corporation with an address at 2901 Butterfield Road, Oak Brook, Illinois 60523 ("INLAND"), hereby promises to pay to the order of Reistertown Plaza Holdings LLC (the "ORIGINAL HOLDER"), at the Original Holder's office at 601 East Pratt Street, Sixth Floor, Baltimore, Maryland 21202, or at such other place as the Original Holder or other holder (the "HOLDER") of this Promissory Note (this "NOTE") may from time to time designate, the principal sum ("PRINCIPAL SUM") of Nineteen Million Dollars ($19,000,000.00) and any and all other sums which may be owing to the Holder by Inland, as hereinafter provided.

       1. PAYMENTS. The Principal Sum under this Note, together with default rate interest thereon, if any, and all other amounts due and payable under this Note, shall be due and payable (if not paid sooner) upon delivery of this Note to the Original Holder by Escrowee pursuant to the terms of Section 1.1 of the Agreement (as hereinafter defined), and the Original Holder's written demand for payment.

       2. APPLICATION OF PAYMENTS. All payments made hereunder shall be applied first to accrued and unpaid default interest, and then to the Principal Sum, or in such other order or proportion as the Holder, in its sole and absolute discretion, may determine from time to time.

       3. MANNER OF PAYMENTS. All payments shall be made in immediately available funds during regular business hours at the office of the Original Holder, or such other place as the Holder may designate from time to time, in coin or currency of the United States of America which at the time of such payment is legal tender for the payment of public and private debts. No payment shall be deemed made until actually received by the Holder. Any such payment tendered other than in coin or currency as aforesaid shall be accepted by the Holder subject to collection (provided however, that any payment of Principal Sum, default rate interest and any other amount due on this Note received by the Holder at such office or other place after twelve o'clock noon, Eastern Standard Time on any day shall be deemed to have been received by the Holder on the next business day thereafter, and shall bear interest and late fees accordingly).

       4. DEFAULT RATE. Upon a default in the payment when due of any sum due under this Note or upon any other default under this Note, the Holder, in the Holder's sole discretion and without notice or demand, may charge interest on the unpaid Principal Sum at the rate of ten and percent (10.00%) (hereinafter the "DEFAULT RATE").

       5. CONFESSION OF JUDGMENT. If Inland fails to pay the Principal Sum under this Note, together with default rate interest thereon, if any, within fifteen (15) days after its receipt of Original Holder's written notice of demand for payment under Section 1 hereof, Inland authorizes any attorney admitted to practice before any court of record in the United States to appear on behalf of Inland in any court having jurisdiction in one or more proceedings, or before any clerk thereof or prothonotary or other court official, and to CONFESS JUDGMENT AGAINST THE MAKER, WITHOUT PRIOR NOTICE OR OPPORTUNITY OF THE MAKER FOR PRIOR HEARING, in favor of the Holder of this Note for the full amount due on this Note (including Principal Sum, accrued and unpaid default rate interest and any and all other sums due under this Note that remain unpaid) plus court costs, expenses and attorneys fees equal to five percent (5%) of the entire amount due under this Note. Inland waives the benefit of any and every statute, ordinance, or rule of court which may be lawfully waived conferring upon Inland any right or privilege of exemption, summons and other process, all errors and rights of appeal, homestead rights, stay of execution or stay of supplementary proceedings, or other relief from the enforcement or immediate enforcement of a judgment or related proceedings on a judgment. The authority and power to appear for and enter judgment against Inland shall not be exhausted by one or more exercises thereof, or by any imperfect exercise thereof, and shall not be extinguished by any judgment entered pursuant thereto; such authority and power may be exercised on one or more occasions, from time to time, in the same or different jurisdictions, as often as the Holder shall deem necessary or advisable, for all of which this Promissory Note shall be sufficient authority.

       6. INTEREST RATE AFTER JUDGMENT. If judgment is entered against Inland under this Note, the amount of the judgment entered (which may include Principal Sum and default interest to date) shall continue to bear interest at the Default Rate as of the date of entry of the judgment.

       7. EXPENSES OF COLLECTION. Upon a default by Inland under this Note, Inland shall pay all of the Holder's reasonable costs, fees, and expenses in connection with the enforcement or collection of this Note, including attorneys' fees and related legal and court costs, whether or not judgment has been confessed, suit has been filed, or any other action has been commenced by or on behalf of the Holder to enforce or collect this Note, all of which shall be added to and become part of the debt evidenced hereby, and shall bear interest at the Default Rate.

       8. WAIVERS. Inland, and all parties to this Note, whether maker, endorser or guarantor hereby waive presentment of this Note for payment, protest and demand, dishonor and notice of protest, demand or dishonor and nonpayment under this Note, and agree that, without giving notice to or obtaining the consent of Inland or any other person, the Holder may extend the time of payment, release any party liable for any obligation hereunder, release any of the security for this Note, accept other security therefor, and otherwise modify the terms of payment of any or all of the debt evidenced by this Note, with or without having been requested to do so by any other person liable hereon, and such consent shall not alter nor diminish the liability of Inland or any other person hereunder, except if and to the extent that the Holder may otherwise agree with, respectively, Inland or such other person, expressly and in writing.

       9. CONTRIBUTION AGREEMENT. This Note is the "Earnest Money Note" issued pursuant to the provisions of a certain Contribution Agreement (the "AGREEMENT") of even date between Inland Reistertown HC, L.L.C. and the Original Holder. The Original Holder is entitled to the rights and benefits of the Agreement.

       10. APPLICABLE LAW AND CONSENT TO JURISDICTION. This Note shall be governed, construed and enforced in strict accordance with the internal laws of the State of Maryland. Inland consents to the jurisdiction of the Northern Division of the United States District Court for the District of Maryland, if diversity of citizenship exists.

       11. ASSIGNABILITY. This Note may be assigned by the Original Holder or any Holder at any time or from time to time without notice to or consent of Inland.

       12.    TIME OF THE ESSENCE. Time shall be of the essence of this Note.

       13. HEADINGS. The headings used in this Note are for convenience only and are not to be interpreted as a substantive part of this Note.

       IN WITNESS WHEREOF, Inland has caused this Note to be executed under seal by its duly authorized officers as of the day and year first above written.

ATTEST:                                            INLAND WESTERN RETAIL REAL
                                                   ESTATE TRUST, INC. a Maryland
                                                   corporation


By:                                  (SEAL)        By:
   ---------------------------------                  -------------------------
                                                      Name:
                                                      Title

                             CONTRIBUTION AGREEMENT
                             REISTERSTOWN ROAD PLAZA

                                EXHIBIT 1.3.1 (a)

                            FORM OF ESCROW AGREEMENT

                               EXHIBIT "1.3.1 (a)"

                             REISTERSTOWN ROAD PLAZA

                                ESCROW AGREEMENT

       THIS ESCROW AGREEMENT (this "AGREEMENT"), is made and entered into as of the 30th, day of July, 2004, by and among RRP INVESTORS, LLC, a Maryland limited liability company ("CORDISH AFFILIATE"), REISTERSTOWN PLAZA ASSOCIATES, LLC, a Maryland limited liability company ("RPA") and RRP HECHT, LLC, a Maryland limited liability company ("RRP HECHT", RPA and RRP Hecht are individually and collectively referred to herein as "SUBSIDIARY"), and CHICAGO TITLE INSURANCE COMPANY, a New York corporation ("ESCROWEE").

                                   WITNESSETH:

       WHEREAS, immediately prior to the execution of this Agreement, CR Reisterstown Plaza, LLC, a Maryland limited liability company ("CR AFFILIATE") and Cordish Affiliate, owned all of the membership interests in Reisterstown Plaza Holdings, LLC, a Maryland limited liability company (the "HOLDING COMPANY"), which owns all of the membership interests in the Subsidiary. Subsidiary each own a portion, and collectively own all, of that certain retail/office complex commonly known as Reisterstown Road Plaza, which is located at the intersection of Reisterstown Road and Patterson Avenue, in the City of Baltimore, State of Maryland (the "PROPERTY").

       WHEREAS, Holding Company and Inland Reisterstown HC, L.L.C., a Delaware limited liability company ("INLAND AFFILIATE") have entered into a Contribution Agreement, dated July 21, 2004 (the "CONTRIBUTION AGREEMENT"), pursuant to which, among other things, Inland Affiliate was to be admitted to Holding Company as a member at the CLOSING (as that term is defined in the Contribution Agreement.)

       WHEREAS, Closing under the Contribution Agreement has occurred on the date hereof, and, in connection with the Closing, on the date hereof, Inland Affiliate has been so admitted and has made the CAPITAL CONTRIBUTION (as that term is defined in the Contribution Agreement).

       WHEREAS, pursuant to the terms of the Contribution Agreement, Inland Affiliate has agreed, on behalf of Holding Company, to deposit, by wire transfer of immediately available funds, a portion of the Capital Contribution with Escrowee at the Closing, in an amount equal to the sum of Two Million Three Hundred Thirteen Thousand Five Hundred Sixty Eight and 00/100 Dollars ($2,313,568.00) (the "ESCROW AMOUNT") in order to provide for: (a) the LEASING DEPOSIT (as defined in Section 2.1 (a) hereof); and (b) the TI/LC DEPOSIT (as defined in Section 2.2 (a) hereof).

       WHEREAS, Escrowee is willing to accept the Escrow Amount and hold and disburse same in accordance with the terms and conditions set forth below.

       NOW, THEREFORE, for and in consideration of the premises hereto, the covenants and agreements hereinafter made, and for Ten Dollars ($10.00) in hand paid to Escrowee, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

              1. DEPOSIT AND ACCEPTANCE OF ESCROW AMOUNT. Inland, on behalf of Holding Company, hereby deposits with Escrowee, and Escrowee hereby acknowledges receipt of the sum of Two Million Three Hundred Thirteen Thousand Five Hundred Sixty Eight and 00/100 Dollars ($2,313,568.00) as the Escrow Amount. Escrowee hereby agrees to deposit the Escrow Amount into an interest bearing account with a bank, savings and loan institution, money market account, or other depository reasonably satisfactory to Subsidiary, Cordish Affiliate and Escrowee with interest accruing for the benefit of Holding Company, except as otherwise provided herein. All interest earned on the Escrow Amount shall be deemed part of the Escrow Amount. The federal taxpayer identification of Holding Company is as follows: 02-1665701.

              2. RETENTION AND DISBURSEMENT OF ESCROW AMOUNT. Escrowee shall retain the Escrow Amount in the account, and shall cause the same to be disbursed therefrom as follows:

                 2.1.  LEASING DEPOSIT.

                         (a) That portion of the Escrow Amount identified as the
sum of Seven Hundred Twenty Six Thousand Nine Hundred Fourteen and 25/100 Dollars ($726,914.25) is hereby referred to as the "LEASING DEPOSIT." The Leasing Deposit equals twenty-four (24) months of PRO FORMA base rent and reimbursable expenses (I.E., pro rata expenses such as a tenant's pro rata share of common area maintenance expenses and real estate taxes) for each tenant space at the Property not leased to tenants as of the CLOSING DATE (as defined in the Contribution Agreement) (the "PROJECT VACANT SPACE") and that are not part of the EARNOUT SPACE (as that term is defined in the Contribution Agreement) and the LEASED BUT NOT OPEN SPACE (as that term is defined in Section 2.1 A hereof.) Each Project Vacant Space, the size of such space, the TI and LC (as those terms are defined in Section 2.2 hereof) allocated to such space, the Leasing Deposit allocated to such space and the average (over a five year period) monthly PRO FORMA base rent and reimbursable expenses attributable to such space (the "MONTHLY PRO FORMA BASE RENT AND EXPENSES") is scheduled on EXHIBIT "A" attached hereto.

                         (b) Within five (5) Business Days after the Closing
Date, the Escrow Agent shall disburse from the Leasing Deposit, by wire transfer pursuant to Section 4 hereof, to the Subsidiary for each Project Vacant Space a prorated Monthly Pro Forma Base Rent and Expenses attributable to each Project Vacant Space from the Closing Date through the end of the month in which Closing occurs. Thereafter, on the first day of each calendar month during the twenty-three (23) consecutive calendar months that follow the Closing Date, Escrowee shall disburse, by wire transfer pursuant to Section 4 hereof, from the Leasing Deposit to Subsidiary the Monthly Pro Forma Base Rent and Expenses (prorated for any partial months), (the "LEASING DEPOSIT MONTHLY PAYMENT") for each Project Vacant Space.

                         (c) The Leasing Deposit Monthly Payment for a Project
Vacant Space shall be made by Escrowee to Subsidiary until such time as the following described requirements are met for such Project Vacant Space: (i) the Project Vacant Space is leased; (ii) the tenant or tenants for the Project Vacant Space shall have accepted its respective premises; (iii) the tenant or tenants for the Project Vacant Space shall have opened for business at the Property to the public; (iv) the tenant or tenants for the Project Vacant Space shall have commenced full payment of rent and other charges under any Project Vacant Space lease; (v) Cordish Affiliate shall have provided Subsidiary with a certificate of Cordish Affiliate certifying that all leasing commissions and tenant improvement allowances associated with the Project Vacant Space have been fully paid; (vi) Cordish Affiliate shall have delivered to Subsidiary a temporary or permanent certificate of occupancy for each separately leased portion of the Project Vacant Space; and (vii) the tenant or the tenants for the Project Vacant Space (or Cordish Affiliate) has executed and delivered an estoppel certificate to Subsidiary that is reasonably acceptable to Subsidiary (which acceptance by Subsidiary shall be given in the event that such estoppel certificate is generally consistent in form and substance with estoppel certificates accepted by Subsidiary in connection with other leases at the Property prior to or on the Closing Date (as that term is defined in the Contribution Agreement) or is on the form of such tenant)(collectively, the "TENANT CONDITIONS"). Subsidiary and/or Cordish Affiliate shall promptly notify the other and Escrowee of the date any tenant satisfies the Tenant Conditions.

                         (d) As each Project Vacant Space is leased during the
two (2) year period following the Closing Date, with the Tenant Conditions for each portion of the Project Vacant Space having then been satisfied for such leased portion of the Project Vacant Space, the balance of the Leasing Deposit attributable to each such leased portion of the Project Vacant Space shall, upon the joint direction of Cordish Affiliate and Subsidiary, be disbursed by the Escrowee, by wire transfer pursuant to Section 4 hereof, within five (5) Business Days of receipt of such joint direction, as follows: fifty percent (50%) of such amount shall be disbursed, by wire transfer pursuant to Section 4 hereof, directly to the OPERATIONS RESERVE (as that term is defined in the Contribution Agreement) and fifty percent (50%) of such amount shall be disbursed, by wire transfer pursuant to Section 4 hereof, directly to the CAPITAL RESERVE (as that term is defined in the Contribution Agreement.) Notwithstanding the above, in the event that the actual average monthly base rent and projected reimbursable expenses for a Project Vacant Space varies from the Monthly Pro Forma Base Rent and Expenses for such Project Vacant Space, Subsidiary and Cordish Affiliate shall equitably adjust the amount of the balance of the Leasing Deposit to be so disbursed, such equitable adjustment shall be contained in such joint direction, and Escrowee shall comply with such joint direction. For example, if the actual average monthly base rent and projected reimbursable expenses for a Project Vacant Space is twenty-five percent (25%) greater than the Monthly Pro Forma Base Rent and Expenses for such Project Vacant Space, the amount of the Leasing Deposit released for such Project Vacant Space shall equal 125% of the

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Monthly Pro Forma Base Rent and Expenses for such Project Vacant Space. Within ten (10) Business Days of Cordish Affiliate's request for a joint direction, to the extent Cordish Affiliate is entitled to a joint direction, Subsidiary shall cooperate with Cordish Affiliate and issue the joint direction.

                         (e) The Escrowee shall disburse the balance of the
Leasing Deposit, if any, remaining on the Second (2nd) anniversary date of the Closing Date (including all interest that has accrued on the Leasing Deposit) as follows: fifty percent (50%) of such amount shall be disbursed, by wire transfer pursuant to Section 4 hereof, directly to the Operations Reserve and fifty percent (50%) of such amount shall be disbursed, by wire transfer pursuant to
Section 4 hereof, directly to the Capital Reserve.

                         (f) Notwithstanding anything to the contrary contained
in this Section 2.1, on the date that a tenant of a Project Vacant Space has commenced payment of rent prior to the satisfaction of the Tenant Conditions, Subsidiary shall thereafter, within five (5) Business Days of receipt of a Leasing Deposit Monthly Payment for such Project Vacant Space, deposit, by wire transfer pursuant to Section 4 hereof, fifty percent (50%) of such Leasing Deposit Monthly Payment to the Operations Reserve and deposit, by wire transfer pursuant to Section 4 hereof, fifty percent (50%) of such Leasing Deposit Monthly Payment to the Capital Reserve.

              2.1A.    LEASED BUT NOT OPEN SPACE DEPOSIT.

                   (a) That portion of the Escrow Amount identified as the sum of Two Hundred Seventy Thousand Four Hundred Eighty Six and 53/100 Dollars ($270,486.53) is hereby referred to as the "LEASED BUT NOT OPEN SPACE DEPOSIT." The Leased But Not Open Space Deposit equals six (6) months of PRO FORMA base rent and reimbursable expenses (I.E., pro rata expenses such as a tenant's pro rata share of common area maintenance expenses and real estate taxes) for each tenant space at the Property leased to tenants as of the Closing Date that do not satisfy the Tenant Conditions and that are not part of the Earnout Space or the Project Vacant Space (each a "LEASED BUT NOT OPEN SPACE"). Each Leased But Not Open Space, the size of such space, the TI and LC allocated to such space, the Leased But Not Open Space Deposit allocated to such space and the average (over a five year period) monthly PRO FORMA base rent and reimbursable expenses attributable to such space (the "MONTHLY PRO FORMA BASE RENT AND EXPENSES") is scheduled on EXHIBIT "A" attached hereto.

                   (b) Within five (5) Business Days after the Closing Date, the Escrow Agent shall disburse from the Leased But Not Open Space Deposit, by wire transfer pursuant to Section 4 hereof, to the Subsidiary for each Leased But Not Open Space a prorated Monthly Pro Forma Base Rent and Expenses attributable to each Leased But Not Open Space from the Closing Date through the end of the month in which Closing occurs. Thereafter, on the first day of each calendar month during the five (5) consecutive calendar months that follow the Closing Date, Escrowee shall disburse, by wire transfer pursuant to Section 4 hereof, from the Leased But Not Open Space Deposit to Subsidiary the Monthly Pro Forma Base Rent and Expenses (prorated for any partial months), (the

"LEASED BUT NOT OPEN SPACE DEPOSIT MONTHLY PAYMENT") for each Leased But Not Open Space.

                   (c) The Leased But Not Open Space Deposit Monthly Payment for a Leased But Not Open Space shall be made by Escrowee to Subsidiary until such time as the Tenant Conditions are met for such Leased But Not Open Space. Subsidiary and/or Cordish Affiliate shall promptly notify the other and Escrowee of the date any tenant satisfies the Tenant Conditions for a Leased But Not Open Space.

                   (d) As the Tenant Conditions for each Leased But Not Open Space are satisfied, the balance of the Leased But Not Open Space Deposit attributable to each such leased portion of the Leased But Not Open Space shall, upon the joint direction of Cordish Affiliate and Subsidiary, be disbursed by the Escrowee, by wire transfer pursuant to Section 4 hereof, within five (5) Business Days of receipt of such joint direction, as follows: fifty percent (50%) of such amount shall be disbursed, by wire transfer pursuant to Section 4 hereof, directly to the OPERATIONS RESERVE (as that term is defined in the Contribution Agreement) and fifty percent (50%) of such amount shall be disbursed, by wire transfer pursuant to Section 4 hereof, directly to the CAPITAL RESERVE (as that term is defined in the Contribution Agreement.) Within ten (10) Business Days of Cordish Affiliate's request for a joint direction, to the extent Cordish Affiliate is entitled to a joint direction, Subsidiary shall cooperate with Cordish Affiliate and issue the joint direction.

                   (e) The Escrowee shall disburse the balance of the Leased But Not Open Space Deposit, if any, remaining on the sixth month anniversary date of the Closing Date (including all interest that has accrued on the Leased But Not Open Space Deposit) as follows: fifty percent (50%) of such amount shall be disbursed, by wire transfer pursuant to Section 4 hereof, directly to the Operations Reserve and fifty percent (50%) of such amount shall be disbursed, by wire transfer pursuant to Section 4 hereof, directly to the Capital Reserve.

                   (f) Notwithstanding anything to the contrary contained in this Section 2.1A, on the date that a tenant of a Leased But Not Open Space has commenced payment of rent prior to the satisfaction of the Tenant Conditions, Subsidiary shall thereafter, within five (5) Business Days of receipt of a Leased But Not Open Space Deposit Monthly Payment for such Leased But Not Open Space, deposit, by wire transfer pursuant to Section 4 hereof, fifty percent (50%) of such Leased But Not Open Space Deposit Monthly Payment to the Operations Reserve and deposit, by wire transfer pursuant to Section 4 hereof, fifty percent (50%) of such Leased But Not Open Space Deposit Monthly Payment to the Capital Reserve.

                   (g) With the exception of Section 2.1, for all purposes of this Agreement, the Contribution Agreement and the other agreements executed on the date hereof in connection with the Contribution Agreement, the Leased But Not Open Space shall be deemed part of the PROJECT VACANT SPACE.

                 2.2. TENANT IMPROVEMENT ALLOWANCES AND LEASING COMMISSIONS DEPOSIT FOR PROJECT VACANT SPACE.

                         (a)  That portion of the Escrow Amount identified as
the sum of One Million Three Hundred Sixteen Thousand One Hundred Sixty Seven and 00/100 Dollars ($1,316,167.00) is hereby referred to as the "TI/LC DEPOSIT." The TI/LC Deposit consists of the sum of the aggregate amount of projected "tenant improvement" costs that will have to be paid or incurred for each Project Vacant Space ("TI") and the aggregate amount of projected "leasing commission" costs that will have to be paid or incurred for each Project Vacant Space ("LC"). The TI and LC applicable to each Project Vacant Space as scheduled on EXHIBIT "A" hereto.

                         (b)  (i) That portion of the TI/LC Deposit attributable
to LC for a Project Vacant Space shall, upon the joint direction of Cordish Affiliate and Subsidiary, be disbursed by the Escrowee within five (5) Business Days of receipt of such joint direction as follows: fifty percent (50%) of such amount shall be disbursed, by wire transfer pursuant to Section 4 hereof, directly to the Operations Reserve and fifty percent (50%) of such amount shall be disbursed, by wire transfer pursuant to Section 4 hereof, directly to the Capital Reserve (or, in lieu of such distribution to the Operations Reserve and the Capital Reserve, at the written request of Cordish Affiliate contained in such joint direction, to a third party pursuant to wire instructions contained in such joint direction.) Within ten (10) Business Days of Cordish Affiliate's request for a joint direction, which request shall be accompanied by signed lien waivers and invoices from the applicable real estate broker or brokers for such Project Vacant Space, or if no broker is involved, upon the delivery of a certification to that effect by Cordish Affiliate for the benefit of Subsidiary. Within ten (10) Business Days of Cordish Affiliate's request for a joint direction, to the extent Cordish Affiliate is entitled to a joint direction, Subsidiary shall cooperate with Cordish Affiliate and issue and deliver the joint direction to Escrowee.

                              (ii) That portion of the TI/LC Deposit
attributable to TI for a Project Vacant Space shall, upon the joint direction of Cordish Affiliate and Subsidiary, be disbursed by the Escrowee within five (5) Business Days of receipt of such joint direction as follows: fifty percent (50%) of such amount shall be disbursed to the Operations Reserve and fifty percent (50%) of such amount shall be disbursed to the Capital Reserve, by wire transfer pursuant to Section 4 hereof (or, in lieu of such distribution to the Operations Reserve and the Capital Reserve, at the written request of Cordish Affiliate contained in such joint direction, to a third party pursuant to wire instructions contained in such joint direction.) Within ten (10) Business Days of Cordish Affiliate's request for a joint direction, which request shall be accompanied by either (A) the documentation required by each lease for such Project Vacant Space, and in any event, in the event that Cordish Affiliate is performing construction work, no less documentation than copies of invoices and mechanics lien waivers for landlord's work from the applicable general contractor for such Project Vacant Space, in the amount of each request shall accompany the draw request; or (B) or if no TI is required for a Project Vacant Space, a certification to that effect by Cordish Affiliate for the benefit of Subsidiary. Within ten (10) Business Days of Cordish Affiliate's request for a joint direction, to the extent Cordish Affiliate is entitled to a joint direction, Subsidiary shall cooperate with Cordish Affiliate and issue and deliver the joint direction to Escrowee.

                              (iii) To the extent the TI/LC Deposit has not been
fully disbursed by the second anniversary of the Closing Date, the Escrowee shall, by wire transfer pursuant to Section 4 hereof, disburse, by wire transfer pursuant to Section 4 hereof, the remaining balance of the TI/LC Deposit to Subsidiary (exclusive of all interest that accrued thereon) and all interest that accrued thereon shall be disbursed fifty percent (50%) to the Operations Reserve and the balance to the Capital Reserve.

              3. DISPUTE - ESCROWEE RIGHTS. In the event either party objects to the disbursement of the Escrow Amount as provided above, Escrowee shall notify Subsidiary, Cordish Affiliate and CR Affiliate of such dispute and shall hold the Escrow Amount in escrow pending resolution of such objection by mutual agreement of the parties or by arbitration of same pursuant to the provisions of
Section 6 hereof. After any disbursement of the Escrow Amount under the terms of this Agreement, Escrowee's duties and obligations hereunder shall cease. In the event of any dispute regarding disbursement of the Escrow Amount, the party ultimately receiving the Escrow Amount after resolution of such dispute shall be entitled to receive from the other party all the prevailing party's costs and expenses incurred in connection with the resolution of such dispute including, without limitation, all arbitration, court costs and reasonable attorney's fees.

       4. WIRE INSTRUCTIONS. Any part of the Escrow Amount to be disbursed to the Operations Reserve shall be disbursed by wire transfer of immediately available funds in accordance with the wire instructions attached hereto as EXHIBIT "B". Any part of the Escrow Amount to be disbursed into the Capital Reserve shall be disbursed by wire transfer of immediately available funds in accordance with the wire instructions attached hereto as EXHIBIT "C". Any part of the Escrow Amount to be disbursed to Subsidiary shall be disbursed by wire transfer of immediately available funds in accordance with the wire instructions attached hereto as EXHIBIT "D". To the extent that any of the attached wiring instructions require Escrowee to notify a person or party by telephone or fax of such wire, the amount of such wire, the date and time of the sending of such wire and the Fed Reference Number for such wire, Escrowee shall comply with such instructions. Cordish Affiliate shall have the right, from time to time, to change the wire instructions applicable for disbursements to the Operations Reserve by Notice to the other parties hereto. CR Affiliate shall have the right, from time to time, to change the wire instructions applicable for disbursements to the Capital Reserve by Notice to the other parties hereto. Subsidiary shall have the right, from time to time, to change the wire instructions applicable for disbursements to Subsidiary by Notice to the other parties hereto. Any such change of wire instructions by a party hereto or CR Affiliate shall become effective five (5) Business Days after the effective date of such Notice to Escrowee.

              5. REPRESENTATIONS AND WARRANTIES.

                 5.1. Cordish Affiliate hereby represents and warrants to Subsidiary and Escrowee as follows:

                         (a) Cordish Affiliate is a limited liability company
duly organized, validly existing and in good standing under the laws of the State of Maryland. Cordish Affiliate has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

                         (b) Cordish Affiliate has all requisite power and
authority to execute and deliver this Agreement, and to perform its obligations hereunder and thereunder. The execution and delivery by Cordish Affiliate of this Agreement and the consummation by Cordish Affiliate of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Cordish Affiliate. This Agreement has been duly and validly executed and delivered by Cordish Affiliate and constitutes a valid and binding obligation of Cordish Affiliate, enforceable against it in accordance with its terms.

                         (c) Neither the execution and delivery by Cordish
Affiliate of this Agreement nor the consummation by Cordish Affiliate of the transactions contemplated hereby and thereby, will: (i) conflict with or violate any provision of the organizational documents of Cordish Affiliate Affiliate,
(ii) require on the part of Cordish Affiliate any filing with, or permit, authorization, consent or approval of, any third party, (iii) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which Cordish Affiliate is a party or by which it is bound or to which its assets are subject, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Cordish Affiliate or any of its properties or assets.

                 5.2. Each Subsidiary hereby represents and warrants to Cordish Affiliate and Escrowee as follows:

                         (a) Subsidiary is a limited liability company duly
organized, validly existing and in good standing under the laws of the State of Maryland and is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification. Subsidiary has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

                         (b) Subsidiary has all requisite power and authority to
execute and deliver this Agreement, and to perform its obligations hereunder and thereunder. The execution and delivery by Subsidiary of this Agreement and the consummation by Subsidiary of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Subsidiary. This Agreement has been duly and validly executed and delivered by Subsidiary and constitutes a valid and binding obligation of Subsidiary, enforceable against it in accordance with its terms.

                         (c) Neither the execution and delivery by Subsidiary of
this Agreement nor the consummation by Subsidiary of the transactions contemplated hereby and thereby, will: (i) conflict with or violate any provision of the organizational documents of Subsidiary, (ii) require on the part of Subsidiary any filing with, or permit, authorization, consent or approval of, any third party, (iii) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which Subsidiary is a party or by which it is bound or to which its assets are subject, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Subsidiary or any of its properties or assets.

                 5.3. Escrowee hereby represents and warrants to Cordish Affiliate and Subsidiary as follows:

                         (a) Escrowee is a corporation duly organized, validly
existing and in good standing under the laws of the State of New York and is duly qualified to conduct business and is in corporate and tax good standing under the laws in each jurisdiction in which the nature of its businesses requires such qualification. Escrowee has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

                         (b) Escrowee has all requisite power and authority to
execute and deliver this Agreement, and to perform its obligations hereunder and thereunder. The execution and delivery by Escrowee of this Agreement and the consummation by Escrowee of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Escrowee. This Agreement has been duly and validly executed and delivered by Escrowee and constitutes a valid and binding obligation of Escrowee, enforceable against it in accordance with its terms.

                         (c) Neither the execution and delivery by Escrowee of
this Agreement nor the consummation by Escrowee of the transactions contemplated hereby and thereby, will: (i) conflict with or violate any provision of the organizational documents of Escrowee, (ii) require on the part of Escrowee any filing with, or permit, authorization, consent or approval of, any third party,
(iii) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which Escrowee is a party or by which it is bound or to which its assets are subject, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Escrowee or any of its properties or assets.

              6. ARBITRATION. In the event that any dispute shall arise between or among the parties hereto with respect to the application of any of the provisions of this Agreement, and such dispute is not resolved to the satisfaction of the parties hereto within twenty (20) days after the a party hereto shall notify the other parties hereto in writing of its desire to arbitrate the dispute (the "ARBITRATION NOTICE"), then the dispute shall be resolved in accordance with the Commercial Arbitration Rules of the American Arbitration Association then pertaining. The decision of the arbitrator shall be binding, final and conclusive on the parties. Unless the parties otherwise agree, such arbitration proceedings shall be conducted in Baltimore, Maryland. The arbitrator shall be selected by the American Arbitration Association in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The fees of the arbitrator and the expenses incident to the proceedings shall be borne by the losing party. The decision of the arbitrator shall be rendered within thirty (30) days after the conclusion of the arbitration. A judgment of a court of competent jurisdiction may be entered upon the award of the arbitrator in accordance with the rules and statutes applicable thereto then obtaining. The parties hereto agree that the arbitrator may order and compel specific performance.

              7. VENUE. Any lawsuit, action, or proceeding arising under this Agreement that is not subject to arbitration shall, to the extent there is federal jurisdiction over the parties and subject matter, be brought exclusively in the Northern Division of the United States District Court for the District of Maryland. In the event federal jurisdiction does not exist, such lawsuit, action or proceeding shall be brought in the Circuit Court for Baltimore County, Maryland.

              8. COOPERATION/CONFLICT WITH CONTRIBUTION AGREEMENT/. Subsidiary shall reasonably cooperate with the efforts of Cordish Affiliate to satisfy the conditions of the disbursement of the Escrow Amount and shall not unreasonably withhold any approval or issuance of any distribution direction requested by Cordish Affiliate hereunder. In the event of a conflict between the provisions of the Contribution Agreement and the provisions of this Agreement, the provisions of this Agreement shall control. To the extent Subsidiary is obligated to pay any cost and expense in connection with this Agreement, such cost and expense shall not be paid or reimbursed from the Operations Reserve or Capital Reserve.

              9. COSTS OF ADMINISTRATION AND SUCCESSORS AND ASSIGNS. The costs of administration of this Agreement by Escrowee shall be shared fifty percent by Cordish Affiliate and fifty percent by Subsidiary. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, principals, successors and assigns and shall be governed and construed in accordance with the laws of the State of Illinois.

              10. NOTICES. All notices, demands, consents, approvals, requests or other communications which any of the parties to this Agreement or CR Affiliate may desire or be required to give hereunder (collectively, "NOTICES") shall be in writing and shall be given by personal delivery, nationally recognized next day delivery service (delivery charges prepaid, return receipt requested) or United States registered or certified mail (postage prepaid, return receipt requested) addressed as hereinafter provided. Except as otherwise specified herein, the effective date of any Notice (I.E., the date a party shall be deemed to have received such Notice), shall be the earliest to occur of: (a) if by personal delivery, the date of receipt, or attempted delivery, if such communication is refused; (b) if by nationally recognized next Business Day delivery service (as aforesaid), the next Business Day after delivery to such service; and (c) if sent by mail (as aforesaid), three (3) Business Days after posting. Until further notice, notices and other communications under this Agreement shall be addressed to the parties and CR Affiliate listed below as follows:

If to Cordish Affiliate:       RRP Investors, LLC
                               c/o The Cordish Company
                               601 East Pratt Street, Sixth Floor
                               Baltimore, Maryland 21202
                               Attn: David S. Cordish

with a copy to:                RRP Investors, LLC
                               c/o The Cordish Company
                               601 East Pratt Street, Sixth Floor
                               Baltimore, Maryland 21202
                               Attn: General Counsel

If to Subsidiary:              Reisterstown Plaza Associates, LLC
                               RRP Hecht, LLC
                               c/o Inland Western Retail Real Estate Trust, Inc.
                               2901 Butterfield Road
                               Oak Brook, Illinois 60523
                               Attention: Chief Financial Officer

with a copy to:                Charles J. Benvenuto, Esq.
                               2901 Butterfield Road
                               3rd Floor
                               Oak Brook, Illinois 60523

If to Escrowee:                Chicago Title Insurance Company
                               171 North Clark Street
                               Chicago, Illinois 60601
                               Attention: Nancy Castro

If to CR Affiliate:            CR Reisterstown Plaza, LLC
                               1427 Clarkview Road
                               Suite 500
                               Baltimore, Maryland 21209
with a copy to:                CR Reisterstown Plaza, LLC
                               1427 Clarkview Road
                               Suite 500
                               Baltimore, Maryland 21209
                               Attention: General Counsel

Any party hereto or CR Affiliate may designate another addressee (and/or change its address) for Notices hereunder by a Notice given pursuant to this Section to each of the other parties hereto and CR Affiliate.

WHEN DELIVERING A NOTICE PURSUANT TO THIS AGREEMENT, ESCROWEE AND SUBSIDIARY SHALL CONTEMPORANEOUSLY DELIVER A COPY OF SUCH NOTICE TO CR AFFILIATE AT THE NOTICE ADDRESSES OF CR AFFILIATE CONTAINED IN THIS SECTION 10 BY THE SAME MANNER OF DELIVERY OF SUCH NOTICE.

              11. HEADINGS. The captions and section headings contained in this Agreement are for convenience of reference only and shall not be considered in any interpretation of the provisions of this Agreement.

              12. REPORTING. Escrowee agrees to deliver to Subsidiary and Cordish Affiliate, on a monthly basis, a copy of the bank statement of account of the Escrow Amount. Such monthly statements shall be delivered to Cordish Affiliate at its notice address and to Subsidiary: Inland Western Retail Real Estate Trust, Inc., 2901 Butterfield Road, Oak Brook Illinois 60523, attention Steven Grimes, CFO (telephone: 630-218- 8000; facsimile: 630-218-4900).

       13. AMENDMENTS/THIRD PARTY BENEFICIARY. EXCEPT AS OTHERWISE HEREIN PROVIDED, ANY AND ALL AMENDMENTS, MODIFICATIONS, ADDITIONS OR DELETIONS TO THIS AGREEMENT SHALL BE NULL AND VOID UNLESS APPROVED IN ADVANCE BY THE PARTIES HERETO IN WRITING. THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT CORDISH AFFILIATE MAY NOT ENTER INTO OR CONSENT TO ANY AMENDMENTS, MODIFICATION, ADDITIONS OR DELETIONS TO THIS AGREEMENT UNLESS IT OBTAINS THE PRIOR WRITTEN CONSENT THERETO FROM CR AFFILIATE. CR AFFILIATE IS A THIRD PARTY BENEFICIARY OF THIS AGREEMENT. In the event that any party hereto fails to comply with any of the terms and provisions of this Agreement, CR Affiliate shall have the right to initiate and prosecute an arbitration proceeding against such party to enforce the provisions of this Agreement (including court actions to enforce or challenge any findings) solely to the extent that such provisions directly effect the economic rights and interests of CR Affiliate. The provisions of Sections 6, 7, 15, 17 and 18 shall apply to such proceeding as if CR Affiliate was a party to this Agreement.

              14. INTEGRATION. With the exception of the Contribution Agreement and the INDEMNITY AGREEMENT, the LEASING AGREEMENT, the LIQUIDITY AMOUNT ESCROW AGREEMENT and the OPERATING AGREEMENT (as those terms are defined in the Contribution Agreement) and any and all agreements executed in connection with any such agreement, this Agreement encompasses, replaces, integrates and supercedes any and all other negotiations, discussions, offers, promises, arrangements and agreements between the parties hereto relating to the Property.

              15. INVALID PROVISIONS. This Agreement shall be construed, as to execution, interpretation and enforcement, in accordance with the laws of the State of Maryland. If any term, condition or provision of this Agreement shall be declared invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect and shall be valid and enforceable to the fullest extent permitted by law.

              16. ATTRIBUTION OF DRAFTING. This Agreement shall be deemed to have been drafted jointly by the parties and any uncertainty or ambiguity shall not be construed for or against either party as an attribution of drafting of either party.

              17. ATTORNEY FEES. Subject to the provisions of Section 6 hereof, if either Subsidiary or Cordish Affiliate brings suit or other legal proceedings to enforce the provisions of this Agreement against the other, then the party prevailing in such suit or proceeding shall be reimbursed by the other for all reasonable attorneys' fees and litigation costs and expenses incurred by the prevailing party in connection with such suit or proceeding.

              18. WAIVER OF JURY TRIAL. Subject to the provisions of Section 6 hereof, Subsidiary and Cordish Affiliate do hereby waive trial by jury in any action, suit, proceeding, and/or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Agreement any claim of injury or damage, and/or statutory remedy.

              19. GOOD FAITH AND FAIR DEALING. The parties covenant and agree each to the other that its conduct under this Agreement, and the interpretation and enforcement of the provisions hereof, shall be characterized by good faith and fair dealings so that the objectives of each party as set forth in this Agreement may be achieved.

              20. COUNTERPARTS. This Agreement may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories of the original or the same counterpart. Furthermore, the signatures from one counterpart may be attached to another to constitute a fully executed original. The Agreement may be executed by facsimile.

              21. TIME OF THE ESSENCE. Time is of the essence with regard to the parties obligations under this Agreement.

              22. SURVIVAL PERIOD IN CONTRIBUTION AGREEMENT. Section 2 of the Indemnification Agreement provides that the representations, warranties, covenants or agreements made in the Contribution Agreement shall survive the Closing Date for the periods provided therein. Nothing in this Agreement shall be interpreted as modifying the survival period of such representations, warranties, covenants or agreements.

              23. BUSINESS DAY. The term "BUSINESS DAY" means any day other than Saturday, Sunday or any other day on which commercial banks or savings and loan associations are required or authorized by law to close in New York City.

              24. JOINT SEVERAL OBLIGATIONS, ETC. OF SUBSIDIARY. Each of the obligations hereunder of RPA and RRP Hecht are joint and not several obligations of the RPA and RRP Hecht. In the event that RPA and RRP Hecht provide Cordish Affiliate with conflicting instructions, directions or approvals, Cordish Affiliate shall follow the instructions, directions and approvals of RPA and disregard the instructions, directions and/or approvals of RRP Hecht. RRP Hecht hereby irrevocably appoints and empowers RPA to administer this Agreement on its behalf as its agent. Only the signature of RPA shall be necessary to bind the Subsidiary hereunder. In the event of a conflict between the other provisions of this Agreement and the provisions of this Section 24, the provisions of this
Section 24 shall control.


                           SIGNATURES ON NEXT PAGE

       IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed and delivered, under seal, as of the day and year first above written.

WITNESS/ATTEST:                  CORDISH AFFILIATE:

                                 RRP INVESTORS, LLC,
                                 a Maryland limited liability company

                                 By:                                     (SEAL)
-----------------------------       -------------------------------------
                                    Charles F. Jacobs, Authorized Person

                                 SUBSIDIARY:

                                 REISTERSTOWN PLAZA ASSOCIATES, LLC,
                                 a Maryland limited liability company


                                 By:                               (SEAL)
-----------------------------       -------------------------------
                                 Name:
                                      -----------------------------
                                 Title:
                                       ----------------------------

                                 RRP HECHT, LLC,
                                 a Maryland limited liability company


                                 By:                               (SEAL)
-----------------------------       -------------------------------
                                 Name:
                                      -----------------------------
                                 Title:
                                       ----------------------------


                                 ESCROWEE:

                                 CHICAGO TITLE INSURANCE COMPANY, a
                                 Missouri corporation


/s/ [ILLEGIBLE]                  By: /s/ Nancy R. Castro                 (SEAL)
-----------------------------       -------------------------------------
                                  Title: AVP
                                        ----------------------------
                                  Name: NANCY R. CASTRO
                                       -----------------------------

       IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed and delivered, under seal, as of the day and year first above written.

WITNESS/ATTEST:                  CORDISH AFFILIATE:

                                 RRP INVESTORS, LLC,
                                 a Maryland limited liability company


/s/ [ILLEGIBLE]                  By: /s/ [ILLEGIBLE]                     (SEAL)
-----------------------------       -------------------------------------
                                    [ILLEGIBLE], Authorized Person

                                 SUBSIDIARY:

                                 REISTERSTOWN PLAZA ASSOCIATES, LLC,
                                 a Maryland limited liability company


/s/ [ILLEGIBLE]                  By: /s/ [ILLEGIBLE]               (SEAL)
-----------------------------       -------------------------------
                                 Name: [ILLEGIBLE]
                                      -----------------------------
                                 Title: [ILLEGIBLE]
                                       ----------------------------

                                 RRP HECHT, LLC,
                                 a Maryland limited liability company


/s/ [ILLEGIBLE]                  By: /s/ [ILLEGIBLE]               (SEAL)
-----------------------------       -------------------------------
                                 Name: [ILLEGIBLE]
                                      -----------------------------
                                 Title: [ILLEGIBLE]
                                       ----------------------------


                                 ESCROWEE:

                                 CHICAGO TITLE INSURANCE COMPANY, a
                                 New York corporation


                                 By:                                     (SEAL)
-----------------------------       -------------------------------------
                                  Title:
                                        ----------------------------
                                  Name:
                                       -----------------------------

                                   EXHIBIT "A"

     SCHEDULE OF PROJECT VACANT SPACE (INCLUDING LEASED BUT NOT OPEN SPACE)
                                   INFORMATION

List each Project Vacant Space (including the Leased But Not Open Space, the size of such space, the TI and LC (as those terms are defined in Section 2.2 hereof) allocated to such space, the LEASING DEPOSIT allocated to such space and the average (over a five year period) monthly PRO FORMA base rent and reimbursable expenses attributable to such space (the "MONTHLY PRO FORMA BASE RENT AND EXPENSES").

REISTERSTOWN ROAD PLAZA WATERFALL

Gross Proceeds                                                                               $   100,000,000

 Less: Loan Retirement                                                                           (39,974,969)
 Less: Earn-Out on Unfinished Pads & Mezz.                                                       (11,546,674)

Proceeds Less Debt & Earn-Out                                                                $    48,478,357

Escrow Amounts
  Contingency Escrow (10% OF SALE PROCEEDS)                                                       (8,845,333)
  Escrow Amount (1.3.3 OF CONTRIBUTION AGREEMENT)                                                 (2,313,568)
                                                                                             ---------------
    TOTAL ESCROW AMOUNTS                                                                         (11,158,900)

Net Initial Proceeds (to Holding Company)                                                    $    37,319,457

  Less: Transaction Fee (to Cordish Share of Operations Reserve)                                    (500,000)
  Less: Transaction Expenses (Cordish)                                                              (200,000)
  Less: Transaction Expenses (Continental)                                                           (75,000)

NET INITIAL AMOUNT (TO OPERATIONS & CAPITAL RESERVE)                                         $    36,544,457
                                                                                             ---------------

  Continental Share (50%)                                                                                            18,347,229
    Less: Transaction Expense at Closing (from Continental Share of Oper. Reserv.)                                      (75,000)
    Less: Transaction Expense at Closing (from Continental Share of Oper. Reserv.)                                     (250,000)
                                                                                                                ---------------
  Net to Continental in Capital Reserve                                                                              18,022,229

  Cordish Share (50%) plus Transaction Fee                                                                           18,972,229

ADDITIONAL POTENTIAL AMOUNTS TO OPER. & CAPITAL RESERVE                                           21,389,407
  (ASSUMING RELEASE OF ALL EARN-OUTS AND ESCROWS, EXCEPT FOR ESCROWED T.I. AND I.C. COSTS)   ---------------


  Continental Share (50%)                                                                                            10,694,704
  Cordish Share (50%)                                                                                                10,694,704

TOTAL POTENTIAL AMOUNTS TO OPER. RESERVE                                                          57,933,864
  (ASSUMING RELEASE OF ALL EARN-OUTS AND ESCROWS, EXCEPT FOR T.I. AND I.C. COSTS)            ===============


  Continental Share (50%)                                                                                            28,966,932
  Cordish Share (50%)                                                                                                28,966,932

NOTE: Costs to complete, transaction expenses will be paid out Operations Reserve, to be split 50/50 between Continental and Cordish

RRP PAD SITE & MEZZANINE OFFICE EARN-OUT CALCULATION (ESTIMATED AS OF 7/31/04):

                                                                         ESTIMATED         ANNUAL             RENT       EARN OUT
                                                        SPACE NUMBER    RENT COMM.           RENT       MULTIPLIER         AMOUNT
                                                        ------------   -----------   ------------       ----------   ------------
VACANT--BCCC Pending (Rear of Furniture Palace Space)   6500A1          January-05        238,486         10.99288   $  2,621,642
Modell's (executed lease)                               6500A2         December-04        217,392         10.99288      2,389,764
Mezzanine Office (VACANT)                               6550-D           August-05         81,000         10.99288        890,423
PAD B (VACANT--Krispy Kreme Pending)                    PAD B              July-05         90,000         10.99288        989,359
PAD C (Yum Brands Executed Lease)                       PAD C           January-05        125,000         10.99288      1,374,110
PAD D (VACANT--Casual Male Pending)                     PAD D              July-05        140,000         10.99288      1,539,003
PAD E (Wendy's Executed Lease)                          PAD E             April-05         60,000         10.99288        659,573
PAD F (VACANT--Old Country Buffet Pending)              PAD F              July-05         98,500         10.99288      1,082,799
                                                                                     ------------                    ------------
                                                                                     $  1,050,378                    $ 11,546,674

                                                          PROJECTED    PROJECTED      PROJECTED      NET VALUE
                                                          LL / SITE       TENANT        LEASING           LESS
                                                              COSTS    ALLOWANCE     COMMISSION          COSTS
                                                        -----------   ----------   ------------   ------------
VACANT--BCCC Pending (Rear of Furniture Palace Space)   $   755,640            -   $          -   $  1,866,002
Modell's (executed lease)                                   115,000      310,560         62,112      1,902,092
Mezzanine Office (VACANT)                                   300,000            -         16,200        574,223
PAD B (VACANT--Krispy Kreme Pending)                         30,000            -         45,000        914,359
PAD C (Yum Brands Executed Lease)                            30,000            -         38,750      1,305,360
PAD D (VACANT--Casual Male Pending)                         617,000            -         12,640        909,363
PAD E (Wendy's Executed Lease)                               30,000            -              -        629,573
PAD F( VACANT--Old Country Buffet Pending)                  170,000            -         31,164        881,635
                                                        -----------   ----------   ------------   ------------
                                                        $ 2,047,640   $  310,560   $    205,866   $  8,982,608

RRP VACANCY ESCROW CALCULATION:

                                                                          ESTIMATED    SQUARE
POTENTIAL TENANT                                        SPACE NUMBER     RENT COMM.   FOOTAGE   TI DEPOSIT
----------------                                        ------------   ------------   -------   ----------
Vacant                                                  6796             March-05       1,329       34,733
Vacant                                                  6566             March-05         817       21,352
Vacant                                                  6544            January-05      1,467       38,340
Vacant                                                  6612             March-05       1,065       27,834
Vacant - Rainbow                                        6542           November-04      4,000      104,540
Vacant - Day Spa                                        6512-C         December-04      3,010       78,666
Vacant - BCCC Expansion                                 6776-206       December-04      4,612      120,534
State of MD DPSCS (signed lease--6 month escrow only)   6776-204       September-04    20,680      630,000
Cajun Grill (signed lease--6 month escrow only)         6618-B         December-04        429       70,000
Household Finance (signed lease--6 month escrow only)   6532           December-04      2,476            -
Mamma Lucia's (signed lease--6 month escrow only)       6604           September-04     1,695            -
Pack & Post (signed lease--6 month escrow only)         4130-C         December-04       1048        4,000
Sprint PCS (signed lease--6 month escrow only)          4130           November-04      2,924       90,000
                                                                                      -------   ----------
                                                                                       45,552    1,220,000

                                                                                                $    26.13

                                                                          TOTAL
POTENTIAL TENANT                                          LC DEPOSIT   TI/LC DEPOSIT   LEASING DEPOSIT   ESCROW AMOUNT
----------------                                        ------------   -------------   ---------------   -------------
Vacant                                                         3,441          22,050         92,699.55         114,749
Vacant                                                         2,115          26,201         65,661.99          91,863
Vacant                                                         3,798          44,358         56,407.85         100,766
Vacant                                                         2,757          34,519         62,976.74          97,496
Vacant - Rainbow                                              10,357         148,000        180,510.62         328,511
Vacant - Day Spa                                               7,793          51,076        140,628.39         191,704
Vacant - BCCC Expansion                                       11,941         142,000        128,029.12         270,029
State of MD DPSCS (signed lease--6 month escrow only)              -         630,000        128,629.60         758,630
Cajun Grill (signed lease--6 month escrow only)                    -          70,000         14,712.56          84,713
Household Finance (signed lease--6 month escrow only)         17,912          39,356         28,938.74          68,294
Mamma Lucia's (signed lease--6 month escrow only)                  -               -         38,554.47          38,554
Pack & Post (signed lease--6 month escrow only)                    -           4,000         14,466.59          18,467
Sprint PCS (signed lease--6 month escrow only)                14,608         104,608         45,184.57         149,793
                                                        ------------   -------------        ----------   -------------
                                                              74,723       1,316,167        997,400.78       2,313,568

                                                        $       2.59

                             CONTRIBUTION AGREEMENT
                             REISTERSTOWN ROAD PLAZA

                                EXHIBIT 1.3.1(b)

                    FORM OF LIQUIDITY AMOUNT ESCROW AGREEMENT

                               EXHIBIT "1.3.1(b)"

                             REISTERSTOWN ROAD PLAZA

                        LIQUIDITY AMOUNT ESCROW AGREEMENT

       THIS LIQUIDITY AMOUNT ESCROW AGREEMENT (this "AGREEMENT"), is made and entered into as of the 30th, day of July, 2004, by and among RRP INVESTORS, LLC, a Maryland limited liability company ("CORDISH AFFILIATE"), REISTERSTOWN PLAZA ASSOCIATES, LLC, a Maryland limited liability company ("RPA") and RRP HECHT, LLC, a Maryland limited liability company ("RRP HECHT", RPA and RRP Hecht are individually and collectively referred to herein as "SUBSIDIARY"), and CHICAGO TITLE INSURANCE COMPANY, a New York corporation ("ESCROWEE").

                                   WITNESSETH:

       WHEREAS, immediately prior to the execution of this Agreement, CR Reisterstown Plaza, LLC, a Maryland limited liability company ("CR AFFILIATE") and Cordish Affiliate, owned all of the membership interests in Reisterstown Plaza Holdings, LLC, a Maryland limited liability company (the "HOLDING COMPANY"), which owns all of the membership interests in the Subsidiary. Subsidiary each own a portion, and collectively own all, of that certain retail/office complex commonly known as Reisterstown Road Plaza, which is located at the intersection of Reisterstown Road and Patterson Avenue, in the City of Baltimore, State of Maryland (the "PROPERTY").

       WHEREAS, Holding Company and Inland Reisterstown HC, L.L.C., a Delaware limited liability company ("INLAND AFFILIATE") have entered into a Contribution Agreement, dated July 21, 2004 (the "CONTRIBUTION AGREEMENT"), pursuant to which, among other things, Inland Affiliate was to be admitted to Holding Company as a member at the CLOSING (as that term is defined in the Contribution Agremeent.)

       WHEREAS, Closing under the Contribution Agreement has occurred on the date hereof, and, in connection with the Closing, on the date hereof, Inland Affiliate has been so admitted and has made the CAPITAL CONTRIBUTION (as that term is defined in the Contribution Agreement).

       WHEREAS, pursuant to the terms of the Contribution Agreement, Inland Affiliate has agreed, on behalf of Holding Company, to deposit, by wire transfer of immediately available funds, a portion of the Capital Contribution with Escrowee at the Closing, in an amount equal to the sum of EIGHT MILLION EIGHT HUNDRED FORTY-FIVE THOUSAND THREE HUNDRED THIRTY-THREE AND 00/100 DOLLARS ($8,845,333.00) in order to provide for the LIQUIDITY AMOUNT (as defined in Section 1 hereof).

       WHEREAS, Escrowee is willing to accept the Liquidity Amount and hold and disburse it in accordance with the terms and conditions set forth below.

       NOW, THEREFORE, for and in consideration of the premises hereto, the covenants and agreements hereinafter made, and for Ten Dollars ($10.00) in hand paid to Escrowee, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

       1. DEPOSIT AND ACCEPTANCE OF LIQUIDITY AMOUNT. Inland Affiliate, on behalf of Holding Company, hereby deposits with Escrowee, and Escrowee hereby acknowledges receipt of the sum of EIGHT MILLION EIGHT HUNDRED FORTY-FIVE THOUSAND THREE HUNDRED THIRTY-THREE AND 00/100 DOLLARS ($8,845,333.00) as the "LIQUIDITY AMOUNT." Escrowee hereby agrees to deposit the Liquidity Amount into an interest bearing account with a bank, savings and loan institution, money market account, or other depository reasonably satisfactory to Subsidiary, Cordish Affiliate and Escrowee with interest accruing for the benefit of Holding Company, except as otherwise provided herein. All interest earned on the Liquidity Amount shall be deemed part of the Liquidity Amount. The federal taxpayer identification of Holding Company is as follows: 02-1665701.

       2. RETENTION AND DISBURSEMENT OF LIQUIDITY AMOUNT. Escrowee shall retain the Liquidity Amount in the account, and shall cause the same to be disbursed therefrom as follows:


              (a) At any time after the first anniversary of the date hereof, Cordish Affiliate shall have the right and power to send a written notice to Escrowee, CR Affiliate and Subsidiary instructing Escrowee to disburse, by wire transfer pursuant to Section 4 hereof, fifty percent (50%) of the Phase 1 Liquidity Amount to the Operations Reserve and to disburse fifty percent (50%) of the Phase 1 Liquidity Amount to the Capital Reserve. Unless Subsidiary provides Cordish Affiliate, CR Affiliate and Escrowee with a written objection in accordance with the provisions of Section 2(c) hereof to such distribution within ten (10) Business Days of the effective date of such notice from Cordish Affiliate to Escrowee, Escrowee shall comply with such instructions of Cordish Affiliate on the fifteenth (15th) Business Day following the effective date of such notice from Cordish Affiliate to Escrowee. For the purposes of this Section 2.1(a), the term "PHASE 1 LIQUIDITY AMOUNT" shall mean the greater of (A) the excess, if any, of (i) the then outstanding balance of the Liquidity Amount (including all of the interest that accrued on the Liquidity Amount and decreased to the extent required under the terms of Section 2.1(c) hereof) over
(ii) fifty percent (50%) of the initial amount of the Liquidity Amount as of the date hereof, and (B) zero.


              (b) At any time after the second anniversary of the date hereof, Cordish Affiliate shall have the right and power to send a written notice to Escrowee, CR Affiliate and Subsidiary instructing Escrowee to disburse, by wire transfer pursuant to Section 4 hereof: fifty percent (50%) of the then outstanding balance of the Liquidity Amount (including all of the interest that accrued on the Liquidity Amount) to the Operations

Reserve and to disburse the then outstanding balance of the Liquidity Amount (including all of the interest that accrued on the Liquidity Amount) to the Capital Reserve. Unless Subsidiary provides Cordish Affiliate, CR Affiliate and Escrowee with a written objection in accordance with the provisions of Section
2 (c) hereof to such distribution within ten (10) Business Days of the effective date of such notice from Cordish Affiliate to Escrowee, Escrowee shall comply with such instructions of Cordish Affiliate on the fifteenth (15th) Business Day following the effective date of such notice from Cordish Affiliate to Escrowee.

              (c) If, at any time prior to the date that is ten (10) Business Days after the date that Cordish Affiliate provides Escrowee, CR Affiliate and Subsidiary with the written instructions to the Escrowee described in Sections
2 (a) or (b) hereof a timely and BONA FIDE demand by Inland Affiliate for indemnification in connection with "DAMAGES" (as that term is defined in that certain Indemnification and Guaranty Agreement, of even date herewith, (the "INDEMNIFICATION AGREEMENT") among, Cordish Affiliate, David S. Cordish, Inland Affiliate and Inland Western Retail Real Estate Trust, Inc.) suffered by any of the INLAND INDEMNIFIED PARTIES (as that term is defined in the Indemnification Agreement) has been made on Cordish Affiliate under the provisions of Sections 3.1, 3.2, 3.3, 3.4, 3.8 and/or 7 of the Indemnification Agreement (the "LIQUIDITY AMOUNT DAMAGES"), and such demand has not been paid or otherwise resolved, then Subsidiary shall have the right and power to provide Escrowee, CR Affiliate and Cordish Affiliate with a notice hereunder instructing Escrowee not to honor such written instructions of Cordish Affiliate and stating the reason or reasons for Subsidiary's instructions and containing a BONA FIDE estimate of the aggregate dollar amount of such claim. If Escrowee receives such notice from Subsidiary within ten (10) Business Days of the effective date of the notice from Cordish Affiliate described above Escrowee shall comply with said instructions of Cordish Affiliate and distribute same within fifteen (15) Business Days of the request of Cordish Affiliate, but shall treat the size of the Liquidity Amount, for purposes of determining the amount of the requested distributions, as equaling the actual Liquidity Amount LESS Subsidiary's BONA FIDE estimate of the aggregate dollar amount its claim, shall retain the balance of the Liquidity Amount in accordance with the provisions of this Agreement and shall immediately provide Cordish Affiliate and CR Affiliate with a copy of such notice from Subsidiary and the amount.

              (d)  Notwithstanding anything to the contrary contained in this
Section 2.3, Cordish Affiliate shall have the right to utilize the Liquidity Amount to pay Liquidity Amount Damages. If at any time Cordish Affiliate is obligated to pay Liquidity Amount Damages, Cordish Affiliate may direct the Escrowee by written notice to Escrowee, CR Affiliate and Subsidiary, to pay such Liquidity Amount Damages from the Liquidity Amount. Unless Subsidiary provides Cordish Affiliate, CR Affiliate and Escrowee with a written objection to such payment, which objection shall state the reason or reasons for such objection, within ten (10) Business Days of the effective date of the notice from Cordish Affiliate to Escrowee, Escrowee shall comply with such instructions of Cordish Affiliate on the fifteenth (15th) Business Day following the effective date of such notice from Cordish Affiliate to Escrowee. However, if Escrowee receives such notice from Subsidiary within ten (10) days of the effective date of the notice from Cordish Affiliate described above, Escrowee shall not comply with said instructions of Cordish Affiliate and shall immediately provide Cordish Affiliate and CR Affiliate with a copy of such notice from Subsidiary.

              (e) At the joint request and instructions of Cordish Affiliate, CR Affiliate and Subsidiary, Escrowee shall distribute the Liquidity Amount in accordance with such instructions, accept, in lieu thereof alternative collateral, such as a letter of credit or a portfolio of pledged bonds, and enter into an amendment to this Agreement that governs the disbursement of such alternative collateral, which amendment shall be reasonably acceptable to Cordish Affiliate, CR Affiliate, Subsidiary and Escrowee.

              (f) From time to time, Subsidiary may give notice (a "DEMAND NOTICE") to Cordish Affiliate, CR Affiliate and Escrowee specifying in reasonable detail the nature and dollar amount of any claim against Cordish Affiliate for Liquidity Amount Damages accompanied by documentary evidence that such claim has been reduced to a final, non-appealable judgment by a court of competent jurisdiction (or a final, non-appealable arbitrators' finding) and that such claim has been unsatisfied for a period in excess of forty-five (45) days (a "CLAIM"). Among other things, such documentary evidence shall include, but shall be not be limited to a true copy of the order of a court of competent jurisdiction (or final arbitrators' finding) and an opinion by independent counsel for Subsidiary to the effect that the order (or arbitrators finding) is final, non-appealable and unsatisfied for a period in excess of forty-five (45) days from the date of finality of the judgment or finding.

              (g) If Cordish Affiliate gives notice to Subsidiary, CR Affiliate and Escrowee disputing any of the material factual statements with respect to a Claim as set forth in a Demand Notice (a "COUNTER NOTICE") within thirty (30) days following receipt by Escrowee of the Demand Notice regarding such Claim, such Claim shall be resolved as provided in Section 3 hereof. Upon receipt of a Counter Notice, Escrowee shall immediately provide Subsidiary and CR Affiliate with a copy of the Counter Notice.

              (h) If a Counter Notice is not received by Escrowee within such thirty (30) day period, then the dollar amount of the Liquidity Amount Damages set form in the Demand Notice shall be deemed established for purposes of this Agreement and, during the period that begins on the fortieth (40th) day following the date Escrowee received the Demand Notice and ends on at the forty-fifth (45th) day following the date Escrowee received the Demand Notice, Escrowee shall pay to Subsidiary the dollar amount claimed in the Demand Notice from (and only to the extent of) the Liquidity Amount and shall promptly notify Cordish Affiliate and CR Affiliate of such payment.

              (i) If a Counter Notice is given with respect to a Claim, Escrowee shall make payment with respect thereto only in accordance with: (A) joint written instructions of Subsidiary, CR Affiliate and Cordish Affiliate; or
(B) the dispute resolution procedures set forth in Section 3 hereof.

       3. DISPUTE - ESCROWEE RIGHTS. In the event either party objects to the disbursement of all or any part of the Liquidity Amount as provided above, Escrowee shall notify Subsidiary, Cordish Affiliate and CR Affiliate of such dispute and shall hold the Liquidity Amount in escrow pending resolution of such objection by mutual agreement of the parties or by arbitration of same pursuant to the provisions of Section 6 hereof. After the disbursement of the full amount of the Liquidity Amount under the terms of this Agreement, Escrowee's duties and obligations hereunder shall cease. In the event of any dispute regarding disbursement of the Liquidity Amount, the party ultimately receiving the Liquidity Amount after resolution of such dispute shall be entitled to receive from the other party all the prevailing party's costs and expenses incurred in connection with the resolution of such dispute including, without limitation, all arbitration, court costs and reasonable attorney's fees.

       4. WIRE INSTRUCTIONS. Any part of the Liquidity Amount to be disbursed to the Operations Reserve shall be disbursed by wire transfer of immediately available funds in accordance with the wire instructions attached hereto as EXHIBIT "A." Any part of the Liquidity Amount to be disbursed to the Capital Reserve shall be disbursed by wire transfer of immediately available funds in accordance with the wire instructions attached hereto as EXHIBIT "B." Any part of the Liquidity Amount to be disbursed to Subsidiary shall be disbursed by wire transfer of immediately available funds in accordance with the wire instructions attached hereto as EXHIBIT "C." To the extent that any of the attached wiring instructions require Escrowee to notify a person or party by telephone or fax of such wire, the amount of such wire, the date and time of the sending of such wire and the Fed Reference Number for such wire, Escrowee shall comply with such instructions. Cordish Affiliate shall have the right, from time to time, to change the wire instructions applicable for disbursements into the Operations Reserve by Notice to the other parties hereto. CR Affiliate shall have the right, from time to time, to change the wire instructions applicable for disbursements to CR Affiliate by Notice to the other parties hereto. Subsidiary shall have the right, from time to time, to change the wire instructions applicable for disbursements to Subsidiary by Notice to the other parties hereto. Any such change of wire instructions by a party hereto or CR Affiliate shall become effective five (5) Business Days after the effective date of such Notice to Escrowee.

       5.     REPRESENTATIONS AND WARRANTIES.

              5.1. Cordish Affiliate hereby represents and warrants to Subsidiary and Escrowee as follows:

                     (a) Cordish Affiliate is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Maryland. Cordish Affiliate has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

                     (b) Cordish Affiliate has all requisite power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and thereunder. The execution and delivery by Cordish Affiliate of this Agreement and the consummation by Cordish Affiliate of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Cordish Affiliate. This Agreement has been duly and validly executed and delivered by Cordish Affiliate and constitutes a valid and binding obligation of Cordish Affiliate, enforceable against it in accordance with its terms.

                     (c) Neither the execution and delivery by Cordish Affiliate of this Agreement nor the consummation by Cordish Affiliate of the transactions contemplated hereby and thereby, will: (i) conflict with or violate any provision of the organizational documents of Cordish Affiliate, (ii) require on the part of Cordish Affiliate any filing with, or permit, authorization, consent or approval of, any third party, (iii) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which Cordish Affiliate is a party or by which it is bound or to which its assets are subject, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Cordish Affiliate or any of its properties or assets.

              5.2. Each Subsidiary hereby represents and warrants to Cordish Affiliate and Escrowee as follows:

                     (a) Subsidiary is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Maryland and is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification. Subsidiary has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

                     (b) Subsidiary has all requisite power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and thereunder. The execution and delivery by Subsidiary of this Agreement and the consummation by Subsidiary of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Subsidiary. This Agreement has been duly and validly executed and delivered by Subsidiary and constitutes a valid and binding obligation of Subsidiary, enforceable against it in accordance with its terms.

                     (c) Neither the execution and delivery by Subsidiary of this Agreement nor the consummation by Subsidiary of the transactions contemplated hereby and thereby, will: (i) conflict with or violate any provision of the organizational documents of Subsidiary, (ii) require on the part of Subsidiary any filing with, or permit, authorization, consent or approval of, any third party, (iii) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which Subsidiary is a party or by which it is bound or to which its assets are subject, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Subsidiary or any of its properties or assets.

              5.3. Escrowee hereby represents and warrants to Cordish Affiliate and Subsidiary as follows:

                     (a) Escrowee is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses requires such qualification. Escrowee has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

                     (b) Escrowee has all requisite power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and thereunder. The execution and delivery by Escrowee of this Agreement and the consummation by Escrowee of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Escrowee. This Agreement has been duly and validly executed and delivered by Escrowee and constitutes a valid and binding obligation of Escrowee, enforceable against it in accordance with its terms.

                     (c) Neither the execution and delivery by Escrowee of this Agreement nor the consummation by Escrowee of the transactions contemplated hereby and thereby, will: (i) conflict with or violate any provision of the organizational documents of Escrowee, (ii) require on the part of Escrowee any filing with, or permit, authorization, consent or approval of, any third party,
(iii) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which Escrowee is a party or by which it is bound or to which its assets are subject, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Escrowee or any of its properties or assets.

       6. ARBITRATION. In the event that any dispute shall arise between or among the parties hereto with respect to the application of any of the provisions of this Agreement, and such dispute is not resolved to the satisfaction of the parties hereto within twenty (20) days after the a party hereto shall notify the other parties hereto in writing of its desire to arbitrate the dispute (the "ARBITRATION NOTICE"), then the dispute shall be resolved in accordance with the Commercial Arbitration Rules of the American Arbitration Association then pertaining. The decision of the arbitrator shall be binding, final and conclusive on the parties. Unless the parties otherwise agree, such arbitration proceedings shall be conducted in Baltimore, Maryland. The arbitrator shall be selected by the American Arbitration Association in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The fees of the arbitrator and the expenses incident to the proceedings shall be borne by the losing party. The decision of the arbitrator shall be rendered within thirty (30) days after the conclusion of the arbitration. A judgment of a court of competent jurisdiction may be entered upon the award of the arbitrator in accordance with the rules and statutes applicable thereto then obtaining. The parties hereto agree that the arbitrator may order and compel specific performance.

       7. VENUE. Any lawsuit, action, or proceeding arising under this Agreement that is not subject to arbitration shall, to the extent there is federal jurisdiction over the parties and subject matter, be brought exclusively in the Northern Division of the United States District Court for the District of Maryland. In the event federal jurisdiction does not exist, such lawsuit, action or proceeding shall be brought in the Circuit Court for Baltimore County, Maryland.

       8. COOPERATION/CONFLICT WITH CONTRIBUTION AGREEMENT. Subsidiary shall reasonably cooperate with the efforts of Cordish Affiliate to satisfy the conditions of the disbursement of the Liquidity Amount and shall not unreasonably withhold any approval or issuance of any distribution direction requested by Cordish Affiliate hereunder. In the event of a conflict between the provisions of the Contribution Agreement and the provisions of this Agreement, the provisions of this Agreement shall control. To the extent Subsidiary is obligated to pay any cost and expense in connection with this Agreement, such cost and expense shall not be paid or reimbursed from the Operations Reserve.

       9. COSTS OF ADMINISTRATION AND SUCCESSORS AND ASSIGNS. The costs of administration of this Agreement by Escrowee shall be shared fifty percent (50%) by Cordish Affiliate and fifty percent (50%) by Subsidiary. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, principals, successors and assigns and shall be governed and construed in accordance with the laws of the State of Illinois.

       10. NOTICES. All notices, demands, consents, approvals, requests or other communications which any of the parties to this Agreement or CR Affiliate may desire or be required to give hereunder (collectively, "NOTICES") shall be in writing and shall be given by personal delivery, nationally recognized next day delivery service (delivery charges prepaid, return receipt requested) or United States registered or certified mail (postage prepaid, return receipt requested) addressed as hereinafter provided. Except as otherwise specified herein, the effective date of any Notice (I.E., the date a party shall be deemed to have received such Notice), shall be the earliest to occur of: (a) if by personal delivery, the date of receipt, or attempted delivery, if such communication is refused; (b) if by nationally recognized next Business Day delivery service (as aforesaid), the next Business Day after delivery to such service; and (c) if sent by mail (as aforesaid), five (5) Business Days after posting. Until further notice, notices and other communications under this Agreement shall be addressed to the parties and CR Affiliate listed below as follows:

If to Cordish Affiliate:       RRP Investors, LLC
                               c/o The Cordish Company
                               601 East Pratt Street, Sixth Floor
                               Baltimore, Maryland 21202
                               Attn: David S. Cordish
with a copy to:                RRP Investors, LLC
                               c/o The Cordish Company
                               601 East Pratt Street, Sixth Floor
                               Baltimore, Maryland 21202
                               Attn: General Counsel

If to Subsidiary:              Reisterstown Plaza Associates, LLC
                               RRP Hecht, LLC
                               c/o Inland Western Retail Real Estate Trust, Inc.
                               2901 Butterfield Road
                               Oak Brook, Illinois 60523
                               Attention: Chief Financial Officer

with a copy to:                Charles J. Benvenuto, Esq.
                               2901 Butterfield Road
                               3rd Floor
                               Oak Brook, Illinois 60523

If to Escrowee:                Chicago Title Insurance Company
                               171 North Clark Street
                               Chicago, Illinois 60601
                               Attention: Nancy Castro

If to CR Affiliate:            CR Reisterstown Plaza, LLC
                               1427 Clarkview Road
                               Suite 500
                               Baltimore, Maryland 21209

with a copy to:                CR Reisterstown Plaza, LLC
                               1427 Clarkview Road
                               Suite 500
                               Baltimore, Maryland 21209
                               Attention: General Counsel

Any party hereto or CR Affiliate may designate another addressee (and/or change its address) for Notices hereunder by a Notice given pursuant to this Section to each of the other parties hereto and CR Affiliate.

WHEN DELIVERING A NOTICE PURSUANT TO THIS AGREEMENT, ESCROWEE AND SUBSIDIARY SHALL CONTEMPORANEOUSLY DELIVER A COPY OF SUCH NOTICE TO CR AFFILIATE AT THE NOTICE ADDRESSES OF CR AFFILIATE CONTAINED IN THIS SECTION 10 BY THE SAME MANNER OF DELIVERY OF SUCH NOTICE.

       11. HEADINGS. The captions and section headings contained in this Agreement are for convenience of reference only and shall not be considered in any interpretation of the provisions of this Agreement.

       12. REPORTING. Escrowee agrees to deliver to Subsidiary and Cordish Affiliate, on a monthly basis, a copy of the bank statement of account of the Liquidity Amount. Such monthly statements shall be delivered to Cordish Affiliate at its notice address and to Subsidiary: Inland Western Retail Real Estate Trust, Inc., 2901 Butterfield Road, Oak Brook Illinois 60523, attention Steven Grimes, CFO (telephone: 630-218-8000; facsimile: 630-218-4900).

       13. AMENDMENTS/THIRD PARTY BENEFICIARY. EXCEPT AS OTHERWISE HEREIN PROVIDED, ANY AND ALL AMENDMENTS, MODIFICATIONS, ADDITIONS OR DELETIONS TO THIS AGREEMENT SHALL BE NULL AND VOID UNLESS APPROVED IN ADVANCE BY THE PARTIES HERETO IN WRITING. THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT CORDISH AFFILIATE MAY NOT ENTER INTO OR CONSENT TO ANY AMENDMENTS, MODIFICATION, ADDITIONS OR DELETIONS TO THIS AGREEMENT UNLESS IT OBTAINS THE PRIOR WRITTEN CONSENT THERETO FROM CR AFFILIATE. CR AFFILIATE IS A THIRD PARTY BENEFICIARY OF THIS AGREEMENT. In the event that any party hereto fails to comply with any of the terms and provisions of this Agreement, CR Affiliate shall have the right to initiate and prosecute an arbitration proceeding against such party to enforce the provisions of this Agreement (including court actions to enforce or challenge any findings) solely to the extent that such provisions directly effect the economic rights and interests of CR Affiliate. The provisions of Sections 6, 7, 15, 17 and 18 shall apply to such proceeding as if CR Affiliate was a party to this Agreement.

       14. INTEGRATION. With the exception of the Contribution Agreement and the Indemnity Agreement and the ESCROW AGREEMENT, the LEASING AGREEMENT and the OPERATING AGREEMENT (as those terms are defined in the Contribution Agreement) and any and all agreements executed in connection with any such agreement, this Agreement encompasses, replaces, integrates and supercedes any and all other negotiations, discussions, offers, promises, arrangements and agreements between the parties hereto relating to the Property.

       15. INVALID PROVISIONS. This Agreement shall be construed, as to execution, interpretation and enforcement, in accordance with the laws of the State of Maryland. If any term, condition or provision of this Agreement shall be declared invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect and shall be valid and enforceable to the fullest extent permitted by law.

       16. ATTRIBUTION OF DRAFTING. This Agreement shall be deemed to have been drafted jointly by the parties and any uncertainty or ambiguity shall not be construed for or against either party as an attribution of drafting of either party.

       17. ATTORNEY FEES. Subject to the provisions of Section 6 hereof, if either Subsidiary or Cordish Affiliate brings suit or other legal proceedings to enforce the provisions of this Agreement against the other, then the party prevailing in such suit or proceeding shall be reimbursed by the other for all reasonable attorneys' fees and litigation costs and expenses incurred by the prevailing party in connection with such suit or proceeding.

       18. WAIVER OF JURY TRIAL. Subject to the provisions of Section 6 hereof, Subsidiary and Cordish Affiliate do hereby waive trial by jury in any action, suit, proceeding, and/or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Agreement any claim of injury or damage, and/or statutory remedy.

       19. GOOD FAITH AND FAIR DEALING. The parties covenant and agree each to the other that its conduct under this Agreement, and the interpretation and enforcement of the provisions hereof, shall be characterized by good faith and fair dealings so that the objectives of each party as set forth in this Agreement may be achieved.

       20. COUNTERPARTS. This Agreement may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories of the original or the same counterpart. Furthermore, the signatures from one counterpart may be attached to another to constitute a fully executed original. The Agreement may be executed by facsimile.

       21. TIME OF THE ESSENCE. Time is of the essence with regard to the parties obligations under this Agreement.

       22. SURVIVAL PERIOD IN CONTRIBUTION AGREEMENT. Section 2 of the Indemnification Agreement provides that the representations, warranties, covenants or agreements made in the Contribution Agreement shall survive the Closing Date for the periods provided therein. Nothing in this Agreement shall be interpreted as modifying the survival period of such representations, warranties, covenants or agreements.

       23. BUSINESS DAY. The term "BUSINESS DAY" means any day other than Saturday, Sunday or any other day on which commercial banks or savings and loan associations are required or authorized by law to close in New York City.

       24. JOINT SEVERAL OBLIGATIONS, ETC. OF SUBSIDIARY. Each of the obligations hereunder of RPA and RRP Hecht are joint and not several obligations of the RPA and RRP Hecht. In the event that RPA and RRP Hecht provide Cordish Affiliate with conflicting instructions, directions or approvals, Cordish Affiliate shall follow the instructions, directions and approvals of RPA and disregard the instructions, directions and/or approvals of RRP Hecht. RRP Hecht hereby irrevocably appoints and empowers RPA to administer this Agreement on its behalf as its agent. Only the signature of RPA shall be necessary to bind the Subsidiary hereunder. In the event of a conflict between the other provisions of this Agreement and the provisions of this Section 24, the provisions of this Sections 24 shall control.

                             SIGNATURES ON NEXT PAGE

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

       IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed and delivered, under seal, as of the day and year first above written.

WITNESS/ATTEST:                CORDISH AFFILIATE:

                               RRP INVESTORS, LLC,
                               a Maryland limited liability company


/s/ [ILLEGIBLE]                By: /s/ Glenn Weinkes             (SEAL)
-----------------                 -------------------------------
                                  Glenn Weinkes, Authorized Person

                               SUBSIDIARY:

                               REISTERSTOWN PLAZA ASSOCIATES, LLC,
                               a Maryland limited liability company


/s/ [ILLEGIBLE]                By: /s/ [ILLEGIBLE]               (SEAL)
-----------------                 -------------------------------
                               Name:  [ILLEGIBLE]
                                      ---------------------------
                               Title: [ILLEGIBLE]
                                      ---------------------------

                               RRP HECHT, LLC,
                               a Maryland limited liability company


/s/ [ILLEGIBLE]                By: /s/ [ILLEGIBLE]               (SEAL)
-----------------                 -------------------------------
                               Name:  [ILLEGIBLE]
                                      ---------------------------
                               Title: [ILLEGIBLE]
                                      ---------------------------

                               ESCROWEE:

                               CHICAGO TITLE INSURANCE COMPANY, a
                               New York corporation


/s/ [ILLEGIBLE]                By: /s/ Nancy R. Castro           (SEAL)
-----------------                 -------------------------------
                               Title: AVP
                                      ---------------------------
                               Name:  NANCY R. CASTRO
                                      ---------------------------

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